UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Allstate Proxy Statement

Notice of 2026
Annual Meeting and
Proxy Statement, and
2025 Annual Report.
Allstate exists to empower customers with protection, create economic value for our shareholders, opportunity for our team and improve communities.

Our Shared
Purpose
As the good hands...
We empower customers with
protection to help them achieve their hopes and dreams.
We provide affordable, simple and
connected protection solutions.
We create economic value for shareholders, opportunity for our team and improve communities.

Our values

Integrity is non-negotiable.	Inclusive Diversity leverages differences.	Collective Success prioritizes enterprise outcomes.

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Letter from Chair, President & CEO

Fellow Shareholders,

Allstate served all four stakeholders well in 2025. Customers received greater value and were more satisfied. Shareholders benefited from growth, profitability, a higher share price, dividends and repurchasing stock. Employees are more connected and highly engaged. The Allstate Foundation improved communities.

Allstate is creating the future, not simply following trends. A customer-focused strategy and strong execution will empower customers with low-cost protection. This strengthens Allstate’s competitive position, generates shareholder returns and expands employee opportunity. Together we make a difference in the world!
Living Our Shared Purpose
Our Shared Purpose enables us to be a purpose-driven company powered by purpose-driven people. Balancing different stakeholders is challenging but essential to be an enduring enterprise.
•Customers are the reason we exist and deserve exceptional value. Customer satisfaction increased by improving interactions, including helping 7.8 million auto and homeowners insurance customers reduce their premiums by an average of 17%. Policies in force grew by 3% in 2025, including a return to growth in property-liability policies.
•Shareholders entrust us to generate returns for their futures. Strong execution of the multi-year Transformative Growth plan delivered net income of $10.2 billion and a 42% return on equity in 2025. Total shareholder return was 10.1%, outperforming proxy peers’ performance of 7.2%. Common dividends were increased by 8.7%, and 2.3% of shares outstanding were repurchased.
•Employee connectivity improved and a distributed work environment resulted in outstanding engagement ratings.
•The Allstate Foundation strengthened communities by supporting youth empowerment and victims of relationship abuse through thousands of nonprofits.
A Comprehensive Growth Strategy
Allstate’s strategy is to grow market share in property-liability insurance and expand protection offerings. Enterprise policies in force increased to 210.9 million from 185.2 million over the last three years.

Increase personal property-liability market share
Allstate
NATIONAL GENERAL an Allstate company
Answer financial
Leveraging Allstate brand, customer base and capabilities
Allstate PROTECTION PLANS
Allstate DEALER SERVICES
Expand protection services
Allstate IDENTITY PROTECTION
Allstate ROADSIDE
arity

The Allstate Corporation | AllstateInvestors.com	1

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Transformative Growth is Working
Transformative Growth – launched six years ago – enhanced competitiveness by lowering costs, introducing new products, expanding customer access and leveraging technology. Homeowners insurance countrywide market share increased in 2025, and auto insurance market share grew in 29 states. Further expanding and improving distribution and increasing customer retention should accelerate market share growth, raising earnings and shareholder returns.
Personal lines new business

2019				2025

	—	Broadest distribution in industry	à

5.5 million	—	2x higher	à	11.6 million

Exclusive agent	Independent agent	Direct
Protection is Expanding
Protection Services has over 170 million policies in force protecting electronics, mobile devices, appliances, auto breakdowns and identities. Revenues surpassed $3.5 billion in 2025 with distribution through major retailers, auto dealers, benefit brokers and directly by the company.
•Protection Plans extended contracts with Walmart, Home Depot and Costco, and expanded in Europe and Asia.
•Roadside Services leveraged a “gig” fulfillment network and technology to improve response time and customer satisfaction at a lower cost.
•Identity Protection expanded its offerings to include digital scams, which cost Americans over $10 billion annually.
•Arity provides crash detection to over 50 million drivers, enhanced analytical tools to insurance companies and expanded into mobility intelligence by acquiring 49% of Replica.
Employees are Engaged
We have a highly engaged and connected team of 53,000 employees serving customers and building the future. Employee engagement is exceptional at 86% and connectivity across the company improved by 6 points to 74% in 2025. The five parts of the Employee Value Proposition work!

Paired programming increased employee development and satisfaction while improving quality by 180% over the last two years.

2	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Strong Capital Resources
Allstate is disciplined in deploying capital, taking risks and seeking returns with an enterprise approach. For example, in 2024, equity investments were lowered when auto profits declined and then increased in 2025 when auto profits increased. Allstate’s capital level exceeds our target due to strong earnings and the opportunistic sale of the Employer Voluntary Benefits and Group Health businesses for $3.1 billion.
This strong capital position supports organic growth and leveraging capabilities through investments, acquisitions and cash distributions to shareholders. In February of 2026, the quarterly common dividend was increased by 8% and a new $4 billion share repurchase program was approved.

Share repurchases and dividends over the last decade equal 99% of Allstate’s 2015 market capitalization.

Seizing the Artificial Intelligence Opportunity
Allstate is aggressively integrating artificial intelligence (AI) to improve operations and enable employees. AI now:
•Codes 34% of software
•Reduces customer billing escalations by 50%
•Creates or reviews almost 10 million customer e-mails annually
We are also building Allstate’s Large Language Intelligent Ecosystem (ALLIE) to reimagine customer value using an integrated set of AI agents. ALLIE will require significant business process redesign and development of “new” AI-enabled jobs.

Operating with Agility
Allstate’s technology transformation is setting new standards.
•Top-Tier Productivity: Our workplace transformation, recognized by the 2025 Tony Hsieh Award, has elevated employee productivity to levels typically seen at top Silicon Valley tech firms.
•A Blueprint for Innovation: A Forbes case study highlighted our technology platform as the blueprint legacy enterprises need to achieve.

Increasing Trust
Engagement in societal issues must support customer value and business priorities. We are focused on three areas: the impact of severe weather, consumer privacy and increasing trust.
Trust has declined significantly over the last two decades. Americans’ trust in the U.S. government to “do the right thing most of the time” has declined from 50% to 20%, when trust is the foundation for democracy. Increasing trust is also important to Allstate since customer trust is critical to our value proposition. A web of negativity inhibits rebuilding trust, with net negative messaging in America equal to a $100 billion advertising campaign of “us against us by us,” more than spent annually by the top 15 advertisers.
We cannot increase trust by ourselves but are mobilizing others to rebuild community relationships and amplify positive progress. Authentic trust is about mutual respect, predictability and reciprocity. This does not mean ignoring issues or disagreements, but simply listening.
Our Trust in Practice Awards will support community organizations that use volunteering and civic engagement to build relationships and improve trust. Two-thirds of Americans volunteer and 74% feel optimistic about their community. Over 3,000 organizations submitted 1,600 proposals requesting $800 million for $5 million in grants. Clearly there is great demand for improving trust!

Allstate was named one of the world’s Most Ethical Companies for the 12th consecutive year by the Ethisphere Institute.

The Allstate Corporation | AllstateInvestors.com	3

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Exceptional Team
Senior leaders are talented, experienced and focused on collective success. Nine hundred exceptional leaders execute business priorities critical to success.
Our Board of Directors provides comprehensive oversight, guidance and wisdom. We thank Gregg Sherrill, our retiring Lead Director, for making us a better company.

Allstate was ranked in the 250 best managed companies for the 9th consecutive year by The Wall Street Journal and Drucker Institute.

Creating the Future
Allstate will continue making people’s lives better by serving customers, generating shareholder value, expanding employee opportunity and strengthening communities.
It is an honor to help Allstate make a difference.

Tom Wilson
Chair, President and CEO

4	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Letter from Independent Directors

Allstate’s Shareholders,

Thank you for entrusting us to oversee the long-term sustainability and growth of Allstate. Transparency and accountability are at the heart of our work as independent directors.

In 2025, Allstate delivered outstanding results while protecting customers’ cars, homes, personal devices and identities. Allstate advanced the Transformative Growth plan by enhancing customer value, growing policies in force and generating strong returns for shareholders. This letter highlights the Board’s oversight and achievements during the past year.

Strategic and Operational Oversight
Advancing Transformative Growth
Transformative Growth continues to improve customer value, strengthen competitiveness and support long‑term profitable growth. In 2025, the company:
•Grew policies in force to 211 million, reflecting broader customer reach
•Improved auto and homeowners insurance affordability while maintaining returns; the SAVE program reduced 7.8 million insurance customers’ premiums an average of 17%
•Reduced operating expenses through digitization and process improvements
This improves customer value and affordability with enhanced products and digital experiences. Combined with investments in marketing, these changes position Allstate to accelerate profitable growth.
Artificial Intelligence (AI) Governance
Allstate is focused on reimagining customer value and the Board is engaged in the implementation of Allstate’s AI strategy, including:
•Expansion of generative AI for existing practices
•Implementation of Allstate’s Large Language Intelligent Ecosystem (ALLIE) using agentic AI
•Overseeing expansion of Allstate’s AI Governance Framework to drive rapid, safe and responsible AI utilization, consistent with evolving legal and regulatory requirements
•Evaluation of AI deployment using Allstate’s Enterprise Risk and Return Management Framework
•The Risk and Return Committee oversees AI governance, with support from the full Board
Capital Strength and Shareholder Returns
•In 2025, Allstate completed the sale of the Employee Voluntary Benefits and Group Health businesses for $3.1 billion, realizing a gain of $1.6 billion and returned over $2.2 billion to shareholders through share repurchases and dividends.
•In the first quarter of 2026, the Board approved an increase in common shareholder dividends to $1.08 per share and a $4.0 billion authorization to repurchase shares.
These actions reinforce Allstate’s commitment to disciplined capital allocation and long-term value creation.

The Allstate Corporation | AllstateInvestors.com	5

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Corporate Governance and Board Refreshment
Allstate’s directors bring a mix of skills, experiences, and perspectives to Board oversight. The Nominating, Governance and Social Responsibility Committee and the Board regularly evaluate board refreshment and director succession planning. Notable developments include:
•In November 2025, Rich Hume succeeded Gregg Sherrill as Lead Director, following Gregg’s retirement after eight years of Board service and four years as Lead Director. We are grateful for Gregg’s leadership and strategic insight. Rich brings deep technology and governance experience from his tenure as CEO of TD SYNNEX and his collaborative approach strengthens Board dialogue.
•Judy Sprieser will retire from the Board at the 2026 Annual Meeting and is not standing for re-election. Judy’s strategic and financial expertise and wisdom have made Allstate a better company.
•The Board uses an executive search firm to identify new director candidates to have the right mix of skills and expertise to serve shareholders.
Management and directors proactively engaged with shareholders three times during the year to discuss operating performance, strategy, corporate governance, board composition and executive compensation. These conversations confirm strong support for the Board’s practices, transparency and responsiveness.

Shareholders that hold 35% of our outstanding shares were engaged in 2025

Human Capital and Succession Planning
The Board oversees senior leadership talent development and succession planning, which are essential to achieving Our Shared Purpose and driving sustainable business results.
•Executive succession was discussed multiple times in 2025 during joint sessions of the Compensation and Human Capital Committee and the Board, and in executive sessions of the Board
•In October, the company announced organizational and leadership changes to advance Transformative Growth, leverage artificial intelligence and expand senior leadership experience and capabilities
The Board has direct and regular exposure to senior leaders, providing independent directors with insights into character and experience, and supporting senior leadership development.
We remain committed to generating attractive returns for shareholders and ensuring Allstate is well-positioned for long-term success.
Sincerely,

Independent Directors	Donald E. Brown	Siddharth N. (Bobby) Mehta	Judith A. Sprieser
	Kermit R. Crawford	Maria R. Morris	Perry M. Traquina
	Richard T. Hume	Jacques P. Perold	Monica J. Turner
	Margaret M. Keane	Andrea Redmond

6	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Notice of 2026
Annual Meeting of Shareholders

Items of Business	Board Recommendation	See Pages

Item 1 Election of 11 Directors	FOR each nominee	15-45 à

Item 2 Say-On-Pay: Advisory Vote on the Compensation of the Named Executives	FOR	46-91 à

Item 3 Ratification of Appointment of Deloitte & Touche LLP as Allstate’s Independent Registered Public Accountant for 2026	FOR	92-95 à

Item 4 Shareholder Proposal: Report on use of ESG and DEI Metrics in Executive Compensation	AGAINST	96-98 à

In addition, any other business properly presented may be acted upon at the meeting.
By Order of the Board,
Julie Cho
Secretary
April 10, 2026
How to Vote in Advance
Your vote is important. Please vote as soon as possible by one of the methods shown below. Make sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the instructions. You may also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALL2026, entering your control number and following the instructions.

By Telephone	By Internet
In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.	You can vote your shares online at proxyvote.com.

By Mail	By Tablet or Smartphone
You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.	You can vote your shares with your tablet or smartphone by scanning the QR code.

Date and Time
May 22, 2026, at 11:00 a.m. Central Time. Admission to the webcast begins at 10:30 a.m. Central Time.
Virtual (Online Only)
www.virtualshareholdermeeting.
com/ALL2026
Record Date
March 23, 2026. Each share of common stock is entitled to one vote for each director candidate and one vote for each of the other proposals.
Participation
Shareholders who wish to participate in the meeting should review pages 102-105.
Date of Mailing
On or about April 10, 2026, these proxy materials and annual report will be mailed or made available to shareholders and to participants in the Allstate 401(k) Savings Plan.

Important notice regarding the
availability of proxy materials for
the shareholder meeting to be
held on May 22, 2026
The Notice of 2026 Annual Meeting
and Proxy Statement and the
means to vote by Internet, and the
2025 Annual Report, are available
at proxyvote.com.

The Allstate Corporation | AllstateInvestors.com	7

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

WHERE TO FIND

2025 Financial Highlights	10	Responsible AI Governance	40	Peer Benchmarking	53

Board Capabilities Overview	17	Shareholder Engagement	42	Compensation Decisions for 2025	61

Board Leadership Overview	31	Compensation Governance Best Practices	49	Other Elements of Compensation	65

8	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

About Allstate
Our Shared Purpose
We empower customers with affordable, simple and connected protection to help them achieve their hopes and dreams. Protecting customers enables us to create economic value for shareholders, create opportunity for our team and improve communities.
What We Do
The Allstate Corporation (NYSE: ALL) protects people from life’s uncertainties with a wide array of protection for autos, homes, electronic devices and identities. Products are available through a broad distribution network including Allstate agents, independent agents, major retailers, online and at the workplace. Allstate has 211 million policies in force and is widely known for the slogan “You’re in Good Hands with Allstate.”

Increase personal property-liability market share

Allstate®

NATIONAL GENERAL®
an Allstate® company

Answer financial®

Leveraging Allstate brand, customer base and capabilities

Allstate® PROTECTION PLANS

Allstate® DEALER SERVICES

Expand protection services

Allstate® IDENTITY PROTECTION

Allstate® ROADSIDE

arity®

Allstate at a Glance

211 million policies in force	53,000 employees	27,400 Allstate exclusive agents and licensed sales professionals

2,200 direct sales representatives	58,700 independent agent locations	15,000+ retail stores distributing Allstate Protection Plans

The Allstate Corporation | AllstateInvestors.com	9

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

2026 Operating Priorities

Accelerate Transformative Growth Execution

Deploy Allstate's Large Language Intelligent Ecosystem

Achieve 2026 Operating Plan Goals for Growth, Profitability, Capital Management and Strategy

Strengthen Organizational Capabilities, Talent and Engagement

2025 Financial Highlights

$67.7B Revenue	$10.2B Net Income

$9.3B Adjusted Net Income*	$38.06 Net Income Per Diluted Common Share

42.3% Net Income Return on Allstate Common Equity	$108.45 Book Value Per Common Share

*    Measures used in this proxy statement that are not based on generally accepted accounting principles (non-GAAP) are denoted with an asterisk (*). For definitions of these terms, please see the definitions of non-GAAP measures on pages 106-109.

Total Shareholder Returns for 1 Year, 3 Year and 5 Year

10	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Voting Roadmap

Item 1
Election of 11 Directors
•All candidates are highly successful executives with relevant skills and expertise
•Average tenure of independent director nominees is eight years, and 10 out of 11 director candidates are independent
•All nominees have broad leadership experience

Voting Recommendation The Board recommends a vote FOR each director nominee.
See pages 15-45 for further information à

Thomas J. Wilson Chair, President and CEO of The Allstate Corporation

  Andrea Redmond
Former Managing Director of Russell Reynolds Associates Inc.
  Kermit R. Crawford
Former President and COO of Rite Aid Corporation
  Siddharth N. (Bobby)
Mehta
Former President and CEO of TransUnion
  Jacques P. Perold
Former President of Fidelity Management & Research Company LLC

Balanced Tenure

4

members with
≤5 years tenure

3

members with
6-10 years tenure

4

members with
>10 years tenure

  Maria R. Morris
Former EVP and
Head of Global Benefits of MetLife, Inc.
  Monica J. Turner
President, Strategic Growth Capabilities of The Procter and Gamble Company
  Donald E. Brown
CFO of Viridon Inc.
  Margaret M. Keane
CEO of Cisive Inc.
  Perry M. Traquina
Former Chairman, CEO and Managing Partner of Wellington Management Company LLP

Richard T. Hume Lead Director Former CEO of TD SYNNEX Corporation

The Allstate Corporation | AllstateInvestors.com	11

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

A Closer Look at Our Director Nominees
Director Nominee Composition
Board Independence

Directors with CEO or President
Leadership Experience
Gender and/or Racial/Ethnic Diversity

Female 4 Directors Black/ African- American 3 Directors Asian 1 Director

Diversity of Skills and Experience Advance our Strategy
Our directors possess highly relevant skills to effectively oversee management’s execution of Allstate’s strategic priorities.

Enterprise Oversight	Industry Expertise	Technical Expertise	Corporate Governance

Strategy Development	Insurance and Financial Services	Technology and Cybersecurity	Succession and Human Capital

Customer Focus	Investments	Regulatory Affairs	Shareholder Advocacy

Operational Execution	Risk Management	Financial	Societal Engagement

Ongoing Board Refreshment and Board Leadership Succession
All Board members have a broad set of capabilities. Board member selection also considers unique expertise and committee chairs are rotated to refresh Board practices.

Recent Board Additions – Unique Expertise

		Monica Turner - operational leadership and customer focus

	Donald Brown - financial and accounting expertise

			Maria Morris - insurance industry experience and strategic expertise	Gregg Sherrill retires Richard Hume elected as new Lead Director

	Richard Hume - technology expertise

2020	2022	2023	2025	2026

Board roles are rotated to refresh practices. In 2024 the Board rotated committee assignments and appointed new chairs of the Audit and Risk and Return Committees.

12	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Item 2
Say-on-Pay: Advisory Vote on the Compensation of the Named Executives
•Independent oversight by Compensation and Human Capital Committee of the Board
•Independent compensation consultant utilized to evaluate and benchmark compensation program
•Active shareholder engagement on program structure and results
•Executive compensation targeted at 50th percentile of peers and aligned with short-and long-term business goals and strategy

Voting Recommendation The Board recommends a vote FOR this proposal.
See pages 46-91 for further information à

2025 Compensation Program Components
Allstate’s executive compensation program is designed to ensure that the interests of our executives are aligned with our shareholders:

Pay for Performance The majority of the CEO’s and other Named Executive Officers’ (NEOs’) compensation opportunity is at-risk and based on measurable performance goals.
Strong Link Between Performance Measures and Strategic Objectives
•Annual cash incentives are linked to near-term operating priorities.
•Long-term equity measures are based on shareholder value creation.

	Cash		Long-Term Equity-Based Incentive

	Fixed	Performance-Based/At-Risk

Component	Salary	Annual Cash Incentive	Performance Stock Awards	Stock Options	Restricted Stock Units
Link to Shareholder Value	Targeted at 50th percentile of peers to support Allstate’s goal of attracting and retaining top executive talent.	Motivates and rewards executives for performance on key strategic, operational and financial measures during the year.	Comprise 70% of equity incentives granted to our CEO in 2025 and 60% for other executives. Motivates and rewards executives for performance on key long-term measures.	Comprise 30% of equity incentives granted to our CEO in 2025 and 20% for other executives. Aligns interests of executives with long-term shareholder value.	Comprise 20% of equity incentives granted to executives (none to CEO) in 2025. Aligns interests of executives with long-term shareholder value.
Target Total Compensation Mix
The chart below illustrates the pay-for-performance design of our 2025 executive compensation program. For 2025, approximately 93% and 84% of CEO and other NEO (average) compensation, respectively, was at-risk performance-based pay.

The Allstate Corporation | AllstateInvestors.com	13

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Item 3
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2026
•Effective controls safeguard Deloitte’s independence, including mandatory five-year audit partner rotation, Deloitte’s internal independence policies and quality control systems, which are subject to Public Company Accounting Oversight Board (PCAOB) inspection as part of the regulatory oversight process
•The Audit Committee conducts an annual evaluation of Deloitte, including an assessment of the reasonableness of fees, and has concluded that retaining Deloitte remains in the best interests of Allstate and its shareholders
•The Audit Committee reviews alternative Independent Registered Public Accounting firms, ensuring viable options are available if needed

Voting Recommendation The Board recommends a vote FOR this proposal.
See pages 92-95 for further information à

Item 4
Report on use of ESG and DEI Metrics in Executive Compensation
Commissioning a report on this matter is unnecessary for the following reasons:
•Allstate’s compensation program has historically been aligned with performance and has had high shareholder support
•The metrics the Proponent has requested for evaluation are not being used
•Adequate disclosure already exists with the report to shareholders by the Compensation and Human Capital Committee

Voting Recommendation The Board recommends a vote AGAINST this proposal.

See pages 96-98 for further information à

14	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Corporate Governance

Item 1 Election of 11 Directors

Voting Recommendation The Board recommends a vote FOR each director nominee.

What am I Voting on?
The Board recommends 11 nominees for election to the Allstate Board for one-year terms beginning in May 2026 and until a successor is duly elected and qualified or his or her earlier resignation or removal.
Overview
•All candidates are successful executives with relevant skills and expertise
•Average tenure of independent director nominees is eight years, and 10 out of 11 director candidates are independent; Judith Sprieser will retire from the Board at the 2026 Annual Meeting
•Director nominees have relevant experience and competencies both collectively and, individually, as described below
Each nominee was previously elected at Allstate’s 2025 Annual Meeting for a one-year term. The Board expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute.

WHERE TO FIND

Our Director Nominees	16	The Board and its Committees	30

Director Biographies	18	Management Succession Planning	35

Board and Nominee Independence Determinations	24	Risk and Return Management Oversight	36

Corporate Governance Highlights	25	Responsible AI Governance	40

Board Composition and Nomination Process	27	Societal Engagement	41

Evaluating Board Effectiveness	28	Shareholder Engagement	42

Director Onboarding and Continuing Education	29	Director Compensation	44

The Allstate Corporation | AllstateInvestors.com	15

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Our Director Nominees
Director Nominees at a Glance

Name	Age(1)	Tenure (Years)(1)	Number of Other Public Company Boards	Committee Memberships

Thomas J. Wilson Chair, President and CEO of The Allstate Corporation	68	19	0

Richard T. Hume Lead Director Former CEO of TD SYNNEX Corporation	66	5	1

Donald E. Brown CFO of Viridon Inc.	54	5	0

Kermit R. Crawford Former President and COO of Rite Aid Corporation	66	13	2

Margaret M. Keane CEO of Cisive Inc.	66	8	1

Siddharth N. (Bobby) Mehta Former President and CEO of TransUnion	67	12	2

Maria R. Morris Former EVP and Head of Global Benefits of MetLife, Inc.	63	2	2

Jacques P. Perold Former President of Fidelity Management & Research Company LLC	67	10	1

Andrea Redmond Former Managing Director of Russell Reynolds Associates Inc.	70	16	0

Perry M. Traquina Former Chairman, CEO and Managing Partner of Wellington Management Company LLP	69	9	2

Monica J. Turner President, Strategic Growth Capabilities of The Procter and Gamble Company	60	3	0

Audit Committee	Compensation and Human Capital Committee	Nominating, Governance and Social Responsibility Committee	Risk and Return Committee

Executive Committee	Committee Chair	Independent
(1)Calculated as of the date of this proxy statement.

16	The Allstate Corporation | AllstateInvestors.com

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Board Capabilities Overview
Our Board brings the right skills and experiences to provide high-performing oversight in a time of evolving market dynamics and customer needs.

Key Capabilities	Director Nominee Experience and Capabilities

Enterprise Oversight Strategy Development Customer Focus Operational Execution
•55% have CEO experience and all held roles involved in developing strategy
•Almost two-third have direct operating experience in consumer-focused businesses
•100% have had significant operating leadership roles

Industry Experience Insurance and Financial Services Investments Risk Management
•8 have over 10 years of experience in insurance or financial services
•3 have direct experience in managing over a cumulative $1 trillion and 100% have over a decade of exposure to investment markets
•Over 80% have significant risk and return management expertise

Technical Expertise Technology and Cybersecurity Regulatory Affairs Financial
•64% have over a decade of technology and cybersecurity expertise
•7 have led businesses with significant regulatory oversight
•82% have held financial oversight roles or have led public company audit committees

Corporate Governance Succession and Human Capital Shareholder Advocacy Societal Engagement	•All Board members have experience in succession, human capital, societal engagement and shareholder advocacy •64% are on other public boards bringing insights from 11 other companies

Director Expertise Enhances Committee Oversight
The table below highlights four of the most relevant areas of expertise that the committee members possess; however, it is not an exhaustive list of skills and expertise for those directors. For more information on committee responsibilities and committee member experience, see pages 32-33.

Capabilities/Experience	Audit Committee	Compensation and Human Capital Committee	Nominating, Governance and Social Responsibility Committee	Risk and Return Committee

Enterprise Oversight
Strategy Development		●		●
Customer Focus			●	●
Operational Execution				●
Industry Experience
Insurance and Financial Services	●	●
Investments
Risk Management	●	●		●
Technical Expertise
Technology and Cybersecurity	●			●
Regulatory Affairs	●		●
Financial	●	●
Corporate Governance
Succession and Human Capital		●	●
Shareholder Advocacy			●
Societal Engagement			●

The Allstate Corporation | AllstateInvestors.com	17

Introduction	Corporate Governance	Executive Compensation	Audit Matters	Shareholder Proposal	Stock Ownership	Other Information	Links and Resources

Director Biographies

Donald E. Brown
Independent
Age 54
Director since 2020 (5 years of tenure)
Professional Experience
•CFO of Viridon, a company that invests in and manages electric transmission facilities across North America.
•Former EVP, Chief Innovation Officer and CFO of NiSource Inc., a highly regulated natural gas and electric utilities company serving customers across multiple states.
Other Public Board Service
•None

Key Experience and Qualifications
Enterprise Oversight: Experience in operational transformation and technological advancement to enhance customer value. As Chief Innovation Officer of NiSource, oversaw innovation focused on delivering safe, reliable and efficient services to customers and communities. Experienced in risk oversight during tenure as CFO of NiSource.
Industry Experience: Leadership experience within the heavily regulated utilities industry. Significant risk management responsibilities as CFO of a publicly-traded company and an emerging infrastructure company.

Technical Expertise: Significant financial and accounting experience gained as CFO of Viridon and NiSource. In-depth understanding of technological advancements and operational transformation to enhance the customer experience at NiSource
Corporate Governance: Sustainability expertise gained through NiSource’s transition to a less carbon-intensive business model and Viridon’s focus on grid transformation and clean energy solutions.

Committee Assignments and Rationale
Audit Committee (Chair)
•Multiple leadership positions with financial oversight responsibility, including as CFO at Viridon and NiSource.
Risk and Return Committee
•Experience evaluating risk exposures and return opportunities as a senior leader in a highly regulated utilities company.
•Chair of Allstate's Audit Committee. The Chairs of the Risk and Return and Audit Committees are required to be members of both committees, per their respective charters.

Kermit R. Crawford
Independent
Age 66
Director since 2013 (13 years of tenure)
Professional Experience
•Former President and COO of Rite Aid Corporation, which operates one of the leading retail drugstore chains in the U.S.
•Former EVP and President, Pharmacy, Health and Wellness of Walgreens Boots Alliance, Inc., which operates one of the largest drugstore chains in the U.S.
•Former Director of TransUnion and LifePoint Health.
Other Public Board Service
•C.H. Robinson Worldwide, Inc. (2020–present)
•VISA INC. (2022–present)

Key Experience and Qualifications
Enterprise Oversight: Experience in business strategy and operational oversight gained through senior leadership roles at Rite Aid and Walgreens Boots Alliance, including the responsibility for the performance of large, geographically dispersed operations.
Industry Experience: Expertise acquired leading consumer-focused services business through transformation. Oversaw transition of the pharmacy experience from a model-focused primarily on drug delivery to a pharmacist-patient-centric model.

Technical Expertise: Experience overseeing all operational aspects of large drugstore chains throughout the U.S., including financial results together with extensive knowledge of legal and regulatory requirements relevant for large, public companies gained as a senior leader of one of the largest drugstore chains in the country.
Corporate Governance: Experience leading large divisions with responsibility for human capital priorities and culture, complemented by board service at other public companies that brings additional perspectives on corporate governance.

Committee Assignments and Rationale
Nominating, Governance and Social Responsibility Committee
•Chair of the Governance Committee at C.H. Robinson.
•Responsibility for driving sustainability initiatives operating two of the largest drugstore chains in the U.S.
Risk and Return Committee
•Significant operational experience at large, geographically dispersed service organizations.
•Former chair of Allstate’s Audit Committee and served 11 years on Allstate’s Audit Committee.

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Richard T. Hume
Independent
Age 66
Director since 2020 (5 years of tenure)
Professional Experience
•Former CEO and current director of TD SYNNEX Corporation, a global IT distribution and solutions company.
•Former COO of Tech Data Corporation.
•Former General Manager and COO, Global Technology Services of International Business Machines Corporation.
Other Public Board Service
•TD SYNNEX (2021–Present)

Key Experience and Qualifications
Enterprise Oversight: Experience overseeing global operations, leading strategic direction and driving operational execution through senior leadership roles at technology companies, including overseeing global technology services at IBM and as CEO of TD SYNNEX, a global IT distribution and solutions company.
Industry Experience: Experience in risk management and oversight through business transformations, including major acquisitions, at leading technology companies.

Technical Expertise: Oversaw global technology services as a senior leader at IBM. As CEO at TD SYNNEX, led and oversaw innovation, technological advancement and transformative growth. Also brings strong accounting and financial expertise developed through more than a decade of oversight of financial and accounting operations.
Corporate Governance: Significant human capital management and succession planning experience gained through various senior leadership roles at public companies. Experience is complemented by board service at Novolex, a privately held company recognized for innovation in sustainable packaging solutions.

Committee Assignments and Rationale
Lead Director
•Understanding of Allstate’s business and professional credibility and trusted relationships with fellow directors.
•Five years of Allstate board experience balancing institutional knowledge and fresh perspectives.
Compensation and Human Capital Committee
•Significant management experience leading large companies as CEO and COO.
•Succession experience as CEO of TD SYNNEX.
Risk and Return Committee
•In-depth understanding of technology, innovation and corporate strategy.

Margaret M. Keane
Independent
Age 66
Director since 2018 (8 years of tenure)
Professional Experience
•CEO of Cisive Inc., a provider of employee background screening and related compliance services.
•Former Executive Chair, CEO and President of Synchrony Financial, a consumer financial services company.
•Former President and CEO of GE Capital Retail Finance.
Other Public Board Service
•Tenable Holdings, Inc. (2023–present)

Key Experience and Qualifications
Enterprise Oversight: Operational and strategic experience in the consumer financial services industry gained as CEO of two financial services companies and Cisive. As CEO of Synchrony, led strategic and technology transformation in rapidly changing consumer payments industry
Industry Experience: In-depth understanding and experience in financial services industry as CEO of Synchrony Financial and GE Capital Retail Finance. Gained unique perspective on risk management as CEO of Cisive, a background screening company.

Technical Expertise: Extensive knowledge of innovation and technology transformation strategies gained throughout financial services career, including driving Synchrony's digital transformation, and use of artificial intelligence, machine learning and data analytics to improve underwriting.
Corporate Governance: Significant experience in developing talent and succession planning as CEO of Cisive and Synchrony Financial, complemented by board service at Tenable that brings additional perspectives on corporate governance.

Committee Assignments and Rationale
Compensation and Human Capital Committee
•Substantial experience in establishing management performance objectives and executive compensation as CEO of Cisive and Synchrony Financial.
Risk and Return Committee
•Extensive experience in risk and return management as CEO of Cisive and Synchrony Financial.
•Expertise in evaluating risk and return in innovation and technology transformation environments.

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Siddharth N. (Bobby) Mehta
Independent
Age 67
Director since 2014 (12 years of tenure)
Professional Experience
•Former President and CEO of TransUnion, a global provider of credit information and risk management solutions.
•Former CEO of HSBC North America Holdings Inc.
•Former CEO of HSBC Finance Corporation.
Other Public Board Service
•Jones Lang LaSalle Incorporated (2019–present)
•Northern Trust Corporation (2019–present)

Key Experience and Qualifications
Enterprise Oversight: Navigated transformation and risk in highly regulated industry as CEO of TransUnion, a global provider of information and risk management solutions. Brings process-thinking and operational execution mindset from experience at leading financial services companies.
Industry Experience: Broad investment markets expertise and perspective gained as CEO of TransUnion and HSBC, and as a board member of Northern Trust Corporation. Also brings experience in risk identification and management from leading a global provider of credit information and risk management solutions.

Technical Expertise: As CEO of TransUnion, led a data- and analytics-driven strategy using technology to increase revenues and global reach. Oversees cybersecurity risk initiatives through service as a director at public and privately-held companies. Accounting and financial expertise acquired through leadership positions with oversight responsibility for financial and accounting activities.
Corporate Governance: Oversaw leadership succession planning during tenure as CEO of TransUnion. Also brings experience driving sustainability initiatives and an understanding of climate risk developed through an investor role at a climate analytics company.

Committee Assignments and Rationale
Audit Committee
•Leadership positions with financial oversight responsibility, including President and CEO of TransUnion, CEO of HSBC Finance Corporation and Chairman and CEO of HSBC North America Holdings Inc.
•Former Chair of Allstate Risk and Return Committee.
Nominating, Governance and Social Responsibility Committee
•Chair of the Board of Directors of JLL (Jones Lang LaSalle Incorporated).
•Deep understanding of public policy considerations related to consumer privacy.

Maria R. Morris
Independent
Age 63
Director since 2024 (2 years of tenure)
Professional Experience
•Former EVP, Global Employee Benefits Business of MetLife, Inc.
•Other senior leadership roles during 33-year career at MetLife including Interim Head of MetLife U.S. Business, Interim Chief Marketing Officer and Head of Global Technology and Operations.
Other Public Board Service
•S&P Global Inc. (2016–present)
•Wells Fargo & Company (2018–present)

Key Experience and Qualifications
Enterprise Oversight: Brings strategic and operational leadership experience from career at MetLife, including as U.S. Business Leader of personal lines Property & Casualty business. Led innovation and customer-focused initiatives as Interim Chief Marketing Officer at MetLife.
Industry Experience: Deep knowledge and understanding of insurance industry from tenure on MetLife’s Executive Group, including strategy, portfolio management, P&L oversight, underwriting and pricing, distribution, product manufacturing, investment management, marketing and customer centricity. Also brings understanding of risks relevant to financial services and insurance industries and additional experience gained as risk committee chair at another public company.

Technical Expertise: Brings financial expertise through oversight of multiple business P&Ls and leadership of the integration of MetLife’s acquisition of American Life Insurance Co. Developed technology and cybersecurity expertise as Head of Global Technology and Operations, overseeing a $1.6 billion technology portfolio, and expanding IT infrastructure capacity, and cyber and risk management.
Corporate Governance: Expert in employee benefits, succession planning and human capital management, with additional corporate governance perspectives gained through board service at two other public companies.

Committee Assignments and Rationale
Compensation and Human Capital Committee
•Significant leadership in a global organization and member of human resources committee at another public company.
Nominating, Governance and Social Responsibility Committee
•Oversaw corporate responsibility strategy in business and marketing leadership roles.
•Significant governance experience in financial services and insurance industries through service on other public company boards.

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Jacques P. Perold
Independent
Age 67
Director since 2015 (10 years of tenure)
Professional Experience
•Chair, Founder and Former CEO of CapShift LLC, an investment advisory firm.
•Former President of Fidelity Management & Research Company LLC, a privately-held investment and asset management company serving clients worldwide.
•Founder, former President and Chief Investment Officer of Geode Capital Management LLC, a global asset manager and independent institutional investment firm and sub-advisor to Fidelity.
Other Public Board Service
•MSCI Inc. (2017–present)

Key Experience and Qualifications
Enterprise Oversight: Experience leading one of the world’s largest asset management funds representing customers with nearly $2 trillion assets under management. Brings unique understanding of operational and investment-related risks, applying insights from past leadership roles to strengthen operational resilience.
Industry Experience: Extensive financial services experience gained while leading investments and operations at global asset management firms Fidelity Management & Research Company and Geode Capital.

Technical Expertise: Developed technology and cybersecurity expertise as a senior leader at investment companies that used data-driven tools and solutions to help clients build more effective portfolios. Deep financial and accounting expertise from senior leadership roles with responsibility for financial and accounting oversight.
Corporate Governance: Experience overseeing sustainability initiatives gained while serving as chair of the corporate responsibility committee at another public company, as well as executive compensation program oversight and senior leadership succession planning.

Committee Assignments and Rationale
Risk and Return Committee (Chair)
•Significant experience in management and oversight of risk for three large asset management firms.
•Current trustee of several mutual funds.
Audit Committee
•Multiple leadership positions with financial and operational oversight responsibilities, including as President of Fidelity Management & Research Company.
•Chair of Allstate's Risk and Return Committee. The Chairs of the Risk and Return and Audit Committees are required to be members of both committees.

Andrea Redmond
Independent
Age 70
Director since 2010 (16 years of tenure)
Professional Experience
•Former Managing Director, co-head of the CEO/board services practice, founder and leader of global insurance practice and member of financial services practice of Russell Reynolds Associates Inc., a global executive search firm.
•Independent consultant providing executive recruiting, succession planning and human capital management services.
Other Public Board Service
•None

Key Experience and Qualifications
Enterprise Oversight: Career supporting high-performance organizations on execution of corporate strategies brings boardroom insights and judgment on enterprise oversight, including human capital and reputational risk.
Industry Experience: Substantial industry experience acquired as founder and leader of global insurance practice. Brings perspective from career focused on executive leadership recruitment, selection and development for large financial services companies.

Technical Expertise: Expertise in assessing leadership, board capabilities and evaluating director candidates as co-head of the Russell Reynolds CEO/board services practice. Developed expertise in overseeing public policy and political activities reporting during tenure on the Allstate Board.
Corporate Governance: Expert in public company succession planning, human capital management and executive compensation across wide range of industries developed over career at Russell Reynolds.

Committee Assignments and Rationale
Nominating, Governance and Social Responsibility Committee (Chair)
•Significant expertise recruiting and evaluating directors for a variety of public companies.
•A senior partner at global executive search firm Russell Reynolds, including as co-head of the CEO/board services and financial services practices.
Compensation and Human Capital Committee
•Experience in executive recruiting, succession planning and human capital management.
•Extensive executive leadership evaluation expertise.

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Perry M. Traquina
Independent
Age 69
Director since 2016 (9 years of tenure)
Professional Experience
•Former Chairman, CEO and Managing Partner of Wellington Management Company LLP, one of the world’s largest global investment management firms with over $1 trillion of assets under management.
•Held a series of positions of increasing responsibility at Wellington, including Partner and President.
Other Public Board Service
•Morgan Stanley (2015–present)
•eBay Inc. (2015–present)

Key Experience and Qualifications
Enterprise Oversight: Broad understanding of global markets and cross-border operations gained during tenure as Chair, CEO and Managing Partner of one of the world’s largest global investment management firms. Brings focus on customer and operational excellence through leadership in globalizing Wellington's investment platform.
Industry Experience: Financial services and investment management expertise developed during tenure at Wellington. Brings broad perspective on risk and return management from career in financial services industry and from service as chair of risk committee at Morgan Stanley and eBay.

Technical Expertise: Expertise in evaluating financial statements and reports gained through career at Wellington, as well as service on audit committee at eBay. In-depth understanding of SEC and FINRA rules that regulate financial services industry acquired through leadership roles at Wellington.
Corporate Governance: Deep understanding of executive compensation and succession planning practices gained throughout executive tenure at Wellington, with additional corporate governance perspectives gained through board service at two other public companies.

Committee Assignments and Rationale
Compensation and Human Capital Committee (Chair)
•Significant management experience as Chairman and CEO of Wellington Management Company LLP from 2004 through June 2014.
•Understanding of shareholder perspective on compensation and human capital from career at Wellington and board service at two other public companies.
Risk and Return Committee
•In-depth understanding of financial markets, asset allocation strategies and investment performance management.
•Current chair of the risk committee at Morgan Stanley and eBay.

Monica J. Turner
Independent
Age 60
Director since 2023 (3 years of tenure)
Professional Experience
•President, Strategic Growth Capabilities of The Procter and Gamble Company.
•Former President, North America of The Procter and Gamble Company, President, North America Sales, and SVP, Market Strategy and Planning, Beauty, Health and Grooming Sector of Procter and Gamble.
Other Public Board Service
•None

Key Experience and Qualifications
Enterprise Oversight: Wide-ranging operational and leadership experience at consumer goods company, serving 370 million consumers in the U.S., Canada and Puerto Rico. Brings customer focus, having led transformation of Procter and Gamble’s North America business by delivering historic levels of sales and profits to become the company’s largest and most profitable region.
Industry Experience: Significant experience in management and oversight of risk and return gained during tenure with large consumer goods company.

Technical Expertise: As President at Procter and Gamble, had overall responsibility for operations, including related regulatory compliance. Experience also includes delivering transformational results through technology at Procter and Gamble, including digitization of supply chain and using data and technology to better understand consumer needs. Significant accounting and financial oversight experience gained through leadership of several businesses within Procter and Gamble.
Corporate Governance: Responsibilities for talent and driving operational performance at large, complex organizations.

Committee Assignments and Rationale
Audit Committee
•Overall responsibility for the financial, sales and operational aspects of the consumer goods company.
•President of Procter and Gamble, North America
Nominating, Governance and Social Responsibility Committee
•Public policy experience gained through senior leadership roles at Procter and Gamble.
•Sustainability experience gained through oversight of sustainability initiatives in her various leadership roles at Procter and Gamble.

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Thomas J. Wilson
Chair, President and Chief Executive Officer
Age 68
Director since 2006 (19 years of tenure)
Professional Experience
•CEO of Allstate since January 2007 and Chair of Board since May 2008.
•President from June 2005 to January 2015 and from February 2018 to present.
•Held other senior executive roles and led all major operating units.
•Former director at State Street Corporation.
Other Public Board Service
•None

Key Experience and Qualifications
Enterprise Oversight: Shaped and executed initiatives to serve customers, including creating and leading Transformative Growth strategy to grow market share and expand affordable protection. Drives a strong leadership culture across Allstate by championing enterprise programs that develop leaders, strengthen core leadership competencies and equip teams to lead.
Industry Experience: More than 30 years of leadership experience in highly regulated insurance industry as senior executive of Allstate. Created and implemented Allstate's risk and return optimization program, which allowed Allstate to withstand the 2008 financial market crisis and currently helps Allstate mitigate risks due to increased severe weather.

Technical Expertise: Deep understanding of legal and regulatory requirements relevant for large, public companies developed while having responsibility for ensuring compliance by Allstate. Brings financial expertise, having previously served as CFO of the company.
Corporate Governance: Committed to shareholder advocacy through ongoing dialogue with shareholders. Developed Allstate’s framework for societal engagement, which focuses on impacts of increasingly severe weather and protecting data privacy and security.

Committee Assignment and Rationale
Executive Committee (Chair)
•Comprehensive knowledge of Allstate’s business and industry, with more than 30 years of leadership experience at Allstate.
•Significant governance experience through active dialogue with shareholders and corporate governance experts.

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Board and Nominee Independence Determinations
The Board has affirmatively determined:
•All nominated directors, other than Mr. Wilson, are independent according to applicable law, the NYSE Listing Standards and the Board’s Director Independence Standards
•The nature of the relationships set forth in Appendix B (Categorical Standards of Independence) do not create a conflict of interest that would impair a director’s independence
•The members of the Audit, Compensation and Human Capital, Nominating, Governance and Social Responsibility and Risk and Return Committees are independent according to applicable laws, the NYSE Listing Standards and the Board’s Director Independence Standards

Director Nominee Independence

10 Independent Directors	91% of the board independent

Additional Independence Considerations
Directors with more than 12 years of service are subject to specific considerations to ensure an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving directors, Ms. Redmond and Mr. Crawford. The Board concluded both Ms. Redmond and Mr. Crawford remain fully independent and their tenure of 16 and 13 years, respectively, provides valuable continuity to board oversight.
Related Person Transactions
The Nominating, Governance and Social Responsibility Committee has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is posted on the Corporate Governance section of www.allstateinvestors.com.
Since the beginning of 2025, there were no related person transactions identified.
The committee or committee chair reviews transactions with Allstate in which the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect material interest. In general, related persons are directors, executive officers, their immediate family members and shareholders beneficially owning more than 5% of our outstanding stock. The committee or committee chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interests of Allstate and its shareholders. Transactions are reviewed and approved or ratified by the committee chair when it is not practicable or desirable to delay review of a transaction until a committee meeting. The committee chair reports any approved transactions to the committee. Any ongoing, previously approved or ratified related person transactions are reviewed annually.

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Corporate Governance Highlights
Allstate has a history of strong corporate governance guided by independence, transparency and accountability. The Board has enhanced policies and standards over time to align with best practices and serve the interests of shareholders. Our foundation in governance positions the Board to effectively oversee the execution of our strategy and sustained long-term value. We provide an overview of some of our corporate governance practices below.

Board Composition and Leadership

Independence	All non-executive director nominees are independent

Committee Independence	All committees are composed of independent directors other than the Executive Committee, which is chaired by our CEO

Board Refreshment	Added three new independent directors within the last five years. Two directors retired in 2025-2026, and a new Lead Director was elected in 2025.

Independent Lead Director	The Lead Director is elected annually by the independent directors and is generally expected to serve for 3-5 years

Board Tenure	Well-rounded mix of longer-tenured directors with institutional knowledge and newer directors with fresh perspectives

Board Effectiveness

Outside Experts and Advisors
Outside experts and advisors cover key topics, including competitive landscape, artificial intelligence, cybersecurity, investor perspectives and corporate governance, succession planning and human capital management

Director Education	Education includes orientation and onboarding, engagement with management and external education

Board Evaluation	Evaluation includes annual Board and committee assessments, annual planning and individual director performance discussions

Other Governance Best Practices •No supermajority vote requirements •Regular executive sessions of the independent directors •Director Stock Ownership Guidelines

Governance Documents The following documents appear on our website at www.allstateinvestors.com/governance •Corporate Governance Guidelines •Bylaws •Communications with the Board of Directors
•Insider Trading Policy
•Director Independence Standards •Policy Regarding Pre-Approval of Independent Registered Public Accountant’s Services •Related Person Transactions Policy •Global Code of Business Conduct

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Board Oversight & Accountability and Shareholder Rights

Risk Oversight
The Board and Risk and Return Committee oversee Allstate’s Enterprise Risk and Return Management Framework described on page 37, encompassing six risk and return categories: strategic, culture, investment, financial, insurance and operational.

Shareholder Engagement
Since the 2025 Annual Meeting, we engaged with shareholders representing approximately 35% of our outstanding shares on topics including Board composition, executive compensation, succession planning and artificial intelligence governance

Annually Elected Directors	The annual election of directors reinforces the Board’s accountability to shareholders

Majority Voting Standard for Director Elections
Directors must be elected under a “majority voting” standard in uncontested elections, meaning the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to the director’s election

Proxy Access
A shareholder or group of up to 20 shareholders owning 3% or more of Allstate’s outstanding common stock can nominate director candidates constituting up to 20% of the Board in the company’s annual meeting proxy materials

Special Meetings	Special meetings may be called at any time by a shareholder or shareholders holding 10% of voting power of all common shares entitled to vote

Poison Pill	Allstate does not have a shareholder rights plan (also known as a “poison pill”)

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Board Composition and Nomination Process
The Nominating, Governance and Social Responsibility Committee is responsible for recommending director nominees to the Board.

Director Membership Criteria

The committee and the Board consider multiple essential characteristics for each nominee to ensure Board excellence and effectiveness including the following:
•Demonstrates integrity and independent judgment (with no conflict of interest or independence concerns)
•Held positions of leadership and has relevant business or professional skills
•Possesses business or professional skills and experience that will contribute to the effectiveness of the Board and its committees
•Brings an extensive background of expertise and perspectives arising from experience, skill set and viewpoints
•Advances value for Allstate’s shareholders and considers the concerns of all shareholders
•Committed and engaged with the ability to devote the necessary time and effort to serve as an effective director (the Corporate Governance Guidelines include limits on outside public boards – no more than two for active executives and no more than four for other directors)
Board Nomination Process
The Board continually considers potential director candidates in anticipation of retirements, resignations or the need for additional capabilities. Below is a description of the ongoing process to identify highly qualified candidates.

Evaluate Board Composition	Identify Potential Candidates	Assess and Meet with Qualified Candidates

Ensure the Board has the core competencies, expertise and perspectives needed to meet existing and future business needs	Nominees are primarily identified through a retained search firm; a shareholder may recommend a candidate by following the procedures on page 105	Potential Board members meet with the Lead Director, the Chair of the Nominating, Governance and Social Responsibility Committee, the Chair/CEO and at least two other Board members

Check Conflicts of Interest and References	Nominating, Governance and Social Responsibility Dialogue	Board Refreshment

All candidates are screened for conflicts of interest and independence	Consider candidates, and after deliberations, recommend candidates for election to the Board	Added three directors in the past five years. Two directors retired in 2025-2026, and a new Lead Director was elected in 2025

Board Re-Nomination Considerations for Incumbent Directors In determining whether to recommend re-nomination of a director, the committee considers the membership criteria above and other factors:

•Required Board capabilities •Feedback from director performance evaluation	•Leadership and growth potential •Shareholder feedback

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Evaluating Board Effectiveness

The Board evaluates its performance through multiple lenses and uses those insights to strengthen its effectiveness.
The Nominating, Governance and Social Responsibility Committee recommends and oversees the evaluation process, reviews feedback and identifies changes for the coming year.

Committee Evaluation and Review
Annual Questionnaire
The Lead Director and each committee chair assess committee effectiveness, including committee structure, oversight responsibilities, composition and accomplishments relative to company needs.

Board Evaluation and Review
Annual Questionnaire
Each director evaluates Board effectiveness, including oversight of strategic and operational matters, board structure and governance, culture and supporting resources.

Results: Feedback is reported to the committee and the Board. Recommendations for improvement are considered for implementation.		Results: Feedback is reviewed by the committee and reported to the full Board. Recommendations for improvement are considered for implementation.

Review of Responsibilities and Actions
Biennial Review
The Board and each committee complete a retrospective review of matters discussed and how time was spent to ensure the Board and committees are dedicating their attention to most relevant issues.

Individual Director Evaluation
Annual One-on-One Conversations
The Board Chair, Lead Director and Nominating, Governance and Social Responsibility Committee Chair discuss the performance and contributions of each director.

Annual Planning
Annual Agenda Development and Evaluation Process Review
The Board and each committee review key agenda topics for the upcoming year’s meetings to help ensure responsibilities are fulfilled.

Results: Adjustments are made to future agendas.	Results: Feedback is provided to each director to maintain and enhance performance.	Results: Appropriate changes are implemented for the upcoming year.

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Director Onboarding and Continuing Education
Our directors continuously develop their skills and expand their knowledge base so that they can meet evolving needs and challenges.
Orientation and Onboarding
All new directors participate in orientation and onboarding to ensure a working knowledge of Allstate’s business, strategies, operating performance and culture, and a successful integration into boardroom discussions. To assist with their development, new directors are invited to attend all committee meetings prior to their appointment to a particular committee.
Engagement with Management and Experiencing Our Shared Purpose in Action
Our directors expand their education and knowledge about Allstate, our employees and customers in the boardroom and in the field. Board and committee meetings include presentations by senior management on industry trends, regulatory developments and emerging risks and other key topics. Directors have the opportunity to experience Our Shared Purpose in action through site visits with Allstate’s catastrophe teams to see how we help communities rebuild and recover after a disaster. Additional interactions with management are offered in various forums, including one-on-one meetings with senior leaders at every regular board meeting and an annual dinner with rising enterprise talent.
Continuing Education
Allstate encourages and facilitates director participation in continuing education programs and reimburses reasonable costs incurred in connection with such programs.
Advisors and Experts
The Board and its committees engage outside advisors and experts, as needed, to supplement the Board’s expertise. During 2025-2026, Board and committee meetings included sessions with outside experts on topics including:
•Audit Committee: cyber security and resilience (independent cybersecurity advisor), cyber maturity
•Compensation and Human Capital Committee: executive compensation program design and benchmarking (independent compensation consultant), senior leadership development, succession planning, workforce trends
•Nominating, Governance and Social Responsibility Committee: emerging governance issues (corporate governance advisor)
•Board: global trade and economic outlook (economist), investor perspectives on the industry (analyst), industry issues in current regulatory environment

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The Board and its Committees
The Board is currently composed of twelve directors, eleven of whom are independent. Following Ms. Sprieser’s retirement in May 2026 and subject to the election of the director nominees at the Annual Meeting, the Board will be composed of eleven directors. The independent directors meet in executive sessions without management present at every regular Board and committee meeting. The Board and each committee have the ability to retain outside experts and advisors.
Allstate’s Board has five standing committees: (1) Audit; (2) Compensation and Human Capital; (3) Nominating, Governance and Social Responsibility; (4) Risk and Return; and (5) Executive. The Executive Committee is composed of the Lead Director, committee chairs and Board Chair. No meetings of the Executive Committee were necessary in 2025.
For additional information on the other standing committees, see pages 32-33. The committees are governed by their respective charters, which can be found on Allstate’s website at www.allstateinvestors.com.

Current Leadership Structure

Thomas J. Wilson Chair	Richard T. Hume Lead Director

Committee Chairs

Donald E. Brown Audit Committee	Perry M. Traquina Compensation and Human Capital Committee	Andrea Redmond Nominating, Governance and Social Responsibility Committee	Jacques P. Perold Risk and Return Committee

Meeting Attendance
During 2025, the Board held six meetings. Each director attended at least 75% of the meetings of the Board and committees on which they served. Each director attended all of the Board meetings and as a group, attended 99% of the committee meetings. All of the directors who stood for election at the 2025 Annual Meeting of Shareholders attended the Annual Meeting.

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Board Leadership Overview
Allstate’s Board leadership structure includes an independent Lead Director, a Chair who also serves as CEO, and independent committee chairs. This structure supports strong Board leadership while providing the benefit of having our CEO, who manages the company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. The Board annually reviews whether to combine or to split the chair and CEO roles, considering the Nominating, Governance and Social Responsibility Committee recommendations, current circumstances at Allstate, Board skills and composition, and shareholder feedback. Thus, the Board retains flexibility to choose the most effective structure for Allstate.
Board Leadership Determinations
•The independent directors determined Mr. Wilson should continue to serve as both Chair and CEO, and Mr. Hume should serve as independent Lead Director.
•Mr. Wilson has more than 30 years of insurance industry experience, extensive company knowledge and a strong record of leadership on external boards. His background enables him to effectively lead Board discussions and facilitate the flow of business information and communications between the Board and management. This promotes optimal alignment of Allstate’s long-term strategic priorities with its operational execution.
•Mr. Hume brings significant executive leadership experience as CEO of TD SYNNEX and governance experience through public company board service at TD SYNNEX and Allstate and board service at the privately-held Novolex. Over his five years on Allstate’s Board, he has developed meaningful institutional knowledge while also offering a fresh perspective on issues facing the company.
•Mr. Hume is recognized for his integrity, professional credibility and strong, trusted relationships with fellow directors. The Board believes Mr. Hume’s leadership, experience and judgment position him well to guide independent oversight and support effective Board performance on behalf of Allstate’s shareholders.
Lead Director Duties and Responsibilities

Board Meetings and Executive Sessions
•Has the authority to call meetings of the independent directors
•Shapes Board meeting agendas and schedules with the CEO to ensure that directors have the information necessary to perform their duties
•Chairs executive sessions of independent directors at every Board meeting
•Presides at all Board meetings when the Chair is not present
Duties to the Board
•Has regular communications with the CEO about Allstate’s strategy and performance
•Performs additional duties designated by the independent directors
CEO Performance Evaluation
•Facilitates and communicates the Board’s performance evaluation of the CEO with the chair of the Compensation and Human Capital Committee
Communication Between Chair and Independent Directors
•Serves as liaison between the Chair and independent directors, if necessary
Communication with Shareholders
•Engages with significant shareholders and other stakeholders on matters involving broad corporate policies and practices, when appropriate
Board and Individual Director Evaluations
•Participates in the evaluation of individual directors, Board and committee performance with the chair of the Nominating, Governance and Social Responsibility Committee and the Chair

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Audit Committee 7 Committee Meetings in 2025 Chair Donald E. Brown Other Members: Siddharth N. Mehta Jacques P. Perold Judith A. Sprieser (retiring at the 2026 Annual Meeting) Monica J. Turner
Key Responsibilities
•Oversees integrity of financial statements and other financial information and disclosures
•Oversees internal controls over accounting and financial reporting
•Reviews Allstate’s cyber resilience and cybersecurity program
•Oversees the ethics and compliance program
•Appoints, retains and oversees the independent registered public accountant and evaluates its qualifications, performance and independence
•Appoints and evaluates performance of the independent cybersecurity advisor annually
•Oversees Allstate's internal audit function
•Oversees Allstate's data privacy program
•The Risk and Return Committee chair is an Audit Committee member to enhance cross-committee communication

Recent Committee Focus Areas •External assessment of cybersecurity and cyber resilience maturity •Auditor independence and rotation •AI considerations impacting financial reporting and internal controls

Independence and Audit Committee Financial Expert
The Board determined that all members of the Audit Committee are independent under the New York Stock Exchange (NYSE) and Securities and Exchange Commission (SEC) requirements, all members are financially literate as required by the NYSE Listing Standards and that Ms. Sprieser and Messrs. Brown and Mehta are each an audit committee financial expert as defined under SEC rules.

Compensation and Human Capital Committee
7 Committee
Meetings in 2025
Chair
Perry M. Traquina
Other Members:
Richard T. Hume
Margaret M. Keane
Maria R. Morris
Andrea Redmond
Judith A. Sprieser (retiring at the 2026 Annual Meeting)

Key Responsibilities
•Oversees Allstate’s executive compensation philosophy and policies
•Selects and retains the committee’s independent compensation consultant
•Reviews management succession plans, evaluation processes and organizational strength
•Conducts an annual review of the company’s human capital management practices
•Reviews CEO’s performance in light of approved goals and objectives
•Recommends to the Board the CEO’s compensation and reviews and approves the compensation of the company’s other executive officers
•Reviews the Compensation Discussion and Analysis and prepared the Compensation Committee Report in this proxy statement

Recent Committee Focus Areas •Compensation program design •AI workforce readiness •Leadership development and succession planning

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Nominating, Governance and Social Responsibility Committee
6 Committee
Meetings in 2025
Chair
Andrea Redmond
Other Members:
Kermit R. Crawford
Siddharth N. Mehta
Maria R. Morris
Gregg M. Sherrill (retired November 2025)
Monica J. Turner

Key Responsibilities
•Assesses Board composition and capabilities and recommends nominees to the Board
•Recommends committee assignments, committee chairs and Lead Director
•Determines the process for evaluation of the Board, its committees and individual directors; reviews feedback from evaluations
•Reviews corporate governance matters and monitors governance landscape
•Reviews Allstate’s governance documents at least annually and recommends changes as appropriate
•Reviews feedback from shareholders and annual meeting results
•Reviews and recommends Allstate’s non-employee director compensation program
•Reviews priorities and reporting related to Allstate’s public policy and sustainability activities

Recent Committee Focus Areas •Board composition and capabilities •Emerging corporate governance issues and best practices •Shareholder engagement and feedback

Risk and Return Committee 6 Committee Meetings in 2025 Chair Jacques P. Perold Other Members: Donald E. Brown Kermit R. Crawford Richard T. Hume Margaret M. Keane Perry M. Traquina
Key Responsibilities
•Oversees the effectiveness of Allstate’s Enterprise Risk and Return Management (ERRM) Framework
•Reviews Allstate’s ERRM function, including its organization, objectives and performance
•Supports the Board and Audit Committee in oversight of risk and return governance, risk assessment and risk and return policies
•Reviews and evaluates key strategic, culture, investment, financial, insurance and operational risks, with periodic assessment of special topics
•Oversees emerging risks, including risks associated with the adoption of new technologies and use of AI
•Evaluates the Chief Risk Officer’s assessment of strategic and operating plans
•Reviews regulatory disclosures relating to risk such as the Own Risk and Solvency Assessment report
•Reviews extremely low frequency scenarios with high severity impacts on an annual basis, including periodic review of climate and weather-related scenarios
•The Audit Committee chair is a Risk and Return Committee member to enhance cross-committee communication

Recent Committee Focus Areas
•Macroeconomic risk and return drivers such as tariff policies and geopolitical conflicts
•Catastrophe risks and reinsurance, including implications of the January 2025 California wildfires
•Enterprise resilience

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Board Role in Setting Compensation
The Compensation and Human Capital Committee reviews and approves compensation for the executive officers (other than the CEO) and makes recommendations to the Board on compensation for the CEO and the structure of plans used for executive officers. The Compensation and Human Capital Committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant, Pay Governance. Pay Governance’s responsibilities include:
•Benchmarking Allstate’s plans and compensation relative to the market;
•Factoring investor perspective on compensation into plan structure;
•Evaluating changes to the executive compensation program;
•Assessing Allstate’s executive compensation design, peer group selection, relative pay for performance and total direct compensation for individual senior executive positions; and
•Providing the Nominating, Governance and Social Responsibility Committee with competitive information on director compensation.
The Compensation and Human Capital Committee annually evaluates the compensation consultant’s performance and independence.
The Compensation and Human Capital Committee grants all equity awards to individuals (other than the CEO) designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Internal Revenue Code Section 162(m). The Board approves all equity grants to the CEO. The Compensation and Human Capital Committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2019 Equity Incentive Plan. The Board has delegated limited authority to the CEO and the Chief Human Resources Officer to grant equity awards to non-executive officers which are presented at the next Compensation and Human Capital Committee meeting. When reviewing and approving executive compensation, the Compensation and Human Capital Committee ensures that:
•Compensation plans align annual and long-term incentives with short- and long-term business goals. No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program or the long-term incentive program.
•Multiple performance measures are utilized that correlate with shareholder value creation and limit the risk associated with any single performance indicator.
All incentive compensation granted to our executive officers and certain other employees, including all cash and equity-based, and both performance and time-based awards, is subject to clawback in accordance with our clawback policies. For additional information on our clawback policies, see page 68.

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Management Succession Planning and Senior Leadership Development
We maintain a deep bench of talent across the organization. The Board’s involvement in leadership development and succession planning is systematic and continuous, designed to prepare Allstate for both expected leadership transitions, such as retirements, role changes and unexpected departures. The Board has regular and direct interactions with senior leadership and high-potential leaders throughout the year, giving directors first-hand insight into the “readiness” level of internal candidates. These efforts support deliberate succession planning while helping to ensure that leadership transitions are executed smoothly.
In the past year, we implemented several leadership transitions to support Allstate’s execution of its Transformative Growth strategy and accelerate its computing and AI transformation. These changes underscore the effectiveness of our talent development process.
The chart below illustrates the Board’s continual management succession planning process.

â

April	à	July	à	September	à	November

CEO Succession		Organizational Health		Key Leader Succession		Scenario Planning and Key Leader Succession

•Succession alternatives across multiple time periods •Alternatives are evaluated under different strategic and operating scenarios		•Recruitment, development and retention of talent across the enterprise •Employee engagement, organization structure and culture		•Senior leadership succession alternatives, including CEO •Key leader development and retention		•CEO and senior leadership succession planning—”what if” scenario planning •Board dialogue in advance of unexpected succession issues

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Board Oversight of Risk	Risk and Return Principles	Oversight of Certain Key Risks	AI Governance

Risk and Return Management Oversight
Board Oversight of Risk
The key risk areas overseen by each Board committee are described below.

Board of Directors Overall accountability of Allstate’s enterprise risk and return management

Risk and Return Committee	Audit Committee	Compensation and Human Capital Committee	Nominating, Governance and Social Responsibility Committee

Review Frequency of Risk Areas

Five times annually	Four times annually	Twice annually	Twice annually

Key Areas of Risk Oversight

•ERRM Framework and risk-related decision making
•Enterprise risk and return profile, including emerging risks
•Enterprise resilience
•AI governance
•Risk and return perspective on strategic and operating plans
•Extremely low frequency scenarios with potentially high impacts

•System of internal controls over accounting and financial reporting and disclosures
•External financial reporting
•Effectiveness of ethics and compliance program and reporting
•Cyber resilience and cyber security
•Litigation and regulatory developments
•Auditor independence

•Executive compensation programs (design, performance measures and ranges in incentive plans), including review of the Chief Risk Officer’s assessment of incentive compensation programs
•Senior executive succession planning
•Human capital management, leadership and development, organizational health and pay equity

•Corporate governance
•Shareholder engagement
•Political contributions and public policy activities, including review of the Chief Risk Officer’s assessment of political activities
•Sustainability strategy, progress and reporting

Reports From

•Chief Risk Officer •Business unit chief risk officers •Senior business leaders •External experts
•Chief Financial Officer, Chief Accounting Officer, Chief Audit Executive, Chief Risk Officer, Chief Ethics and Compliance Officer, Chief Information Security Officer, Deputy General Counsel, Global Litigation
•Independent cybersecurity advisor
•Independent registered public accountant
		•Chief Human Resources Officer •Chief Risk Officer •Independent compensation consultant •External and other internal experts	•Deputy General Counsel, Corporate Law •SVP, Government Relations •Chief Risk Officer •External and other internal experts

Management

Management is responsible for the day-to-day implementation of the ERRM Framework. The management team includes an executive risk and return management committee, and specialist committees that govern particular risks across three risk and return principles and six key categories identified on page 37.

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Board Oversight of Risk	Risk and Return Principles	Oversight of Certain Key Risks	AI Governance

Allstate’s Risk and Return Principles Guide Decision Making
Allstate’s Enterprise Risk and Return Management (ERRM) Framework utilizes a principles-based model focused on assessment, transparency and dialogue. Our principles define how we operate and determine how we make decisions related to risk and return.
In managing our business, we aim to maintain a Strong Foundation, Build Strategic Value and Optimize Return Per Unit of Risk.
•The Framework is anchored by iterative processes that promote dynamic learning and feedback with risks and opportunities continuously identified, measured, managed, monitored and reported.
•These processes are applied across six key categories, spanning strategic, culture, investment, financial, insurance and operational risks.
•Robust controls and governance ensure that risks are appropriately monitored and managed with risk-taking activity overseen by a cascading committee structure that includes Board oversight, an enterprise risk and return management committee, and specialist committees that govern particular risks.
The Board oversees the design and implementation of Allstate’s ERRM Framework. The Risk and Return Committee oversees the program’s effectiveness, governance structure and risk-related decision making and regularly reviews the Chief Risk Officer’s assessment of the enterprise risk and return profile.

Risk and Return Principles	Key Risk and Return Categories(1)

Maintain Strong Foundation
•Maintain capital strength, solvency and liquidity
•Comply with laws and ensure the political and regulatory environment support our operating model
•Act ethically and with integrity
•Protect our customer and proprietary information, assets and technology
	Strategic •Customer Value & Experience •Macro Environment •Regulatory Environment •Competitive Environment •Internal Capabilities •Reputation	Culture •Experience •Opportunity •Ethical Culture •Strategic Alignment •Our Shared Purpose Behaviors Alignment

Build Strategic Value •Continually invest in enhancing our strategic position •Create flexibility to adapt our business model in a changing world •Differentiate through innovation	Investment •Interest Rates •Credit Spreads •Equity •Performance-Based Portfolio	Financial •Credit Ratings •Liquidity •Capital and Leverage

Optimize Return Per Unit of Risk
•Optimize growth, return, volatility, liquidity and capital
•Explicitly recognize the value of customer relationships in operating and strategic decisions
•Develop new business offerings and investment opportunities while managing risk concentrations

Operational
•Human Capital
•Products and Services
•Execution and Process Management
•Fraud
•Regulatory and Legal
•Business Disruption
•Technology
•Data and Analytics
•Model and Artificial Intelligence
•Third Party Management
Insurance •Property/Casualty Margins •Catastrophes/Severe Weather •Distribution/Growth •Service Contract and Other Services

(1)Climate risk and return is embedded and managed within all risk categories listed above.

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Board Oversight of Risk	Risk and Return Principles	Oversight of Certain Key Risks	AI Governance

Oversight of Certain Risk Areas
Management reports regularly to the Board and its committees on identification, evaluation and updates of key risk areas. See below for a discussion of some of the risk areas the Board and its committees reviewed in 2025.

Cyber Resilience and Cybersecurity

The Audit Committee and the Board oversee the company’s cyber security capabilities, including efforts to enhance protection against emerging threats, detection of system compromise and recovery of system functionality should a cyber attack or unauthorized access occur.
•The Board oversees: (i) data protection efforts, including policies and systems designed to prevent and, if necessary, respond to cyber threats; (ii) the company’s information security program, which is designed to protect and preserve the confidentiality, integrity and continued availability of all information owned by, or in the care of, the company; and (iii) enterprise resilience, including the ability of Allstate to prepare for, withstand and recover from unanticipated disruptions, including those associated with cyber and ransomware events.
•The Audit Committee uses an independent cybersecurity advisor to provide additional expertise on the effectiveness of the cyber resilience and cybersecurity program.
•The Chief Information Security Officer, in coordination with the Chief Resilience Officer, meets with the Audit Committee and the Board on cyber resilience and cybersecurity risk management, the control environment, emerging threat intelligence and key risk and performance measurements.
•Allstate’s internal audit function regularly reviews and tests the cybersecurity program and reports the results to the Audit Committee.

Business Strategy

The Board provides oversight on the development and implementation of Allstate’s strategic plans and associated risks. The full Board oversees strategy and Board committees have additional oversight of various aspects of Allstate’s strategy. Strategy is discussed at each regular Board meeting and the Board meets with management on specific initiatives and topics such as short- and long-term strategic and operational plans, Transformative Growth, development and deployment of artificial intelligence, capital strategy, investment strategy, and acquisitions and divestitures.

Human Capital Management

The Board and the Compensation and Human Capital Committee review Allstate’s human capital management practices, including risks and opportunities in areas such as talent development, organizational transformation and employee engagement. For additional information on the Board’s role in oversight of leadership succession planning, see page 35.
Risks and opportunities associated with the company’s culture are identified, monitored and measured within the ERRM Framework.
Allstate engages an outside firm to provide a detailed pay equity analysis to identify potential pay gaps across substantially similar groups and identify policies, practices or systematic issues, if any, that may contribute to pay gaps now or over time. The external analysis found that Allstate’s results compare well to benchmarks for companies of similar size and scope.

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Political Activity

Allstate engages in public policy advocacy at the state and federal levels to foster market innovation, protect customers, promote safety and security including mitigation and resiliency measures, ensure a healthy regulatory environment and promote fiscal responsibility. Allstate is subject to extensive regulation, primarily at the state level, which impacts many aspects of Allstate’s business, including insurance pricing, claims practices, customer communications, privacy, litigation, sales practices, underwriting standards, investments and capital.
•The Nominating, Governance and Social Responsibility Committee provides oversight of Allstate’s political contributions and activities.
•The Chief Risk Officer reports to the Nominating, Governance and Social Responsibility Committee and the Board, providing an annual assessment of risks associated with political engagement while ensuring that there is appropriate risk management and oversight. The 2025 assessment concluded that political engagement appropriately balances risk and return.

Ethics and Compliance

The Audit Committee oversees Allstate’s ethics and compliance program. At least semi-annually, the Audit Committee meets with the Chief Ethics and Compliance Officer to discuss and review Allstate’s ethics and compliance program and its effectiveness. This includes any ethics and compliance matters that may have a material impact on Allstate, including its operations, financial condition and reputation.
The Audit Committee is also responsible for the periodic review and assessment of Allstate’s Global Code of Business Conduct. The Code provides the framework for the decisions we make and the actions we take. The commitment to doing the right thing strengthens our business by making us more reliable, resilient and responsive to those we serve.

Sustainability

The Nominating, Governance and Social Responsibility Committee and the Board receive regular updates on sustainability developments and reporting from our Deputy General Counsel, Corporate Law. In addition, the Risk and Return Committee assesses climate risk. The Deputy General Counsel, Corporate Law works with leadership from across the company, including the Responsible Investing Committee, on strategy, progress and reporting on climate matters. Read our 2025 sustainability reporting to see how Allstate is working to create a safer, more sustainable world for future generations, available at www.allstatesustainability.com.

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Board Oversight of Risk	Risk and Return Principles	Oversight of Certain Key Risks	AI Governance

Responsible AI Governance

Artificial Intelligence (AI) creates strategic opportunities to better serve customers and improve efficiency. Allstate is committed to deploying innovative AI solutions safely, ethically and responsibly. The AI Governance Program leverages Allstate’s ERRM Framework described on page 37, cyber resiliency framework and enterprise privacy program to provide oversight and accountability, while facilitating innovation.

AI Governance Oversight
The Risk and Return Committee has responsibility for overseeing AI governance to support the full Board’s enterprise risk and return oversight. Senior management, including Allstate’s Chief Risk Officer and Chief Legal Officer, reports to the Risk and Return Committee and the Board on AI governance and Allstate’s AI Governance Program. The Audit Committee reviews relevant aspects of the control environment.
During 2025, the Board and its committees engaged on a broad range of AI governance, strategy, operational and educational topics, including:
•AI Governance Framework
•Allstate’s Large Language Intelligent Ecosystem (ALLIE)
•Generative and Agentic AI Priorities
•Human Capital Management and AI
•Marketing in the Age of AI
•AI and Financial Reporting, Internal Controls and Audit
The AI Governance Program is led by Enterprise Risk and Return Management with cross-functional input on strategy and operations from various areas of the company including legal, compliance, human resources and technology.

AI Governance Framework Board Oversight The Board of Directors receives regular updates on AI strategy and governance

Risk and Return Committee	Audit Committee

Responsible for oversight of AI risks, opportunities and governance	Oversees AI impacts on financial reporting and the audit process

Management

Executive Sponsors of AI Governance Program: Chief Risk Officer & Chief Legal Officer	Management Oversight of AI

Implementation of AI Governance Program

Enterprise Risk and Return Management	Law and Regulation	Technology and other Business Areas

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Risk Management Embedded into Development, Deployment and Use of AI
Allstate’s AI Governance Program has policies, procedures and controls over design, implementation and utilization. The program also includes workforce training to build AI literacy, risk assessments and due diligence, inventories of AI systems and monitoring. The program is reviewed and updated to address emerging risks and new capabilities such as agentic AI.

Step 1 Perform Due Diligence Conduct risk assessments of AI technology and use cases, including supplier usage, to identify risks and determine governance requirements

Step 2 Build and Test Rigorously review and test AI use cases to ensure appropriate levels of accuracy and risk mitigation

Step 3 Deploy, Use and Monitor Implement AI solutions with process and technology controls in place to enable ongoing safe and reasonable use

Societal Engagement
Allstate uses a Societal Engagement Framework to evaluate, prepare for and act on societal issues where Allstate can make a meaningful difference.

Six principles inform our position on issues and the actions we take:

1	Values: Does it align with our values?	4	Agency: Can we affect change?

2	Customers: Will it help us better serve customers?	5	Stakeholder Impact: How does it impact stakeholders?

3	Expertise: Do we have sufficient expertise?	6	Risk/Return: What’s the risk/return profile?

Allstate’s societal engagement is grounded in our role as a protection provider and a trust-based business. Our Societal Engagement Framework focuses on the impacts of increasingly severe weather on customers, consumer data privacy and increasing trust in business and society.
•Addressing the impact of severe weather on customers
Allstate advocates for public policy solutions to reduce the frequency and severity of losses and improve disaster response coordination. Collaboration with policymakers and industry partners advances risk mitigation, resilient building practices and regulatory practices that accurately price risk to ensure availability and fairly spread costs among consumers.
•Ensuring customer privacy while improving value
Trust is foundational to insurance, and protecting customer data is essential to maintaining that trust. Allstate continues to invest in data security, privacy controls and governance frameworks designed to safeguard sensitive information across millions of customer interactions each year.
•Increasing trust in business and society
The insurance industry is built on trust, which extends beyond individual policies and into the communities served. Allstate strengthens trust in business and society by fostering local relationships and supporting initiatives that promote civic engagement, volunteering and bridging differences.

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Shareholder Engagement
Since the 2025 Annual Meeting, we engaged with shareholders representing approximately 35% of outstanding shares. Allstate participants included: our independent Lead Director, Chair, President and CEO, Chief Legal Officer and General Counsel, Chief Human Resources Officer, VP of Executive Compensation, SVP and Deputy General Counsel of Corporate Law, Director of Investor Relations and Corporate Secretary.
Shareholder Feedback is Integrated Into Board Discussions and Decisions

Contacted shareholders representing >55% of Allstate's outstanding shares for opportunity to engage	Met with shareholders representing 35% of Allstate's outstanding shares

Key Themes Discussed	Recent Allstate Actions and/or Feedback Discussed

Board Composition and Capabilities
•Board composition and skills and experiences prioritized in director searches
•The Nominating, Governance and Social Responsibility Committee and the Board regularly assess director capabilities and skills needed to oversee Allstate in today’s complex and rapidly evolving environment
•The Board has deep expertise in insurance, technology, capital markets and business transformation, among other areas
•A rigorous, challenge-driven Board culture supports effective oversight of strategy, risk and performance amid evolving customer expectations and competitive pressures

Strategy and Senior Leadership
•Ensuring that senior leadership is well-positioned to help lead the company through complex and challenging market conditions
•In 2025, we executed planned leadership transitions essential to completing Transformative Growth and advancing Allstate’s computing and AI strategy, reflecting the rigor of Allstate’s leadership development efforts and the depth of talent across the enterprise

Executive Compensation
•Shareholders provided feedback on Allstate’s executive compensation approach and its alignment with company strategy and shareholder value creation
•Discussions on compensation program design and performance measures

Management Succession Planning
•Board’s succession planning processes and how directors gain exposure to senior leadership
•The Board regularly discusses leadership development, succession planning and emergency scenario planning
•Directors regularly meet with senior leaders on a 1:1 basis and in informal settings

AI Governance
•Shareholders identified AI as a top emerging topic, with interest in strategy, risk, governance, data privacy and workforce impacts
•Allstate’s Board and its committees review AI strategy implementation, risk and governance multiple times during the year, with senior management and outside advisors
•The Board reviews the development and deployment of Allstate's Large Language Intelligent Ecosystem (ALLIE), which is designed to enhance customer value and employee opportunity

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Year-Round Shareholder Engagement Informs Robust Governance

The Nominating, Governance and Social Responsibility Committee, the Compensation and Human Capital Committee and the full Board review shareholder feedback, monitor emerging trends, and use these insights to identify and prioritize issues to be addressed.
Our directors and senior leaders maintain a proactive, year-round engagement program, meeting with shareholders three times annually, before, during and after the Annual Meeting of Shareholders.
Shareholder feedback is reviewed by the Nominating, Governance and Social Responsibility Committee, the full Board, and other committees as appropriate. Regulatory developments and corporate governance best practices are also reviewed to inform future actions.

Communication with the Board
The Board has established a process to facilitate communication by shareholders and other interested parties with directors as a group. The Chief Legal Officer and General Counsel reports to the Nominating, Governance and Social Responsibility Committee on correspondence received that, in her opinion, involves functions of the Board or its committees or that merits Board attention. Items that are unrelated to the duties and responsibilities of the Board are not reported to the committee.

The Allstate Board welcomes your input.

directors@allstate.com

The Allstate Corporation, Nominating, Governance and Social Responsibility Committee 3100 Sanders Road, Northbrook, IL 60062, c/o General Counsel

The Audit Committee has established procedures for the receipt, retention and treatment of any complaints about accounting, internal accounting controls or auditing matters. To report any issue relating to The Allstate Corporation’s (including Allstate Insurance Company and its affiliates) accounting, accounting controls, financial reporting or auditing practices, you may contact the company by mail, telephone or email. Telephone contacts may be kept confidential at your request.

By mail: The Allstate Corporation, Audit Committee 3100 Sanders Road, Northbrook, IL 60062 c/o General Counsel	By phone: Allstate i-Report Line: 1-800-706-9855	By email: auditcommittee@allstate.com
The communication process and the methods to communicate with directors are posted on the “Governance Overview” section of www.allstateinvestors.com.

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Director Compensation
Director Compensation Program
We structure the compensation program for non-employee directors based on peer practices for large, complex and highly regulated company and peer practices. The following charts describe each component of our non-employee director compensation program for fiscal year 2025:

Non–Employee Director	Additional Annual Cash Retainers

$135,000 Annual Cash retainer	$190,000 Annual Equity
+

$50,000 Lead Director

$35,000 Audit Committee Chair and Risk and Return Committee Chair

$30,000 Compensation and Human Capital Committee Chair

$25,000 Nominating, Governance and Social Responsibility Committee Chair
Equity Compensation
•The Board believes that a meaningful portion of a director’s compensation should be in the form of equity securities to create alignment with corporate performance and shareholder interests.
•Annual restricted stock units (RSUs) are granted under a fixed-value formula and in accordance with the shareholder approved 2017 Equity Compensation Plan for Non-Employee Directors.
•Aggregate grant date fair value of any award granted to a director during a calendar year may not exceed $800,000.
•Each RSU includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock.
2025 Review of Director Compensation Program
•The Compensation and Human Capital Committee’s independent compensation consultant Pay Governance met with the Nominating, Governance and Social Responsibility Committee during 2025 to review non-employee director pay benchmarking data and the design and competitiveness of the company’s director pay practices. No changes were made for 2026.
Director Stock Ownership Guidelines
Each director is expected to accumulate and maintain an ownership position in Allstate common stock equal to six times the value of the cash retainer.
•Directors have five years to meet and maintain the Director Stock Ownership Guidelines, either within five years of joining the Board or within five years of an increase in annual cash retainer.
•Allstate shares personally or beneficially owned and unvested restricted stock units count toward meeting the director stock ownership guidelines.
•All current directors are in compliance with meeting the stock ownership guidelines. Ms. Morris, who joined the Board in 2024 is on track to own Allstate common stock equal to six times the value of the cash retainer within five years of when she joined the Board.

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2025 Director Compensation
The following table summarizes the compensation for each of our non-employee directors in 2025.

Name	Leadership Roles Held During 2025	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Total ($)

Donald E. Brown	Audit Committee Chair	170,000	190,100	360,100
Kermit R. Crawford		135,000	190,100	325,100
Richard T. Hume	Lead Director (Nov 21 - Dec 31, 2025)	140,571	190,100	330,671
Margaret M. Keane		135,000	190,100	325,100
Siddharth N. Mehta		135,000	190,100	325,100
Maria R. Morris		135,000	190,100	325,100
Jacques P. Perold	Risk and Return Committee Chair	170,000	190,100	360,100
Andrea Redmond	Nominating, Governance and Social Responsibility Committee Chair	160,000	190,100	350,100
Gregg M. Sherrill(1)	Lead Director (Jan 1 - Nov 20, 2025)	185,000	190,100	375,100
Judith A. Sprieser		135,000	190,100	325,100
Perry M. Traquina	Compensation and Human Capital Committee Chair	165,000	190,100	355,100
Monica J. Turner		135,000	190,100	325,100
(1)Mr. Sherrill retired from the Board effective November 21, 2025.
(2)Amount in this column reflects the annual cash retainer paid quarterly to each director in advance on the first business day of each quarter unless a director elects to receive all or a portion of the retainer in the form of Allstate common stock pursuant to the 2017 Equity Compensation Plan for Non-Employee Directors. The retainer is prorated for a director who joins the Board during a quarter. In 2025, Ms. Keane and Mr. Traquina each elected to receive 100% of their retainer in the form of common stock. Under Allstate’s Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer the receipt of their retainers and, subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years in accordance with the director’s instructions. The accumulated amount of common share units as of December 31, 2025, for directors previously electing to defer their cash retainer, is reflected in the table below.

Amounts Deferred under Allstate’s Deferred Compensation Plan for Non-Employee Directors	Allstate Common Share Units (#)

Mr. Traquina	7,666
(3)Directors are granted restricted stock units (RSUs) on June 1 equal in value to $190,000 divided by the closing price of a share of Allstate common stock on such grant date, rounded up to the nearest whole share. Amount in this column reflects the grant date fair value of the RSUs granted in 2025 based on the final closing price of Allstate common stock on the actual grant date, which in part also reflects the payment of expected future dividend equivalent rights. (See Note 18 to our audited financial statements for 2025). The values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each RSU entitles the director to receive one share of Allstate common stock on the conversion date (see footnote 3).
(4)The following table sets forth outstanding RSUs as of December 31, 2025 for each director. The value of the RSUs is based on the closing price of Allstate common stock of $208.15 on December 31, 2025.

Name	Restricted Stock Units (#)	Value of Restricted Stock Units as of 12/31/25 ($)	Multiple of Annual Cash Retainer (including shares held outright)

Mr. Brown	4,842	1,007,862	15.5
Mr. Crawford	23,872	4,968,957	38.3
Mr. Hume	3,542	737,267	11.5
Ms. Keane	3,542	737,267	30.6
Mr. Mehta	13,086	2,723,851	31.4
Ms. Morris	2,447	509,343	3.8
Mr. Perold	15,996	3,329,567	24.7
Ms. Redmond	39,344	8,189,454	60.7
Mr. Sherrill	—	—
Ms. Sprieser	41,730	8,686,100	64.3
Mr. Traquina	14,555	3,029,623	30.8
Ms. Turner	3,998	832,184	6.2
RSUs granted before September 15, 2008, convert into common stock one year after termination of the director’s Board service. RSU awards granted on or after September 15, 2008, and before June 1, 2016, convert into common stock upon termination of Board service. RSUs granted on or after June 1, 2016, convert into common stock on the earlier of the third anniversary of the date of grant or upon termination of Board service. Directors had the option to defer the conversion of the RSUs granted on June 1, 2016, for ten years from the date of grant or the later of termination of Board service or June 1, 2024. The conversion of RSUs granted after June 1, 2016, may be deferred for ten years or until termination of Board service. In addition to the conversion periods described above, RSUs will convert into common stock upon a director’s death or disability. Because each of Ms. Keane, Mr. Hume, Mr. Mehta, Mr. Sherrill and Ms. Sprieser had elected a standard period of deferral for their 2022 RSU grants, each such director had 1,300 RSUs convert to common stock on June 1, 2025. With respect to Mr. Sherrill, 3,542 RSUs converted into common stock one day following the date of his retirement from the Board effective November 21, 2025.

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Executive Compensation

Item 2 Say-on-Pay: Advisory Vote on the Compensation of the Named Executives

Voting Recommendation The Board recommends a vote FOR this proposal.

What am I Voting on?
Every year, shareholders give a non-binding advisory vote on the pay of our named executive officers, as described in the Compensation Discussion and Analysis and the related tables and explanations in this proxy statement. The Board and the Compensation and Human Capital Committee (the “committee,” as referenced throughout the Compensation Discussion and Analysis) review the voting results when they design the executive compensation program.
Overview of Executive Compensation Program
•Determines the appropriate executive compensation based on the achievement of financial goals, long term strategic plans, and long term shareholder value
•Independent oversight by the Board’s Compensation and Human Capital Committee
•Independent compensation consultant reviews and compares our compensation program to the market
•Executive pay is targeted at 50th percentile of our peer group and is aligned with short- and long-term business goals and strategy
•A majority of long-term incentives (LTIs) are performance-based
Shareholders are being asked to approve the following advisory resolution on the executive compensation of our named executives:

RESOLVED, on an advisory basis, the shareholders of The Allstate Corporation approve the compensation of the named executives, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis and accompanying tables and narrative on pages 47-91 of the Notice of 2026 Annual Meeting and Proxy Statement.

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Compensation Discussion and Analysis
Message from the Compensation and Human Capital Committee
Allstate’s compensation philosophy is to pay for performance over short- and long-term periods, with a focus on financial, operating and strategic metrics that are designed to drive shareholder long-term value. Each year, the committee reviews the named executives’ performance and uses a balanced and disciplined approach to determine base salaries and variable compensation awards. In 2025, a number of alternative compensation structures were considered with feedback from shareholders, as inputs into compensation decisions. During 2025, the committee also focused on senior leadership development, succession planning, and enterprise organizational health. We appreciate the feedback on all of these topics and hope to have your support on this year’s say-on-pay vote.

WHERE TO FIND

2025 Executive Compensation At-a-Glance	48	Compensation Decisions for 2025	61	Compensation Risk	68
		Other Elements of Compensation	65	Compensation Committee Report	68
Incentive Design and Goal-Setting	51
		Compensation Governance Practices	67	Summary Compensation Table	69
Shareholder Engagement and 2025 Say-on-Pay Results	52
				Non-GAAP Performance Measures for 2025	83
		Equity Ownership Requirements	67
Timing of Equity Awards and Grant Practices	52
		Policies on Hedging and Pledging Securities	67	Pay Ratio	87
				Pay Versus Performance Table	88
Peer Benchmarking	53
		Clawback of Compensation	68
Compensation Elements	54

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1	2025 Executive Compensation At-a-Glance

Allstate’s executive compensation program is designed to ensure that the interests of our executives are aligned with our shareholders.

Pay for Performance Over 90% of our CEO’s and over 80% of our other Named Executive Officers’ (NEOs’) compensation opportunity is at-risk and based on measurable performance goals.	Establish a Strong Link Between Performance Measures and Strategic Objectives Performance measures are linked to operating priorities designed to create long-term shareholder value.

Alignment of Pay with Performance
Allstate’s executive compensation program is designed to align pay with performance and reinforce long‑term shareholder value creation. Annual cash incentives are linked to near-term operating priorities and long-term equity measures are based on shareholder value creation.
Program Design and Philosophy
•A significant portion of the named executives’ compensation is at-risk and tied to achievement of key financial and strategic goals. Collectively, approximately 88% of their average target compensation is dependent on performance outcomes.
•Incentive compensation plans incorporate metrics that incentivize our executive leadership team to achieve Allstate’s short‑ and long‑term business objectives.
•These metrics align with our business strategy and support shareholder value creation at all points in the business cycle.
•Equity-based programs use performance measures correlated with long‑term shareholder value.
Evidence of Alignment in Incentive Outcomes
•Our results this past year demonstrate the executive compensation program operates as intended and aligns outcomes with shareholder expectations. When performance exceeds goals, executives earn above-target compensation, whereas when performance is below expectations, payouts are reduced accordingly.
Annual Incentive Plan (AIP)
•In 2025, net income increased to $10.2 billion due to improvements across Allstate’s businesses.
•As a result, the AIP funded at 127.2% of target for 2025.
•This compares to 188.1% in 2024 and 50% in 2023.

2025 Annual Cash Incentive 127.2% Payout as a percentage of target pool funding

Performance Stock Awards (PSAs)
•The 2023–2025 PSA program resulted in a payout of 157.4%. This compares to the 2022–2024 PSA program which paid out at 62.2%, reflecting the impact of auto insurance results on returns in 2022 and 2023.

2023-2025 Performance Share Stock Awards 157.4% Shares vested as a percentage of target

Fiscal 2025 Variable Pay Components
For fiscal 2025, the variable pay components (described below) are comprised of short‑ and long-term metrics intended to align with our pay-for-performance compensation philosophy which delivered the following outcomes:
•Total policies in force grew by 3% over 2024 to 211 million, marking a return to growth in the property-liability businesses,
•Net Income applicable to common shareholders rose to $10.2 billion, a 123% increase over 2024, and
•Shareholders were provided with over $2.2 billion of cash returns through dividends and share repurchases, an increase of 136% over 2024.
For more information about the metrics we use to measure compensation and the resulting payouts, see the Compensation Elements section of the Compensation Discussion and Analysis (CD&A).

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At-Risk Pay Aligns with Performance and Compensation Governance Best Practices
The charts below illustrate the allocation of all components of fiscal 2025 direct compensation at target for our CEO and for our other NEOs as a group.

CEO	Other NEOs

22%
Stock Options
7%
Base Salary
21%
Annual Cash Incentive
93%
Performance-Based/At-Risk
72%
Long-Term Equity-Based
50%
Performance Stock Awards

11%
Restricted Stock Units
11%
Stock Options
54%
Long-Term Equity-Based
84%
Performance-Based/At-Risk
16%
Base Salary
30%
Annual Cash Incentive
32%
Performance Stock Awards

Compensation Governance Best Practices
Our compensation program adheres to high standards of compensation governance for our executive officers.

What We Do

  Benchmark to peers of similar industry, size and business complexity
  Target pay at 50th percentile of peers
  Use an independent compensation consultant
  Deliver a majority of LTI through performance stock awards (PSAs)
  Use a Total Shareholder Return (TSR) metric relative to peer performance
  Denominate and settle the entire LTI in equity
  Provide clear rationale for the metrics used to fund the annual and long-term incentive plans

  Have maximum payout caps for annual cash incentive compensation and PSAs
  Have robust equity ownership requirements
  Policy to clawback or cancel certain compensation beyond the Dodd-Frank Act requirements
  Have one-year minimum equity vesting provision in the equity plan
  Employ double trigger vesting in the event of a change in control

What We Don't Do

   Employment agreements for executive officers
   Guaranteed annual salary increases or bonuses
   Special tax gross-ups other than for relocation allowance
   Repricing or exchange of underwater stock options
   Plans that encourage excessive risk-taking
Hedging or pledging of Allstate securities Include equity awards in pension calculations Excessive perks Count unvested PSAs or stock options towards ownership requirements

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Executive Compensation Program and Allstate’s Strategy

•In 2025, total revenues grew to $67.7 billion (5.6% above the prior year), driven by increased Property-Liability earned premium and net investment income.
•Successful risk and return management contributed to excellent underwriting and investment results. Net income applicable to common shareholders was $10.2 billion compared to $4.6 billion in 2024.
•The Company advanced its Transformative Growth strategy, including the rollout of Allstate ASC (Affordable, Simple and Connected) auto and homeowners insurance products in 43 and 31 states, respectively.
Allstate’s success depends on the expertise and leadership of the management team. Our executive compensation payouts align with business results to attract, motivate, and retain talented leaders. A significant portion of executive pay is performance-based, delivered through cash and equity incentives tied to measurable short- and long-term goals to promote:
•A culture of high performance and accountability
•Alignment between executive compensation and objectively measured company performance
•Progress toward key strategic priorities
•The long-term interests of our shareholders

2025 Compensation Metrics Support Allstate’s Strategy

Annual Cash Incentive Awards	Specific Business Growth and Profitability	Captures growth and profitability of Allstate businesses

	Enterprise Performance Net Income	Aligns with corporate value of collective success and overall results

Performance Stock Awards	Average Performance Net Income ROE
Correlates to shareholder value creation
Measures performance in a way that is tracked and understood by investors
Captures both income statement and balance sheet results, including capital management actions

	Relative Total Shareholder Return (TSR)	Added in 2020 based on feedback from shareholders and prevalent market practices Performance is relative to a TSR peer group

Comparison of Total Shareholder Return (%) Against Allstate Peers
1-Year

25%
20%				10.1%
15%	7.2%	6.2%	6.2%
10%

5%
0%

3-Year

90%				64.6%
72%	52.6%	50.2%	45.5%

54%

36%
18%
0%

5-Year

140%	120.1%	120.7%	111.1%	114.1%

105%
70%

35%
0%

¢	Peers	¢	P&C Peers	¢	Life Peers	¢	Allstate

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2	Incentive Design and Goal-Setting

Role of the Compensation and Human Capital Committee in Setting Executive Compensation
The Compensation and Human Capital Committee designs, approves and oversees the implementation of Allstate’s executive compensation program. The committee makes recommendations to the Board on compensation for the CEO, reviews senior management selections and, in conjunction with the full Board, oversees succession planning. The committee also reviews and approves compensation for the leadership team, with feedback from the CEO on compensation other than his own.
The committee, in conjunction with its independent compensation consultant, Pay Governance, evaluates the executive compensation structure on an annual basis to ensure alignment with Allstate’s compensation philosophy, business strategy, shareholder priorities and peers. The compensation philosophy centers around maintaining a compensation program for the named executives that is designed to promote the achievement of short- and long-term financial and strategic goals. The committee’s 2025 review is described in Compensation Decisions for 2025 on pages 61-64.
Incentive Design, Payout and Goal-Setting Process
For the annual and long-term incentive programs, the committee oversees a rigorous and comprehensive goal-setting process. The committee uses performance measures in the annual and long-term programs that (1) align with the company’s strategy, operating priorities and shareholder interests, (2) are based on the annual and strategic operating and financial plans and (3) reflect the company’s overall performance. The following timeline of key events reflects the committee’s process in fiscal year 2025:
Timeline of Compensation Events

The Committee's incentive design, goal-setting and payout process is a year-round process

â
April - July	à	November - January	à	February

Review Compensation Philosophy and Benchmark		Establish Plan Design and Key Metrics		Calculate Payouts

•Evaluate peer group to determine if any changes are appropriate for the next performance cycle
•Compare executive compensation against peers' target compensation, financial results and shareholder returns over one, three and five years
•Hold Annual Meeting and review feedback from shareholders and proxy advisory firms on compensation
•Independent compensation consultant provides pay for performance analysis, advice on incentive design and information on current market practices and industry trends

•Monitor compensation estimates in comparison to actual and relative performance
•Independent compensation consultant provides advice on executive pay levels
•Establish plan design and performance measures for the upcoming year
•Board approves annual operating plan which is used to establish target performance and ranges for the annual and long-term incentive programs. Long-term plan targets reflect 3-year strategic objectives and peer performance and LTI ranges reflect historical and expected performance, market expectations and industry trends
•Review program for alignment with enterprise risk and return principles

•Actual performance against goals determines the corporate pool for the annual incentive award
•Annual incentive pool is allocated based on performance of businesses and individual leaders to align pay with performance
•Determine the number of performance stock awards that will vest for the applicable measurement period based on actual performance
•Review and approve salary adjustments and annual incentive payments and equity grants for executive officers
•Monitor compliance with equity ownership requirements

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Shareholder Engagement and 2025 Say-on-Pay Results
At the 2025 Annual Meeting of Shareholders, more than 95% of votes cast supported the Company’s executive compensation program. Allstate engages with its shareholders multiple times throughout the year to hear their feedback and ensure continued alignment of compensation practices with shareholder expectations and market trends. Since the 2025 Annual Meeting, members of senior management and the independent Lead Director engaged with shareholders representing approximately 35% of shares outstanding. In these meetings, we discussed topics related to executive compensation and corporate governance, including how Allstate’s compensation program has evolved over time and aligns with the company’s strategy. Investors generally expressed support for Allstate’s program design and focus on pay for performance. In determining the structure and amount of executive pay, the Compensation and Human Capital Committee carefully considered this feedback, alongside our compensation philosophy, strategic business goals, market practices and 2025 vote results. As was the case in 2025, long-term equity incentive targets in 2026 will be based on adjusted net income return on equity and relative total shareholder return. For additional information on the company’s shareholder engagements, see page 42 and for additional information on long-term equity incentive targets, see pages 58-60.
Timing of Equity Awards and Grant Practices
•The committee’s long‑standing practice is to approve and grant annual LTI awards, including stock options, on a pre‑determined schedule in the first quarter of each year in accordance with the Company’s annual compensation cycle. This schedule allows the committee to align equity awards with annual performance and business goals and prevents intentionally timing such grants in anticipation of the release of material nonpublic information (MNPI).
•The committee may grant equity incentive awards, including stock options, to newly hired employees, promoted employees and executives recognized outside the annual grant cycle. In these cases:
•The grant date will be the third business day of the month following the hire or promotion, or the next trading day if that date is not a trading day, as approved by the committee.
•All equity awards granted through this process are conditioned on the employee being an active employee on the grant date.
•The exercise price of any stock option will be the closing market price of the company’s common stock on the grant date on the principal national securities exchange on which the common stock is listed or admitted to trade.
•The committee does not take MNPI into account when determining the timing and terms of stock options and other equity awards, and the company’s disclosure of MNPI is not timed on the basis of equity award grant dates or for the purpose of affecting the value of executive compensation.
As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information about the stock options granted to our NEOs on February 24, 2025, the same business day on which we filed our Form 10-K for the fiscal year ended December 31, 2024.

Name (a)	Grant date (b)	Number of securities underlying the award (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award (e)	Percentage change in the closing market price of
the securities underlying the award between the
trading day ending immediately prior to the
disclosure of material nonpublic information and
the trading day beginning immediately following
the disclosure of material nonpublic information
					(f)

Mr. Wilson	2/24/2025	93,349	$188.75	$4,530,227	2.60%
Mr. Dugenske	2/24/2025	12,055	$188.75	$585,029	2.60%
Mr. Merten	2/24/2025	14,013	$188.75	$680,051	2.60%
Mr. Rizzo	2/24/2025	14,837	$188.75	$720,040	2.60%
Mr. Jeevanjee	2/24/2025	6,594	$188.75	$320,007	2.60%

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Peer Benchmarking
The Compensation and Human Capital Committee monitors performance toward goals throughout the year and reviews the executive compensation program design and executive pay levels annually. As part of that evaluation, the committee’s independent compensation consultant, Pay Governance, provides executive compensation data, information on current market practices and benchmarking on target pay opportunities. The committee benchmarks executive compensation program design and executive pay against multiple market references, including financial services and broader general industry survey data and a group of peers as points of reference in determining executive pay within a competitive range. Product mix, market segment, annual revenues, premiums, assets and market value are considered when identifying peer companies. The committee believes Allstate competes against these public companies for executive talent, business and shareholder investment. The committee reviews the composition of the peer group annually with the assistance of its compensation consultant and adjusts as necessary due to changes at a peer company’s operations or changes in comparability.
The compensation consultant’s recommendation has been to use a peer group that reflects Allstate’s business and operations. As of 2024, eight out of thirteen of Allstate’s peer companies also include Allstate in their respective peer company lists. The following table reflects the peer group used for 2025 compensation benchmarking.

Compensation Peer Companies(1)(2) Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)

AFLAC Inc.	17.2	57.2	116.5	13.5
American International Group, Inc.	26.8	46.0	161.3	23.8
AON plc	17.2	75.7	50.8	17.2
Chubb Limited	59.8	122.1	272.3	53.0
The Hartford Financial Services Group, Inc.	28.4	38.2	86.0	24.4
Humana Inc.	129.7	30.9	48.9	122.8
Manulife Financial Corporation	43.6	61.0	747.9	20.7
Marsh McLennan	27.1	90.0	58.7	17.3
MetLife, Inc.	77.1	51.7	745.2	54.8
The Progressive Corporation	87.6	133.5	123.0	81.7
Prudential Financial Inc.	60.8	39.3	773.7	35.5
The Travelers Companies Inc.	48.8	63.1	143.7	43.9
Allstate	67.7	54.1	119.8	61.4
Allstate Ranking Relative to Peers:
Property and Casualty Insurance Products	3 of 9	6 of 9	6 of 9	2 of 9
All Peer Companies	4 of 13	8 of 13	8 of 13	3 of 13
(1)Information as of year-end 2025.
(2)Liberty Mutual is included in compensation peer benchmark; but, because they are not traded publicly, we do not include their information in this table.
1 Year Total Shareholder Return

5
4					4
3		3	3
2				2
1	1
0

	<(10)	(10)-0	0-10	10-20	20-30
	Total Shareholder Return Range(%)
3 Year Total Shareholder Return

5
4
3	3			3	3
2		2	2
1
0

	<20	20-40	40-60	60-80	80+
	Total Shareholder Return Range(%)
5 Year Total Shareholder Return

5
4			4	4
3
2		2			2
1	1
0

	<40	40-80	80-120	120-160	160+
	Total Shareholder Return Range(%)
The committee uses compensation surveys for certain executives that provide information on companies of similar size and business mix as Allstate, as well as companies with a broader market context.
The committee uses the 50th percentile of our peer group as a guideline, but not the sole factor, in setting the target total direct compensation of our named executives. Within the guideline, the committee balances the various elements of compensation based on individual experience, job scope and responsibilities, performance, tenure and market practices.

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3	Compensation Elements

Overview
The following table lists the elements of target direct compensation for our 2025 executive compensation program.

Pay-Element(1)	Weight		Form	Why We Pay This Element	Summary of Key Elements
	CEO	Other NEOs(2)

Base Salary	7%	16%	Cash	Attract and retain executives with competitive level of cash compensation.	Reviewed annually and adjusted when appropriate.

Annual Cash Incentive Awards	22%	30%	Cash	Motivate and reward executives for performance on key strategic, operational and financial measures during the year.	A corporate-wide funding pool based on aggregated business results plus Performance Net Income.(1) Pool is then allocated based on business and individual performance.

Performance Stock Awards	50%	32%	Equity	Motivate and reward executives for performance on key long-term measures. Align the interests of executives with long-term shareholder value. Retain executive talent.	PSAs vest on the third anniversary of the grant date. Actual amounts of PSAs earned and vested are based on measures determined by the Compensation and Human Capital Committee.

Stock Options	21%	11%	Equity	Align the interests of executives with long-term shareholder value. Retain executive talent.	Non-qualified stock options to purchase shares at the market price when awarded. Vest ratably in equal annual installments over three years and expire in ten years.

Restricted Stock Units	0%	11%	Equity	Align the interests of executives with long-term shareholder value. Retain executive talent.	Restricted Stock Units are a promise to transfer fully vested shares upon vesting or as otherwise noted in the award agreement. Vest ratably in equal annual installments over three years.

(1)For a description of how annual and long-term measures are determined, see pages 55-60.
(2)Represents the average of the target direct compensation elements for all of the named executives except the CEO in 2025.

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Salary
•In setting executive salary levels, the Compensation and Human Capital Committee uses the 50th percentile of total target direct compensation of our peer companies as a guideline, which supports Allstate’s ability to compete effectively for and retain executive talent.
•Annual merit increases for named executives are based on their performance and external benchmarking as provided by the independent compensation consultant. The salary paid to each named executive in fiscal year 2025 is set forth in the section below under “Compensation Decisions for 2025”.
Annual Cash Incentive Awards
•The annual cash incentive awards are performance-based bonuses provided to our named executives through The Allstate Corporation Annual Executive Incentive Plan. Awards are based on performance of our two Market-Facing businesses, Investment results and Performance Net Income. The target annual incentive percentages of salary for each named executive is set annually by the committee and, collectively, are set forth in the section below under “Compensation Decisions for 2025”.

2025 Plan Design: Our 2025 annual incentive plan design measures profitable growth in the business unit results of each of our two continuing operating segments (Property-Liability and Protection Services) and Investments, collectively representing 70% of the pool, with the remaining 30% based on Performance Net Income.

Step 1: How Performance Goals Are Established
•The committee sets annual cash incentive performance goals based on the annual operating plan. Target performance is equal to the Board approved operating plan. Threshold and maximum objectives are based on a range of sensitivities relative to the operating plan. To further test the appropriateness of the ranges, the committee’s independent consultant provides advice based on historical peer performance and market practices. The Chief Risk Officer reviews the performance measures and ranges to ensure they are consistent with Allstate’s risk and return principles and do not incentivize unnecessary and excessive risk taking.
•We do not disclose Market-Facing Business incentive plan goals prior to the completion of the performance period because they are tied to our operating plan, which is proprietary information.
•Growth and profitability goals for the businesses and the Performance Net Income target for 2025 were set above 2024 target and actual performance.
Determine Calculation of Corporate Pool Funding

Actual Performance Against Target on Plan Measures

Market-Facing Businesses and Investments Results (70%) Components: •Property-Liability (80%) •Protection Services (10%) •Investments (10%)	+	Performance Net Income (30%)	=	Corporate Pool Funding

(Funding from 0%-200% of target)

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Step 2: Corporate Pool Funded Based on Actual Performance
•Actual performance on the previously approved measures determines the overall funding level of the corporate pool and the aggregate total award budget for eligible employees. The committee approved the total Company funding after the end of the performance period based on the actual results on these performance measures. For the actual results and detail on how each measure was defined and calculated, see page 55-60.
•In 2025, the pool was funded based on the collective results of the two business segments, Investments results and Performance Net Income. Funding ranges from 0% to 200% of target and results between threshold, target and maximum are subject to interpolation.
2025 Actual Performance
We paid the 2025 cash incentive awards of 127.2% of target in March 2026.
•For a description of how the 2025 measures are determined, see pages 83-86.
•The committee assessed the CEO’s, and the CEO assessed each of the other NEOs’, 2025 performance.

	Measures / Weight	2025 AIP Performance Range ($ in millions)			2025 Result ($M)	2025 Funding NEOs (%)
		Threshold	Target	Max

Market Facing Businesses (MFBs)(1) and Investments Roll-Up (70%)

Property-Liability	Profitable Growth Matrix(2) (56.0%)	Property-Liability Matrix(2)			86.3 CR 2.0% IIF	100.0%

Protection Services	Total Written Premium/Other Revenue (3.5%)	$3,367	$3,567	$3,667	$3,486	79.8%

	Performance Income (3.5%)	$166	$196	$226	$186	83.3%

Investments	Net Investment Income (3.5%)	$3,240	$3,565	$3,890	$3,443	81.2%

	Economic Total Return vs. Benchmark (3.5%)	(45 bps)	25 bps	95 bps	(9) bps	75.7%

Performance Net Income (30%)

Performance Net Income		$4,540	$5,340	$6,140	$8,634	200.0%

Market Facing Businesses (MFBs)(1) and Investments Roll-Up (70%)	+	Performance Net Income (30%)	=	Overall payout by pool 127.2%

(1)Market Facing Businesses includes the Property-Liability Segment and the Protection Services Segment.
(2)The Property-Liability Profitable Growth Matrix is based on two factors: Combined Ratio and Items in Force Growth with earning opportunities extrapolated from threshold opportunity (set at 50% of target), target opportunity and maximum opportunity (200% of target). For 2025, based on a Combined Ratio threshold of 95.0%, target of 93.8% and maximum of 92.6% and year over year Items in Force Growth threshold of 3.1%, target of 3.6% and maximum of 4.1%, the Property-Liability Profitable Growth Matrix yielded a payout of 100% of target based on an actual Combined Ratio result of 86.3 and Items in Force Growth of 2.0%.

Performance Net Income (30% of opportunity)

¢	Target
¢	Actual

(1)Performance Net Income of 200% reflects strong Property-Liability underwriting performance including favorable prior year reserve changes; growth measures drove below target business unit performance.

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Step 3: Determine Annual Incentive Payments to NEOs and other Executive Officers
•The committee’s compensation recommendations for the CEO are reviewed and approved by the independent directors of our Board in executive session.
•The committee reviews and approves CEO recommendations for executive officers based on pool funding, the target annual incentive percentages for each NEO and individual performance.
•The individual performance factors considered by the committee when determining payouts are outlined on pages 61-64.
Step 4: Determine Annual Incentive Payment for Other Eligible Participants
The committee provides oversight of annual incentive processes and decisions for participants that are not executive officers.
•The CEO may allocate the approved total corporate pool between the Market-Facing Businesses and Areas of Responsibility (AOR) if justified by relative performance against annual operating goals and other key business success metrics.
•Individual awards for high performing eligible employees are proportionally greater than lower quartile performers.
Performance Stock Awards, Restricted Stock Units and Stock Options
Allstate grants equity awards annually to executives consistent with our philosophy that a significant amount of compensation should be in the form of equity to align with the interests of our long-term shareholders. Additionally, from time to time, equity awards are granted to attract new executives and to retain existing executives.
Mix of Equity Incentives
The CEO’s long‑term incentive awards are made up of:
•70% performance share awards (PSAs)
•30% stock options
Other senior executives’ long‑term incentive awards are made up of:
•60% performance share awards (PSAs)
•20% stock options
•20% restricted stock units (RSUs)
PSAs and stock options are considered performance‑based pay because:
•PSAs are earned only if specific performance goals are met
•Stock options only have value if the company’s stock price increases

2025 CEO Equity Mix	2025 Other NEOs Equity Mix

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Performance Stock Award Metrics and Purpose

PSAs granted in 2025	Why Metric Was Chosen

Average Performance Net Income ROE
•Correlates to changes in long-term shareholder value.
•Measures performance in a way that is tracked and understood by investors.
•Captures both income statement and balance sheet impacts, including capital management actions.

Relative Total Shareholder Return (TSR)
•Performance is relative to a TSR peer group shown on page 86. Peer groups are designed in consultation with our compensation consultant.
•<25th percentile = 0% payout
•25th percentile = 50% payout
•55th percentile = 100% payout
•90th percentile and above = 200% payout

Measurement period

Vesting

The 2025 measures are further described on pages 83-86.
How Performance Goals are Established
•At the start of the performance cycle, the committee considers historical and expected performance, market expectations and industry trends when approving the range of performance goals.
•All Performance Stock Awards (PSAs) that are earned based on the achievement of Average Performance Net Income Return on Equity (ROE) include a minimum or maximum amount of after-tax catastrophe losses, which decreases volatility.
How Payouts Are Calculated
•Actual Performance Payout Against Target
•At the end of each measurement period, the committee certifies the level of achievement on each performance measure and the final payout percentage. The final PSA payout is based on Individual Target Opportunity multiplied by the final payout percentage (0%-200%).

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2023-2025 Performance Cycle Results
In February 2026, the committee reviewed and certified the performance results of the PSAs granted in February 2023 against the targets set at the beginning of the three-year performance cycle. The threshold, target and maximum performance measures and levels of performance, as well as actual results, with respect to the 2023-2025 performance cycle, are set forth in the table below. The total shareholder returns for Allstate against its peers are also shown for such cycle.
•Performance Net Income ROE was above maximum reflecting restored auto profitability in 2024 and 2025 and favorable homeowners and investment results.
•Transformative Growth results reflect successful rollout of Affordable, Simple, Connected Growth (ASC) Strategy in 43 states.

Performance Cycle	Threshold	Target	Maximum	Actual Results

2023-2025
Performance Net Income ROE (50%)	10.0%	16.0%	18.0%	26.0%
Relative TSR (30%)	<25th	55th	90th	64th
Transformative Growth (10%) (1)
Affordable, Simple Connected Growth Strategy (5%)	50.0%	65.0%	80.0%	80.6%
Lowest Price Index Strategy (5%)	30.0%	50.0%	70.0%	10.5%
Inclusive Diversity and Equity (10%)(2)	54.0%	57.0%	60.0%	57.0%
(1)Transformative Growth is based on the success of Allstate’s Affordable, Simple, Connected Growth (ASC) Strategy (50%) and Lowest Price Index (LPI) Strategy (50%). For ASC, performance based on percentage of Allstate Brand standard auto quoted on ASC product at the end of the performance period. For LPI, performance based on improvement in auto LPI market data points at the end of the performance period across certain jurisdictions, the specifics of which are proprietary. Metric not used in PSAs granted beginning in 2024.
(2)Metric not used in PSAs granted beginning in 2025.

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PSAs Granted in 2025 (2025-2027 Performance Cycle)
The following table shows the target number of PSAs granted to each of our named executives for the 2025-2027 performance cycle based on a target payout.

Named Executive	Target Number of PSAs for 2025-2027 Performance Cycle (1)

Mr. Wilson	56,000
Mr. Dugenske	9,298
Mr. Merten	10,970
Mr. Rizzo	11,615
Ms. Carter	3,581
Mr. Jeevanjee	5,086
(1)The actual number of PSAs that will vest will vary from 0% to 200% of the target PSAs based on Average Performance Net Income ROE (60%) and Relative TSR (40%) for the measurement period.
2026-2028 Performance Stock Award
The 2026 Performance Stock Award measures include Average Performance Net Income ROE and Relative TSR, unchanged from our 2025 Performance Stock Award measures.
2026-2028 PSA Metrics

Average Performance Net Income ROE (60%)	Relative TSR (40%)

For the 2026-2028 award, the Average Performance Net Income ROE and Relative TSR measures are calculated, respectively, as follows:
Average Performance Net Income ROE Calculation

Performance Net Income(1)	±	Catastrophe Losses	÷	Adjusted Common Shareholders’ Equity(2)	=	Average Performance Net Income ROE

Average for three years in the performance cycle		Adjusted to reflect a minimum or maximum amount of catastrophe losses		Average of common shareholders’ equity excluding unrealized gains and losses, after tax, at December 2025, and at the end of each year in the performance cycle
Relative TSR Calculation

								Relative TSR TSR is ranked relative to 13 peer companies (including Allstate)(5)
Final Average Adjusted Close Price(3)	-	Initial Average Adjusted Stock Price(4)	÷	Initial Average Adjusted Stock Price(4)	=	TSR	à

								Relative TSR Performance	Payout

								<25th percentile	0%
								25th percentile	50%
								55th percentile	100%
								≥90th percentile	200%

(1)Performance Net Income is defined on page 83.
(2)Adjusted Common Shareholders’ Equity is defined on page 108.
(3)Final Average Adjusted Close Price is the average Adjusted Close Price over the 20 trading days prior to and including the final day of the Performance Period.
(4)Initial Average Adjusted Stock Price is the average Adjusted Stock Price over the 20 trading days prior to the first day of the Performance Period.
(5)Results between 25th and 55th percentiles and between 55th and 90th percentiles would be interpolated. For additional information on these peer companies, see page 86.

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4	Compensation Decisions for 2025

Thomas J. Wilson
Chair, President and Chief Executive Officer
Our Chair, President and CEO is responsible for managing the Company’s strategic direction, operating results, organizational health, ethics and compliance and corporate responsibility.
2025 Performance
Mr. Wilson’s compensation reflects his responsibilities, experience and performance, and is consistent with peer company CEO compensation and compensation program design. An independent compensation consultant provides guidance to the Compensation and Human Capital Committee on plan design and actual compensation in comparison to operating results and peers.
Mr. Wilson’s performance as Chair, President and CEO is assessed over one- and three- year periods across the following five categories:
Operating Results
•Total revenues were $67.7 billion, up 5.6% from prior year.
•Sustained strong profitability: net income and adjusted net income* of $10.2 billion and $9.3 billion, respectively.
•3.0% increase in total policies in force, including a return to growth of auto and homeowners insurance policies.
Strategic Priorities
•Advanced Allstate’s Affordable, Simple, Connected auto insurance products - available in 43 states, with the homeowners insurance product available in 31 states.
•Expanded utilization of machine-based learning and artificial intelligence with the introduction of Allstate’s Large Language Intelligent Ecosystem (ALLIE).
•Completed divestiture of Employer Voluntary Benefits and Group Health Businesses at favorable valuations.
Leadership Team
•Successfully managed and developed senior leadership to ensure strong bench strength.
•Improved organizational performance through leadership development and enhanced decision clarity and accelerated execution.
Corporate Stewardship
•For the 11th consecutive year, Allstate was recognized as one of the World’s Most Ethical Companies by Ethisphere.

Board Effectiveness
•Proactive approach to corporate governance resulting in strong relationships with shareholders; participated in shareholder engagement meetings and shared perspectives with the Board.

2025 Compensation

Weighting		Actual		Target	Outcome

6%	Salary (Cash)	$1,465,385		N/A	N/A

25%	Annual Incentive (Cash)	$5,597,235		300% of salary	127% of target

69%	LTI Award (Equity)	$15,416,627	(1)	1,024% of salary	100% of target

Salary (Cash)
The Board approved an increase from $1,425,000 to $1,475,000 based on evaluation of Mr. Wilson’s performance, experience and target compensation as compared to the peer group.
Incentive Targets
Mr. Wilson’s annual incentive targets did not change in 2025. Mr. Wilson’s target equity incentive opportunity was increased in 2025. Mr. Wilson’s annual incentive target was 300% of salary and his target equity incentive opportunity was 1,024% of salary (previously 950%).
Annual Incentive (Cash)
Mr. Wilson’s target annual incentive payment of 300% of base salary with a maximum funding opportunity for the award pool of 200% of target was unchanged in 2025. The committee approved an annual cash incentive award of $5,597,235, which was funded at 127% of target funding level.
LTI Award (Equity)
In 2025, based on its assessment of Mr. Wilson’s performance in delivering strong business results, his job scope and year-over-year increases in competitive market data, the Board granted him equity awards with a grant date fair value of $15,416,627 resulting in a 2025 equity award which was at his target equity incentive award opportunity of 1,024% (100% of target).

(1)Reflects the accounting value of the equity award which may differ from the closing price on the date of grant used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 3 to the Summary Compensation Table.

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John Dugenske
Chief Financial Officer (interim); President, Investments and Corporate Strategy
Mr. Dugenske is responsible for the company’s investment portfolio and corporate strategy and in October 2025, assumed the role of interim Chief Financial Officer in addition to his role as President, Investments and Corporate Strategy.
2025 Performance and Compensation
In 2025, Mr. Dugenske’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with $400,000 additional funding provided to recognize his contributions serving as interim Chief Financial Officer.
•The annual incentive plan funded at 127% based on overall corporate results.
•Proactively managed investment portfolios with an enterprise approach.
•Serving as interim Chief Financial Officer since October of 2025.

2025 Compensation

Weighting		Actual		Target	Outcome

12%	Salary (Cash)	$895,192		N/A	N/A

35%	Annual Incentive (Cash)	$2,679,145		200% of salary	150% of target

53%	LTI Award (Equity)	$3,977,416	(1)	325% of salary	134% of target

Salary (Cash)
The Compensation and Human Capital Committee approved an increase from $875,000 to $900,000 during 2025 based on Mr. Dugenske’s level of responsibility, experience and target compensation as compared to the peer group.
Incentive Targets
The committee did not adjust Mr. Dugenske’s annual incentive targets in 2025. Mr. Dugenske’s annual incentive target was 200% of salary and his target equity incentive was 325% of salary.
Annual Incentive (Cash)
The committee approved an annual cash incentive award of $2,679,145 for Mr. Dugenske, which was 150% of target funding level including $400,000 additional funding provided to recognize his contributions serving as interim Chief Financial Officer.
LTI Award (Equity)
In 2025 as part of the annual grant, based on its assessment of Mr. Dugenske’s performance in delivering strong business results, his job scope and market data, the committee granted him equity awards with a grant date fair value of $2,977,497. The committee granted him a RSU grant valued at $999,919 resulting in an aggregate grant date fair value of $3,977,416, which was above his target equity incentive award opportunity of 325% (134% of target).

Jesse Merten
Executive Vice President, President, Property-Liability and former Chief Financial Officer
Mr. Merten leads the Property-Liability businesses, which comprises approximately 87% of Allstate’s total revenues, reporting to the Chief Operating Officer. Prior to serving in this role, he served as Chief Financial Officer through October 2025.
2025 Performance and Compensation
In 2025, Mr. Merten’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding based on overall enterprise results.
•The annual incentive plan funded at 127% based on overall corporate results.
•Successfully supported improved operating performance and shaped risk and return decisions.
•Successfully transitioned to leading Property-Liability business.

2025 Compensation

Weighting		Actual		Target	Outcome

13%	Salary (Cash)	$861,154		N/A	N/A

34%	Annual Incentive (Cash)	$2,266,599		207% of salary	127% of target

53%	LTI Award (Equity)	$3,520,000	(1)	376% of salary	107% of target

Salary (Cash)
The Compensation and Human Capital Committee approved an increase from $850,000 to $900,000 during 2025 based on Mr. Merten’s change in role, level of responsibility, experience and target compensation as compared to the peer group.
Incentive Targets
The committee approved an increase to Mr. Merten’s annual incentive targets in 2025 based on Mr. Merten’s new role, level of responsibility, experience and target compensation as compared to the peer group. Mr. Merten’s annual incentive target increased from 200% to 225% and his target equity incentive opportunity increased from 375% to 400%. Mr. Merten’s 2025 prorated annual incentive target was 207% of salary and his prorated target equity incentive opportunity was 376% of salary.
Annual Incentive (Cash)
The committee approved an annual cash incentive award of $2,266,599 for Mr. Merten, which was 127% of target funding level, consistent with overall compensation pool results.
LTI Award (Equity)
In 2025 as part of the annual grant, based on its assessment of Mr. Merten’s performance in delivering strong business results, his job scope and market data, the committee granted him above target equity awards with a grant date fair value of $3,461,192. In conjunction with his new role, the committee granted Mr. Merten a prorated equity award of $58,807 resulting in an aggregate grant date fair value of $3,520,000, which was above his target equity incentive award opportunity of 376% (107% of target).

(1)Reflects the accounting value of the equity award which may differ from the closing price on the date of grant used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 3 to the Summary Compensation Table.

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Mario Rizzo
Executive Vice President, Chief Operating Officer
Mr. Rizzo leads all market-facing businesses, including Property-Liability and Protection Services. Mr. Rizzo also leads Sourcing & Procurement, Real Estate and Individual Health.
2025 Performance and Compensation
In 2025, Mr. Rizzo’s annual performance was evaluated on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Mr. Rizzo’s annual incentive was 105% of target in comparison to enterprise pool funding of 127%, reflecting below target performance on a strategic priority.
•Strong leadership of Property-Liability business.
•Successfully transitioned to an enterprise role of COO overseeing Property-Liability and Protection Services.

2025 Compensation

Weighting		Actual		Target	Outcome

13%	Salary (Cash)	$906,346		N/A	N/A

32%	Annual Incentive (Cash)	$2,200,000		232% of salary	105% of target

55%	LTI Award (Equity)	$3,726,864	(1)	403% of salary	100% of target

Salary (Cash)
The Compensation and Human Capital Committee approved an increase from $875,000 to $950,000 during 2025 based on Mr. Rizzo’s change in role, level of responsibility, experience and target compensation as compared to the peer group.
Incentive Targets
The committee approved an increase to Mr. Rizzo’s annual incentive targets in 2025 based on Mr. Rizzo’s new role, evaluation of his performance, level of responsibility, experience and target compensation as compared to the peer group. Mr. Rizzo’s annual cash incentive target increased from 225% to 250% and his target equity incentive opportunity increased from 400% to 425%. Mr. Rizzo’s 2025 prorated annual cash incentive target was 232% of salary and his prorated target equity incentive opportunity was 403% of salary.
Annual Incentive (Cash)
Though Mr. Rizzo’s annual cash incentive exceeded target plan funding of 127%, the committee approved an award of $2,200,000 for him, which was 105% of target plan funding level, including a negative adjustment of $476,253 to Mr. Rizzo’s award, to reflect below target performance on a strategic priority.
LTI Award (Equity)
In 2025 as part of the annual grant, based on its assessment of Mr. Rizzo’s performance in delivering strong business results, his job scope and market data, the committee granted him equity awards with a grant date fair value of $3,664,834. In conjunction with his new role, the committee granted Mr. Rizzo a prorated equity award of $62,030 resulting in an aggregate grant date fair value of $3,726,864 which was at his target equity incentive award opportunity of 403% (100% of target).

Andréa Carter
Executive Vice President, Chief Human Resources Officer
Ms. Carter is responsible for Allstate’s human resources activities and ensures that the company attracts, retains and develops a workforce that supports the company’s long-term success.
2025 Performance and Compensation
In 2025, Ms. Carter’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with $86,460 reallocated from the pool provided to recognize her contributions to supporting key organizational realignments.

2025 Compensation

Weighting		Actual		Target	Outcome

9%	Salary (Cash)	$430,769		N/A	N/A

17%	Annual Incentive (Cash)	$800,000		125% of salary	143% of target

74%	LTI Award (Equity)	$3,514,753	(1)(2)	275% of salary	282% of target

Salary (Cash)
Ms. Carter’s salary is $700,000.
Incentive Targets
Ms. Carter’s annual incentive target was 125% of salary and her target equity incentive was 275% of salary.
Annual Incentive (Cash)
The Compensation and Human Capital Committee approved a prorated (based on her hire date) annual cash incentive award of $800,000 for Ms. Carter, which was 143% of target funding with $86,460 reallocated from the pool to recognize her contributions to supporting key organizational realignments.
LTI Award (Equity)
In 2025, the committee granted Ms. Carter a pro-rated target award when she joined Allstate, using the standard mix of options, PSAs and RSUs, as well as a sign-on grant of RSUs of $2,250,082 reflecting the value of awards forfeited at her prior employer, with such awards having an aggregate grant date fair value of $3,514,753, which was 282% of Ms. Carter’s target equity incentive award opportunity of 275%.

(1)Reflects the accounting value of the equity award which may differ from the closing price on the date of grant used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 3 to the Summary Compensation Table.
(2)Equity was a result of the sign-on grant. Outcome reflects grant as a percent of prorated target.

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Zulfikar Jeevanjee
Executive Vice President, Chief Information Officer
Mr. Jeevanjee leads all business and consumer-facing technology for Allstate and is responsible for advancing Allstate’s technology platforms and enabling digital transformation across the company.
2025 Performance and Compensation
In 2025, Mr. Jeevanjee’s performance was assessed based on four criteria: overall corporate results, area of responsibility results, developing and implementing long-term strategy and corporate leadership. Compensation was above target funding with $192,855 reallocated from the pool to recognize his contributions toward the introduction and advancement of ALLIE.
•Efficiently and effectively managed Allstate’s technology resources and investments.
•Providing leadership for Allstate’s transformative growth technology capabilities and the development and advancement of ALLIE.

2025 Compensation

Weighting		Actual		Target	Outcome

13%	Salary (Cash)	$632,308		N/A	N/A

24%	Annual Incentive (Cash)	$1,200,000		125% of salary	152% of target

63%	LTI Award (Equity)	$3,128,641	(1)	250% of salary	194% of target

Salary (Cash)
Mr. Jeevanjee’s salary is $640,000.
Incentive Targets
Mr. Jeevanjee’s annual incentive target was 125% of salary and his target equity incentive was 250% of salary.
Annual Incentive (Cash)
The Compensation and Human Capital Committee approved an annual cash incentive award of $1,200,000 for Mr. Jeevanjee, which was 152% of target funding with $192,855 reallocated from the pool to recognize his contributions towards the introduction and advancement of ALLIE.
LTI Award (Equity)
In 2025, based on its assessment of Mr. Jeevanjee’s performance, job scope and year-over-year increases in competitive market data, the committee granted him equity awards as part of the annual grant with an aggregate grant date fair value of $1,628,657. In recognition of Mr. Jeevanjee’s continued focus on the development and advancement of ALLIE, the committee granted him a RSU grant valued at $1,499,984 resulting in an aggregate grant date fair value of $3,128,641, which was 194% of Mr. Jeevanjee’s target equity incentive award opportunity of 250%.

(1)Reflects the accounting value of the equity award which may differ from the closing price on the date of grant used to calculate the number of performance-based shares awarded. For additional details on the Monte Carlo valuation, see footnote 3 to the Summary Compensation Table.

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5	Other Elements of Compensation

Benefits and Other Compensation
We offer certain benefits and perquisites to our executives, which we believe are reasonable in amount, to remain competitive with other employers and to attract, retain and motivate highly talented executives.
Retirement Benefits
Defined Benefit Plans
Each named executive participates in two different defined benefit pension plans.
•The Allstate Retirement Plan (ARP) is a tax‑qualified defined benefit plan available to eligible regular full‑time and part‑time employees who meet required age and service thresholds. The ARP provides a guaranteed retirement benefit based on compensation and service and is provided at no cost to employees.
•As a tax‑qualified plan, the ARP is subject to federal limits on (1) the amount of compensation that may be used in calculating benefits and (2) the maximum annual benefit payable.
•These limits may reduce the benefit otherwise payable to certain higher‑paid employees.
•The Supplemental Retirement Income Plan (SRIP) provides an additional defined benefit to ARP‑eligible employees whose compensation or benefit amount exceeds federal compensation limits. The SRIP benefit equals the amount that would have been earned under the ARP if the federal limits did not apply.
•Effective January 1, 2014, Allstate modified its defined benefit pension plans so that thereafter, all eligible employees earn pension benefits under a new cash balance formula.
Deferred Compensation Plan
•To remain competitive with market practices, Allstate permits named executives and other eligible employees whose annual compensation exceeds the Internal Revenue Code limit ($350,000 for 2025) to defer compensation under the Deferred Compensation Plan. Participants may defer up to 80% of base salary and up to 100% of annual cash incentive awards that exceed the IRS compensation limit.
•Allstate does not match deferred amounts and does not guarantee a stated rate of return.
•Additional information on Non‑Qualified Deferred Compensation at Fiscal Year‑end 2025 appears on page 78.
401(k) Plan
All full-time and regular part-time employees, including our NEOs, are eligible to participate in the Allstate 401(k) Savings Plan, to which, in fiscal year 2025, Allstate contributed 100% of the first 2% of eligible pay contributed plus 50% of the next 4% (up to 4% total).
Health and Welfare Benefits
All full-time and regular part-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, including medical, dental, vision, life, accidental death and dismemberment, long-term disability, supplemental long-term disability and group legal insurance.
Perquisites
•A limited number of perquisites are provided to our NEOs. During 2025, the company engaged an independent third party to conduct a security assessment to evaluate personal security risks associated with our executives, including our NEOs, because of their roles at Allstate. In accordance with the security assessment, certain security services are provided for our NEOs, as necessary, including executive security and secured ground transport. In addition, consistent with the assessment, Mr. Wilson may use the company’s arrangement with a third-party aviation service for business and personal air travel. Personal usage of the third-party aviation service is counted as taxable compensation, unless paid directly or reimbursed by Mr. Wilson at Allstate’s rates. We periodically review the security program for our executives based on advice from security experts and may change services available based on the assessed threat level. In accordance with SEC disclosure rules, the aggregate incremental cost of security services provided to NEOs for personal purposes, including Mr. Wilson’s use of the third-party aviation service for personal travel, is reported in the All Other Compensation Table on page 71. These values do not represent amounts paid directly to our NEOs.

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•The following perquisites are also offered to our NEOS: (i) a taxable payment or reimbursement for up to $10,000 for financial planning services billed per calendar year, (ii) an annual taxable perquisite allowance of $13,560 for miscellaneous expenditures (Mr. Wilson is not eligible for this allowance), and (iii) along with certain other employees, eligibility to receive tickets to certain Allstate-sponsored events or the Allstate arena in recognition for their service to the company. For additional detail on the benefits and perquisites that our NEOs receive, see footnote 7 to the Summary Compensation Table.
Change in Control Benefits
Consistent with our compensation objectives, we offer these benefits to attract, motivate and retain executives. Change in control benefits are designed to maintain alignment between the interests of our executives and our shareholders in the event of a sale or merger of the company.
The following summarizes Allstate’s change in control benefits for the executive officers:
•Under the company’s Change in Control Plan (CIC Plan), in the event that a named executive’s employment is terminated by Allstate (other than for cause, death or disability) or by the executive for good reason (such as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a material change in authority, duties or responsibilities, or a material change in job location) within two years following a change in control, then each named executive will be eligible to receive a cash severance amount equal to two times the sum of the named executive’s base salary and target annual incentive.
•The CIC Plan does not include excise tax gross-ups or a lump sum cash pension enhancement.
•In the event a named executive’s employment is terminated by Allstate (other than for cause, death or disability) or by the named executive for good reason (as defined above) within two years following a change in control, the long-term equity incentive awards held by such named executive will vest on an accelerated basis.
•In the event of a change in control, the distribution of deferred compensation and SRIP benefits for Messrs. Wilson and Rizzo would accelerate based on plan terms and their respective tenures and ages.
The change in control and post-termination arrangements that are described in the Potential Payments as a Result of Termination or Change in Control section on pages 79-81 are not provided exclusively to the named executives.

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Compensation Governance Practices
Equity Ownership Requirements
•To further align management and shareholder interests, senior executives are required to own Allstate common stock equal to a multiple of base salary. The CEO is required to own Allstate common stock worth eight times his base salary. Other senior executives’ ownership requirement is four times their base salary.
•The below chart shows the salary multiple requirement for each named executive and the equity holdings that count toward the requirement, which include directly held shares of Allstate common stock. If these salary multiple requirements have not been reached, named executives are required to hold 75% of the net shares received on vesting of equity compensation awards until such requirements are met. As of December 31, 2025, all of our named executives meet ownership requirements, other than Ms. Carter, who joined Allstate in 2025.
Stock Ownership as Multiple of Base Salary as of December 31, 2025

	Stock Ownership
Named Executive	Requirement	Actual

Mr. Wilson	8	128.9
Mr. Dugenske	4	10.2
Mr. Merten	4	8.3
Mr. Rizzo	4	17.1
Ms. Carter	4	3.6
Mr. Jeevanjee	4	6.7

What Counts Toward the Requirement

Allstate shares owned personally and beneficially Shares held in the Allstate 401(k) Savings Plan Unvested restricted stock units

What Does Not Count Toward the Requirement

Unexercised stock options (including vested options) Unvested performance stock awards

Policies on Hedging and Pledging Securities
We have a policy that prohibits all officers, directors and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative and engaging in derivative or other transactions designed to hedge or offset any decrease in market value of the securities held by them, such as selling short or buying or selling options, puts or calls and entering into prepaid variable forward contracts, equity swaps or collars. We also have a policy that prohibits senior executives and directors from pledging Allstate securities as collateral for a loan or holding such securities in a margin account, unless an exception is granted by the Chair of the Board or Lead Director (or by the Lead Director in the case of a request by the Chair).

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Clawback of Compensation
All incentive compensation granted to our executive officers and certain other employees, is subject to clawback in accordance with our clawback policies. This includes cash and equity-based compensation and performance and time-based awards.
•Clawback policy established pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act): Allstate will recover certain erroneously awarded incentive-based compensation (whether cash or equity-based) from its current or former executive officers if it is required to prepare an accounting restatement due to material noncompliance of Allstate with financial reporting requirements under the securities laws.
•Discretionary clawback policy for improper conduct: Allstate has the ability to recover any incentive compensation (including time-based awards) from our executive officers and a broader group of employees in the event such employee engages in conduct having, or that may reasonably be expected to have, a material adverse impact on the reputation of, or a material adverse economic consequence for, the company including any direct harm to shareholders, any damage to Allstate’s competitiveness or value or a material violation of any post-employment obligation of a covered employee.
In addition, the 2019 Equity Incentive Plan and our Annual Incentive Plan incorporate the provisions of the company’s clawback policies.
Compensation Risk
•Our Chief Risk Officer conducts an annual internal risk assessment of our compensation policies and practices, which are structured to reward employees for successfully executing the company’s strategies and annual operating goals while adhering to our risk and return principles.
•Compensation plans provide a balanced mix of cash and equity through annual and long-term incentives (LTIs) that align with short- and long-term business goals.
•No one, regardless of eligibility, is guaranteed an award under the annual cash incentive program or LTI program.
•Multiple performance measures are utilized that correlate with long-term shareholder value creation and diversify the risk associated with any single performance indicator.
•Based on our Chief Risk Officer’s assessment, the committee has determined that the risks arising from the company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the company and do not incentivize unnecessary and excessive risk taking.
Compensation Committee Report
The committee has reviewed and discussed with management the Compensation Discussion and Analysis contained on pages 47-68 of this proxy statement. Based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation and Human Capital Committee
Perry M. Traquina, Chair
Richard T. Hume
Margaret M. Keane
Maria R. Morris
Andrea Redmond
Judith A. Sprieser

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Summary Compensation Table
The following table summarizes the compensation of the named executives for the last three fiscal years. However, for Ms. Carter and Mr. Jeevanjee, only the last fiscal year is shown since this is their first year as a named executive.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)	Total Without Change in Pension Value ($)(8)

Thomas J. Wilson Chair, President and Chief Executive Officer	2025	1,465,385	—	10,886,400	4,530,227	5,597,235	—	441,651	22,920,898	22,920,898
	2024	1,417,308	—	11,899,608	4,736,259	8,003,038	596,827	91,255	26,744,295	26,147,468
	2023	1,385,000	—	7,883,165	4,986,008	2,077,500	—	156,284	16,487,957	16,487,957
John Dugenske Chief Financial Officer (interim); President, Investments and Corporate Strategy	2025	895,192		3,392,387	585,029	2,679,145	205,255	27,560	7,784,568	7,579,313
	2024	875,000	—	3,146,346	743,747	3,291,750	90,368	27,360	8,174,571	8,147,601
	2023	870,192	—	1,798,427	1,137,493	653,014	89,737	26,760	4,575,623	4,485,886
Jesse Merten Executive Vice President; President, Property-Liability and former Chief Financial Officer	2025	861,154		2,828,532	691,468	2,266,599	183,732	27,980	6,859,465	6,675,733
	2024	805,096	—	3,045,688	719,984	3,036,325	77,676	27,570	7,712,339	7,634,663
	2023	765,000	—	1,451,458	918,005	478,125	65,351	26,970	3,704,909	3,639,558
Mario Rizzo Executive Vice President; Chief Operating Officer	2025	906,346		2,994,818	732,046	2,200,000	437,538	28,190	7,298,938	6,861,400
	2024	875,000	—	3,701,521	874,981	3,703,219	143,939	28,200	9,326,860	9,182,921
	2023	870,192	—	1,798,427	1,137,493	653,014	239,380	27,460	4,725,966	4,486,586
Andréa Carter Executive Vice President, Chief Human Resources Officer	2025(1)	430,769	720,000	3,267,907	246,846	800,000	—	94,741	5,560,263	5,560,263
Zulfikar Jeevanjee Executive Vice President; Chief Information Officer	2025(1)	632,308		2,808,634	320,007	1,200,000	73,353	30,185	5,064,487	4,991,134
(1)Neither Ms. Carter nor Mr. Jeevanjee were named executives in fiscal year 2024 and 2023. Accordingly, no compensation information is provided for them for such fiscal years.
(2)Amount reflects cash sign-on bonus paid to Ms. Carter in connection with the commencement of her employment with the company on March 12, 2025. The full amount of the bonus is subject to repayment in the event that Ms. Carter voluntarily resigns from the company within two years of her start date.
(3)Amounts reflect the grant date fair value of the PSAs granted to the named executives in each fiscal year and the RSUs granted to each of Messrs. Dugenske, Merten, Rizzo and Jeevanjee, and Ms. Carter in 2025. The number and grant date fair value of the PSAs and RSUs granted in 2025 are provided in the Grants of Plan-Based Awards Table on page 71. Ms. Carter’s RSU grants include a sign-on RSU grant in the amount of $2,250,082 reflecting the value of awards forfeited at her prior employer. The grant date fair value of the RSUs and the PSAs that do not include a market-based condition is measured in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718) and based on the final closing price of Allstate’s common stock on the grant date, which reflects the payment of expected future dividends and, for the PSAs, reflects the probable achievement level of the performance conditions as of the grant date. The fair value of the PSAs that include a market-based condition is measured on the grant date in accordance with FASB ASC 718 using a Monte Carlo simulation model that determines the probability that the performance conditions will be achieved. The market-based condition measures the company’s TSR relative to the TSR of peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies, over a three calendar-year performance period. The Monte Carlo simulation model uses a risk-neutral framework to model future stock price movements based upon the risk-free rate of return at the time of grant, volatilities of the company and the peer companies and expected term assumed to be equal to the remaining measurement period. The fair value of the PSAs granted in 2025, if maximum corporate performance were to be achieved, is as follows: Mr. Wilson $17,228,288, Mr. Dugenske $2,860,511, Mr. Merten $3,381,557, Mr. Rizzo $3,580,360, Ms. Carter $1,215,234 and Mr. Jeevanjee $1,564,698 and the aggregate grant date fair value of PSAs granted in 2025, 2024 and 2023 is computed in accordance with FASB ASC 718. The assumptions used in estimating the fair value of the RSUs and the PSAs are set forth in Note 18 to our audited financial statements for 2025, which are incorporated by reference herein. The amounts in this column reflect an accounting expense and do not correspond to the actual value, if any, that may be realized by each named executive.
(4)Amounts reflect the aggregate grant date fair value of options granted to our named executives in each fiscal year, computed in accordance with FASB ASC 718. The fair value of each option is estimated on the grant date using a binomial lattice model and the assumptions (see Note 18 to our audited financial statements for 2025, which are incorporated by reference herein) as set forth in the following table:

	2025	2024	2023

Weighted average expected term	5.9 years	5.7 years	5.8 years
Expected volatility	22.3%-30.4%	21.2%-31.6%	20.0%-31.6%
Weighted average volatility	25.4%	25.4%	24.9%

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	2025	2024	2023

Expected dividends	1.9%-2.1%	1.8%-2.4%	2.4%-3.3%
Weighted average expected dividends	2.1%	2.3%	2.6%
Risk-free rate	3.5%-4.6%	3.6%-5.6%	3.3%-5.6%
Amounts in this column reflect an accounting expense and do not correspond to the actual value, if any, that may be realized by each named executive. For the number and grant date fair value of the options granted in 2025 to each named executive, see the Grants of Plan-Based Awards Table on page 71.
(5)Amounts reflect the annual cash incentive award earned by each named executive under the company’s annual incentive program during each fiscal year. See the Annual Cash Incentive Awards section on page 55 for additional information regarding such awards and the company’s annual incentive program.
(6)Amounts reflect the aggregate increase in actuarial present value of the pension benefits accrued during 2025, 2024 and 2023 for each named executive under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP), as set forth in the Pension Benefits Table. Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market or preferential earnings. The pension plan measurement date is December 31 of the applicable fiscal year. (See Note 17 to our audited financial statements for 2025, which are incorporated by reference herein). For 2025, the change in pension value was negative $186,445 for Mr. Wilson. For 2023, the change in pension value was negative $1,769,213 for Mr. Wilson. Ms. Carter was not vested in the ARP or the SRIP and therefore, had not accrued a vested benefit under either plan as of December 31, 2025.
The following table reflects the respective change in the actuarial value of the benefits provided to the named executives in 2025:

Name	ARP ($)	SRIP ($)

Mr. Wilson	(20,691)	(165,754)
Mr. Dugenske	19,479	185,776
Mr. Merten	25,477	158,255
Mr. Rizzo	123,046	314,492
Ms. Carter	—	—
Mr. Jeevanjee	13,497	59,856
Interest rates and other assumptions can have a significant impact on the change in pension value from one year to another.
(7)The following table describes the incremental cost of the perquisites and other benefits provided to our named executives in 2025 that are included in the “All Other Compensation” column:

Name	Personal Use of Aircraft(a) ($)	401(k) Match(b) ($)	Other(c),(d) ($)	Total All Other Compensation ($)

Mr. Wilson	315,721	14,000	111,930	441,651
Mr. Dugenske	—	14,000	13,560	27,560
Mr. Merten	—	14,000	13,980	27,980
Mr. Rizzo	—	14,000	14,190	28,190
Ms. Carter	—	—	94,741	94,741
Mr. Jeevanjee	—	14,000	16,185	30,185
(a)Consistent with the 2025 security assessment conducted by an independent third party, as discussed in the Compensation Discussion and Analysis section of the proxy under “Benefits and Other Compensation,” Mr. Wilson may use our arrangement with a third-party aviation provider for business and personal use. The amount reported in this column for Mr. Wilson’s personal use of an aircraft is based on the aggregate incremental cost to the Company for such personal use, which is calculated based on Allstate’s average variable costs per flight hour based on the company’s arrangement with the third-party aviation provider. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. Mr. Wilson can also directly pay for the costs of the use of the Company’s arrangement with such third-party aviation provider at Allstate’s rates upon use, and any such amounts are not reported in this column.
(b)Each of the named executives, other than Ms. Carter, participated in our 401(k) plan during 2025. The amount shown is the amount allocated to their accounts by the company as employer matching contributions.
(c)“Other” consists of other personal benefits and perquisites, including executive security and secured ground transportation services for Mr. Wilson and his spouse and for our other named executives for personal purposes. Executive security services are provided in accordance with a 2025 security assessment conducted by an independent third party and are implemented by our executive security team. We view these executive security services as necessary; however, due to SEC requirements, we include the incremental cost of such services in this “All Other Compensation” table as perquisites. The aggregate incremental cost of executive security services is based on billings by third parties and a standard charge per trip when provided by our executive security team. Such billings and charges are for Mr. Wilson, $111,930, Mr. Dugenske, $0, Mr. Merten, $420, Mr. Rizzo, $630, Ms. Carter, $6,790 and Mr. Jeevanjee, $2,625. We also provide supplemental long-term disability coverage to all regular full- and part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No supplemental long-term disability coverage obligations for the named executives were incurred in 2025 and therefore, no incremental cost is reflected in the table.
(d)Column also reports the value of a relocation allowance of $79,606 (which includes a tax gross-up of $18,388) paid to Ms. Carter in connection with the commencement of her employment with the company on May 12, 2025.
(8)We have included an additional column to show total compensation minus the change in pension value. The amounts reported in this column may differ substantially from and are not a substitute for, the amounts reported in the “Total” column required under SEC rules. The change in pension value is subject to several external variables, including interest rates, that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned.

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Grants of Plan-Based Awards at Fiscal Year-end 2025
The following table provides information about awards granted to our named executives during fiscal year 2025 under the Annual Executive Incentive Compensation Plan and the 2019 Equity Incentive Plan.

Name	Grant Date	Plan Awards(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards

Mr. Wilson		Annual cash incentive	2,200,171	4,400,342	10,000,000
	2/24/2025	PSAs				0	56,000	112,000				10,886,400
	2/24/2025	Stock options							93,349	188.75			4,530,227
Mr. Dugenske		Annual cash incentive	895,890	1,791,781	7,167,123
	2/24/2025	PSAs				0	9,298	18,596				1,807,531
	2/24/2025	Stock options							12,055	188.75			585,029
	10/3/2025	RSUs									4,743	999,919
	2/24/2025	RSUs									3,099	584,936
Mr. Merten		Annual cash incentive	890,959	1,781,918	7,127,671
	10/3/2025	PSAs				0	162	324				36,006
	2/24/2025	PSAs				0	10,808	21,616				2,101,075
	10/3/2025	Stock options							213	210.82			11,417
	2/24/2025	Stock options							14,013	188.75			680,051
	10/3/2025	RSUs									54	11,384
	2/24/2025	RSUs									3,603	680,066
Mr. Rizzo		Annual cash incentive	1,051,986	2,103,973	8,415,891
	10/3/2025	PSAs				0	171	342				38,006
	2/24/2025	PSAs				0	11,444	22,888				2,224,714
	10/03/2025	Stock options							224	210.82			12,006
	2/24/2025	Stock options							14,837	188.75			720,040
	10/3/2025	RSUs									57	12,017
	2/24/2025	RSUs									3,815	720,081
Ms. Carter		Annual cash incentive	280,479	560,959	2,243,835
	6/4/2025	PSAs				0	3,581	7,162				770,918
	6/4/2025	Stock options							4,578	206.79			246,846
	6/4/2025	RSUs									1,194	246,907
	6/4/2025	RSUs									10,881	2,250,082
Mr. Jeevanjee		Annual cash incentive	395,890	791,781	3,167,123
	2/24/2025	PSAs				0	5,086	10,172				988,718
	2/24/2025	Stock options							6,594	188.75			320,007
	10/3/2025	RSUs									7,115	1,499,984
	2/24/2025	RSUs									1,695	319,931
(1)Awards granted under the Annual Executive Incentive Plan and the 2019 Equity Incentive Plan. An explanation of the amount of salary and bonus in proportion to total compensation can be found under the Compensation Elements and Compensation Decisions for 2025 sections on pages 54-61.
(2)The amounts in these columns consist of the threshold, target and maximum annual cash incentive awards to the named executives under the Annual Executive Incentive Compensation Plan. The threshold amount for each named executive is 50% of target and is the minimum amount payable to a named executive in respect of his or her cash incentive award (subject to individual performance) if threshold performance is achieved. If threshold performance is not achieved, the payment to the named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards section on page 55. The maximum amount is equal to 200% of target plus an additional individual performance factor of 200% of plan funding to recognize extraordinary performance, subject to the maximum of $10 million that may be paid to

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any participant for any fiscal year under the Annual Executive Incentive Plan. For a description of the ranges of performance established by the committee for the 2025 annual incentive, see page 58. The actual cash bonuses paid to the named executives for fiscal year 2025 are reflected in the Summary Compensation Table.
(3)The amounts shown in these columns reflect the threshold, target and maximum number of PSAs granted to each of the named executives in fiscal year 2025. Awards under the 2019 Equity Incentive Plan have a 0% payout at threshold. The target and maximum amounts are based upon achievement of the performance measures listed under the PSA Ranges of Performance section on page 59 over a three calendar-year performance period.
(4)The amounts shown in this column reflect the number of stock options granted to each of the named executives in fiscal year 2025 under the 2019 Equity Incentive Plan. The vesting dates for these stock options are set forth below in the Outstanding Equity Awards at Fiscal Year-end 2025 Table.
(5)The exercise price of each option is equal to the closing market price of the company’s common stock on the NYSE on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.
(6)The amounts shown in this column reflect the number of RSUs granted to each of the named executives, other than Mr. Wilson, in fiscal year 2025 under the 2019 Equity Incentive Plan. The vesting dates for these RSUs are set forth below in the Outstanding Equity Awards at Fiscal Year-end 2025 Table.
(7)The aggregate grant date fair value of the RSUs is computed in accordance with FASB ASC 718 and is based on the final closing price of Allstate’s common stock on the grant date. The aggregate grant fair value of the PSAs which include a market-based condition is measured on the grant date in accordance with FASB ASC 718 using a Monte Carlo simulation model that determines the probability that the performance conditions will be achieved. The assumptions used in the valuation are set forth in Note 18 to our audited financial statements for 2025, which are incorporated by reference herein.
Performance Stock Awards (PSAs)
PSAs represent a promise to transfer shares of Allstate common stock in the future if certain performance measures are met. For the awards granted in 2025, the actual number of PSAs that vest will vary from 0% to 200% of target based on the achievement of certain metrics during a three-year measurement period. For a description of these measures, including how they are calculated, see pages 58-60 and pages 85-86. Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. PSAs will vest following the end of the three-year performance cycle if the performance conditions are met, subject to continued employment. The vesting of PSAs may be accelerated or otherwise subject to special treatment in the event of retirement, death or disability or a qualifying termination following a change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”.
Stock Options
Stock Options represent an opportunity to buy shares of Allstate common stock at a fixed exercise price at a future date. Stock Options align the interests of executives with long-term shareholder value since the stock price must appreciate from the grant date for the executives to earn compensation.
Under the 2019 Equity Incentive Plan, the exercise price cannot be less than the closing price of a share on the grant date. Stock option repricing is not permitted.
All Stock Option awards have been made in the form of non-qualified stock options. The options granted to the named executives become vested and exercisable over a period of three years. One-third of the stock options become vested and exercisable on each of the first three anniversaries of the grant date, subject to continued employment through each anniversary date. The vesting of options may be accelerated or otherwise subject to special treatment in the event of retirement, death or disability or a qualifying termination following change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. All of the options expire ten years from the grant date, unless an earlier date has been approved by the committee in connection with certain change in control situations or other special circumstances such as retirement, termination, death or disability, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”.
Restricted Stock Units (RSUs)
RSUs represent a promise to transfer shares of common stock in the future upon vesting. Vested RSUs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. RSUs will vest in three equal annual installments, subject to continued employment. The vesting of RSUs may be accelerated or otherwise subject to special treatment in the event of retirement, death or disability or a qualifying termination following a change in control, as described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”.

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Outstanding Equity Awards at Fiscal Year-end 2025
The following table summarizes the outstanding equity awards of the named executives as of December 31, 2025.

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(6)

Mr. Wilson	02/09/2017	248,447		78.35	02/09/2027
	02/22/2018	227,406		92.80	02/22/2028
	02/08/2019	269,746		92.46	02/08/2029
	02/19/2020	240,710		124.26	02/19/2030
	02/18/2021	277,205		105.08	02/18/2031
	02/17/2022	204,647		122.64	02/17/2032
	02/16/2023	105,223	52,612	137.10	02/16/2033	02/16/2023	85,863	17,872,383
	02/21/2024	39,928	79,856	159.17	02/21/2034	02/21/2024			138,860	28,903,709
	02/24/2025	—	93,349	188.75	02/24/2035	02/24/2025			112,000	23,312,800
Mr. Dugenske	02/08/2019	20,081		92.46	02/08/2029
	02/19/2020	55,055		124.26	02/19/2030
	02/18/2021	69,169		105.08	02/18/2031
	02/17/2022	50,810		122.64	02/17/2032
	02/16/2023	24,005	12,003	137.10	02/16/2033	02/16/2023	19,588	4,077,242
	02/21/2024	6,270	12,540	159.17	02/21/2034	02/21/2024	3,116	648,595	28,036	5,835,693
	02/24/2025	—	12,055	188.75	02/24/2035	02/24/2025	3,099	645,057	18,596	3,870,757
						10/03/2025	4,743	987,255
Mr. Merten	02/17/2022	12,879		122.64	02/17/2032
	10/05/2022	2,602		133.00	10/05/2032
	02/16/2023	19,373	9,687	137.10	02/16/2033	02/16/2023	15,809	3,290,643
	02/21/2024	6,069	12,140	159.17	02/21/2034	02/21/2024	3,016	627,780	27,140	5,649,191
	02/24/2025	—	14,013	188.75	02/24/2035	02/24/2025	3,603	749,964	21,616	4,499,370
	10/03/2025	—	213	210.82	10/03/2035	10/03/2025	54	11,240	324	67,441
Mr. Rizzo	2/22/2018	18,578		92.80	02/22/2028
	2/8/2019	56,225		92.46	02/08/2029
	2/19/2020	47,213		124.26	02/19/2030
	2/18/2021	59,049		105.08	02/18/2031
	2/17/2022	42,898		122.64	02/17/2032
	10/5/2022	964		133.00	10/05/2032
	2/16/2023	24,005	12,003	137.10	02/16/2033	2/16/2023	19,588	4,077,242
	2/21/2024	7,376	14,753	159.17	02/21/2034	2/21/2024	3,665	762,870	32,984	6,865,620
	2/24/2025	—	14,837	188.75	02/24/2035	2/24/2025	3,815	794,092	22,888	4,764,137
	10/3/2025	—	224	210.82	10/3/2035	10/3/2025	57	11,865	342	71,187
Ms. Carter	06/04/2025	—	4,578	206.79	06/04/2035	06/04/2025	1,194	248,531
						06/04/2025	10,881	2,264,880	7,162	1,490,770
Mr. Jeevanjee	02/16/2023	9,285	4,643	137.10	02/16/2033	02/16/2023	7,577	1,577,153
	09/06/2023	622	311	107.93	09/06/2033	09/06/2023	483	100,536
	02/21/2024	3,035	6,070	159.17	02/21/2034	02/21/2024	1,508	313,890	13,570	2,824,596
	02/24/2025	—	6,594	188.75	02/24/2035	02/24/2025	1,695	352,814	10,172	2,117,302
						10/03/2025	7,115	1,480,987

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(1)Options vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment. Grant dates for unexercisable options are: 2/16/23, 9/6/23, 2/21/24, 2/24/25, 6/4/25, and 10/3/25. Vesting may be accelerated as described under "Potential Payments as a Result of Termination or Change in Control (CIC)." The exercise price is the closing price of Allstate common stock on the grant date
(2)The aggregate value and aggregate number of exercisable and unexercisable in-the-money options as of December 31, 2025, for each of the named executives are as follows:

	Exercisable		Unexercisable
Name	Aggregate Number (#)	Aggregate Value ($)	Aggregate Number (#)	Aggregate Value ($)

Mr. Wilson	1,613,312	165,382,431	225,817	9,460,400
Mr. Dugenske	225,390	20,428,407	36,598	1,700,889
Mr. Merten	40,923	2,970,535	35,840	1,554,731
Mr. Rizzo	256,308	24,502,006	41,593	1,863,253
Ms. Carter	—	—	4,578	6,226
Mr. Jeevanjee	12,942	870,690	17,618	786,286
(3)Restricted stock units (RSUs) vest in three equal annual installments on the first three anniversaries of the grant date, subject to continued employment. Remaining vesting dates for these awards are as follows: 2023 grants, 2/16 of 2024, 2025, and 2026; 2024 grants, 2/21 of 2025, 2026, and 2027; 2025 grants, 2/24, 6/4, and 10/3 of 2026, 2027, and 2028. Vesting may be accelerated as described under "Potential Payments as a Result of Termination or Change in Control (CIC)". The vesting of RSUs may be accelerated or otherwise subject to special treatment in the circumstances described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. The PSAs reported in this column vested at the end of a three-year performance period ending on December 31, 2025, with vesting subject only to a service-based condition through the third anniversary of the grant date, February 16, 2026.
(4)Amount is based on the closing price of our common stock of $208.15 on December 31, 2025.
(5)The PSAs reported in this column vest following the end of a three-year performance period ending on the third anniversary of the grant date, subject to the achievement of specified performance conditions. The number of shares that ultimately vest may range from 0 to 200% of the target depending on actual performance during the three-year performance period. The vesting of PSAs may be accelerated or otherwise subject to special treatment in the circumstances described in the section below titled “Potential Payments as a Result of Termination or Change in Control (CIC)”. For a description of the PSAs and the performance measures used, see pages 58-60 and pages 85-86. The number of PSAs reflected in this column for the 2024 and 2025 awards is the number of shares that would vest if the maximum level of performance is achieved. Final payouts under the PSAs will not be known until the respective performance period is completed.
(6)Amount is based on maximum level of performance for both 2024 and 2025 PSAs, using the closing price of our common stock of $208.15 on December 31, 2025.
Option Exercises and Stock Vested During 2025
The following table summarizes the options exercised by the named executives during 2025 and the PSAs or RSUs that vested during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mr. Wilson	295,324	42,565,048	32,663	6,128,559
Mr. Dugenske	0	0	9,667	1,810,752
Mr. Merten	40,102	2,716,415	5,697	1,078,436
Mr. Rizzo	6,020	649,197	8,878	1,666,785
Ms. Carter	0	0	0	0
Mr. Jeevanjee	0	0	5,864	1,117,275
(1)The dollar amount realized upon exercise of the option is determined based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.
(2)Includes the first tranche of the RSUs granted to our NEOs in fiscal year 2024 that vested on February 21, 2025.
(3)The dollar amount realized upon vesting is determined by multiplying the number of shares of Allstate common stock underlying the PSAs by the market value of such underlying shares on the vesting date.

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Retirement Benefits
The following table provides information about the pension plans in which the named executives participate. Each of the named executives, other than Ms. Carter, participates in the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Ms. Carter will be eligible to participate in both the ARP and SRIP when she attains one year of service with Allstate on May 11, 2026.
Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)

Mr. Wilson	ARP	32.8	1,315,874	0
	SRIP	32.8	19,421,654	0
Mr. Dugenske	ARP	8.8	95,683	0
	SRIP	8.8	646,958	0
Mr. Merten	ARP	14.0	152,789	0
	SRIP	14.0	420,110	0
Mr. Rizzo	ARP	36.9	1,250,812	0
	SRIP	36.9	1,449,682	0
Ms. Carter	ARP	0.6	—	0
	SRIP	0.6	—	0
Mr. Jeevanjee	ARP	5.5	56,576	0
	SRIP	5.5	101,412	0
(1)The present value of the accumulated benefit was determined using the same measurement date (December 31, 2025) and material assumptions that we use for year-end financial reporting purposes, as set forth in Note 17 to our audited financial statements for 2025, which are incorporated by reference herein, except that we made no assumptions for early termination, disability or pre-retirement mortality. Other assumptions include the following:
•Retirement at the normal retirement age as defined in the plans (age 65), or immediately for participants over age 65 at the measurement date.
•Discount rate of 5.56%.
Other assumptions for the final average pay formula include the following:
•ARP benefits are assumed to be paid 80% as a lump sum, 10% as a life annuity and 10% as a joint and survivor annuity.
•ARP and SRIP benefits are converted to a lump sum. For participants assumed to commence their benefits in 2026, the assumed lump sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2025. Specifically, the rates are 4.20% for the first 5 years, 5.29% for the next 15 years and 6.08% thereafter. For participants assumed to commence their benefits after 2026, the lump sum conversion interest rate is assumed to be 5.21%.
•Lump-sum calculations were performed using the 2026 Internal Revenue Code Section 417(e)(3) mortality tables with a static projection from 2026 to each future year using the adjusted MP-2021 projection scale.
•Annuity calculations were performed using the Pri-2012 white-collar mortality table for healthy retirees projected generationally from 2012 with the MP-2021 projection scale.
Other assumptions for the cash balance formula include the following:
•ARP benefits are assumed to be paid as a lump sum.
•Accounts were projected to retirement using the actual interest crediting rate for ARP and SRIP for 2026, specifically the average 30-year Treasury rate from August 2025 of 4.87%. After 2026, accounts are projected using the spot 30-year Treasury rate as of December 31, 2025 of 4.84%.
The amounts set forth in this column are estimates based on the assumptions set forth above and do not necessarily reflect the actual amounts that will be paid to participants, which will be known at the time they become eligible for payment under the applicable plan.

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(2)The following table shows the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2025, if the named executive’s employment terminated on the earlier of that date. Ms. Carter was not a participant in the ARP or the SRIP and, therefore, had not accrued a vested benefit under either plan as of December 31, 2025.

Name	Plan Name	Lump Sum Amount ($)

Mr. Wilson	SRIP	19,421,654
Mr. Dugenske	SRIP	670,053
Mr. Merten	SRIP	460,644
Mr. Rizzo	SRIP	1,510,509
Ms. Carter	SRIP	—
Mr. Jeevanjee	SRIP	103,782
The amount shown is based on the lump sum methodology used by ARP and SRIP in 2026. The lump sum conversion interest rates are based on 100% of the average corporate bond segmented yield curve from August 2025. Specifically, the rates are 4.20% for the first 5 years, 5.29% for the next 15 years and 6.08% thereafter. The mortality table used for 2026 is the Internal Revenue Code Section 417(e)(3) mortality table for 2026.
Allstate Retirement Plan (ARP)
•The ARP provides a guaranteed retirement benefit to participants based on compensation and service. The ARP is funded entirely by Allstate, with contributions made to a trust from which benefits are paid.
•Prior to January 1, 2014, participants accrued benefits under either the final average pay formula or the cash balance formula, depending on hire date or participant election. Only Messrs. Wilson and Rizzo have accrued benefits under the final average pay formula.
•Final average pay benefits were frozen as of December 31, 2013 to align with competitive market practices, support internal benefit equity, and manage long‑term plan costs.
•Effective January 1, 2014, all eligible participants accrue benefits exclusively under the cash balance formula.
Final Average Pay Formula — Frozen as of 12/31/13
•Benefits were earned as a straight life annuity payable at age 65, the normal retirement age under the ARP.
•Messrs. Wilson and Rizzo have benefits composed of a Base Benefit and an Additional Benefit:
•Base Benefit equals 1.55% of average annual compensation multiplied by credited service from 1989 through 2013.
•Additional Benefit equals 0.65% of the amount by which average annual compensation exceeds covered compensation, multiplied by credited service from 1989 through 2013.
•Covered compensation is the average Social Security taxable wage base over the 35‑year period ending in the year the participant reaches Social Security retirement age.
•Mr. Wilson is eligible for an unreduced benefit due to service beyond age 65.
•Mr. Rizzo is eligible for early retirement benefits subject to actuarial reductions:
•Base Benefit is reduced 4.8% for each year payments commence prior to age 65.
•Additional Benefit is reduced 8% per year for commencement between ages 62 and 65, and 4% per year between ages 55 and 62.
•Reductions are prorated monthly based on age at actual commencement date.
Cash Balance Formula — For All Participants Beginning 1/1/14
•All named executives earned cash balance benefits during 2025, except Ms. Carter, who will become eligible on May 11, 2026, upon completing one year of service.
•Participants receive annual pay credits and interest credits to a hypothetical account.
•Pay credits range from 3% to 5% of eligible annual compensation, based on years of vesting service.
•Interest credits are based on the IRS‑published interest crediting rate for the plan year.
•The current interest crediting rate is set annually and reflects the average yield on 30‑year U.S. Treasury securities for August of the preceding year.

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Supplemental Retirement Income Plan (SRIP)
•The SRIP provides an additional defined benefit to ARP-eligible employees whose compensation or benefit amount exceeds federal compensation limits. SRIP benefits are determined by:
•Calculating the benefit that would be payable under the ARP formulas without application of IRS limits.
•Subtracting the benefit actually payable under the ARP after applying those limits.
•The SRIP uses age 65 as the normal retirement age.
•Early retirement eligibility under the ARP also provides eligibility under the SRIP.
•SRIP benefits are unfunded and paid from Allstate’s general assets.
Credited Service
•No named executive receives additional credited service beyond actual service with Allstate or its predecessors.
•Mr. Wilson has 32.8 years of combined service with Allstate and Sears, Roebuck and Co., and a portion of his benefit will be paid from the Sears pension plan.
•Consistent with treatment for other employees with Sears service at the time of the 1995 spin‑off:
•Mr. Wilson’s final average pay benefits under the ARP and SRIP are calculated as if all combined Sears‑Allstate service had been with Allstate through December 31, 2013.
•The resulting benefits are reduced by amounts earned under the Sears plan.
Eligible Compensation
•Under the ARP and SRIP, eligible compensation includes base salary, annual cash incentive awards, and select other forms of compensation permitted under the plans.
•Compensation excludes long‑term cash incentive awards and compensation associated with equity awards.
•Compensation recognized under the ARP is subject to IRS limitations.
•For final average pay participants, average annual compensation reflects the highest five consecutive calendar years within the ten‑year period ending December 31, 2013.
Payment Options
•The ARP provides lump‑sum, straight life annuity, and joint and survivor annuity payment options.
•Lump‑sum values for final average pay benefits are calculated using interest rates and mortality assumptions prescribed under the Internal Revenue Code.
•Cash balance benefits are generally payable as a lump sum equal to the participant’s hypothetical account balance.
•SRIP benefits are paid solely as a lump sum using the same interest and mortality assumptions as the ARP.
Timing of Payments
•Participants vest in ARP and SRIP normal retirement benefits after three years of service or upon reaching age 65, whichever occurs first.
•Final average pay benefits are payable at age 65, with reduced early retirement benefits available beginning at age 55 for participants with at least 20 years of vesting service.
•Participants with cash balance benefits and at least three years of vesting service receive a lump‑sum distribution equal to their account balance upon termination.
•The following SRIP payment dates assume a retirement or termination date of December 31, 2025:
•Mr. Wilson’s SRIP benefits earned prior to 2005 would become payable as early as January 1, 2026. Benefits earned after 2004 would be paid on July 1, 2026, or following death.
•Messrs. Rizzo’s, Dugenske’s and Jeevanjee’s SRIP benefits would be paid on July 1, 2026, or following death. As noted above, Mr. Rizzo is eligible for early retirement benefits (subject to actuarial reductions).
•Mr. Merten’s SRIP benefits would be paid on January 1, 2030, or following death.
•Ms. Carter’s SRIP benefits would be $0 as she has not fulfilled the service requirements as of December 31, 2025.

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Non-Qualified Deferred Compensation at Fiscal Year-end 2025
The following table summarizes the non-qualified deferred compensation contributions, earnings and account balances of our named executives in 2025. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Mr. Wilson	0	0	315,669	0	2,363,216
Mr. Dugenske	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Rizzo	1,628,903	0	604,502	0	6,488,950
Ms. Carter	0	0	0	0	0
Mr. Jeevanjee	0	0	0	0	0
(1)For Mr. Rizzo, Executive Contributions for fiscal year 2025 are reported in the “Salary” column for 2025 in the Summary Compensation Table.
(2)Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
In order to remain competitive with other employers, we allow the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($350,000 in 2025), to defer under the Deferred Compensation Plan up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds the Internal Revenue Code limit. Allstate does not match participant deferrals and does not guarantee a stated rate of return.
Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the notional investment option or options selected by the participants. The notional investment options available in 2025 under the Deferred Compensation Plan are: stable value, S&P 500, international equity, Russell 2000, mid-cap and bond funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are credited, recorded or paid. Our Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily, subject to certain trading restrictions.
The Deferred Compensation Plan is unfunded so Allstate does not set aside funds for the plan in a trust or otherwise. Participants have only the rights of general unsecured creditors and may lose their balances in the event of the company’s bankruptcy. Account balances are 100% vested at all times.
An irrevocable distribution election is required before making any deferrals into the Deferred Compensation Plan. Generally, a named executive may elect to begin receiving a distribution of his or her account balance immediately upon separation from service or in one of the first through fifth years after separation from service or, for amounts deferred on or after January 1, 2018, in the fifth year after separation from service. The earliest distribution date for deferrals made on or after January 1, 2005 and earnings and losses on these amounts, is six months following separation from service. The named executive may elect to receive payment in a lump sum or in annual cash installment payments over a period of two to ten years, or, for amounts deferred on or after January 1, 2018, over a period of up to five years. In addition, a named executive may elect an in-service withdrawal of his or her entire balance earned and vested prior to January 1, 2005 and earnings and losses on these amounts, subject to forfeiture of 10% of such balance. A named executive may also elect an in-service withdrawal of all or a portion of the deferrals he or she made on or after January 1, 2018, together with earnings and losses on those amounts. Upon proof of an unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

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Potential Payments as a Result of Termination or Change in Control (CIC)
The following table lists the compensation and benefits that Allstate would generally provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to salaried employees. The table describes equity granting practices for the 2025 equity incentive awards. Relevant prior practices are described in the footnotes.

Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability

Base Salary	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately	Ceases immediately

Severance Pay	None	None	Lump sum is equal to two times base salary and annual incentive at target(3)	None	None

Annual Incentive(4)	Forfeited	Prorated for the year and subject to discretionary adjustments(5)	Prorated at target (reduced by any amounts actually paid)	Prorated for the year and subject to discretionary adjustments	Prorated for the year and subject to discretionary adjustments

Stock Options(4)(6)	Unvested awards are forfeited, and vested awards expire at the earlier of three months after termination or normal expiration date	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement, continue to vest. Awards granted in 2025 and later expire at normal expiration date(7)	Awards vest upon qualifying termination after a CIC	Awards vest immediately and expire at earlier of two years after termination or normal expiration date	Awards vest immediately and expire at earlier of two years after termination or normal expiration date

Restricted Stock Units(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest(7)	Awards vest upon qualifying termination after a CIC	Awards vest and are payable immediately	Awards vest and are payable immediately

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Termination Scenarios
Compensation Elements	Termination(1)	Retirement	Termination due to Change in Control(2)	Death	Disability

Performance Stock Awards(4)(6)	Forfeited	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement, continue to vest and are paid out based on actual performance(6)	Awards vest based on performance upon a qualifying termination after a CIC(7)	Awards vest and are payable immediately(8)	Awards vest and are payable immediately(8)

Non-Qualified Pension Benefits(9)	Distributions commence per plan	Distributions commence per plan	Immediately payable upon a CIC for Mr. Wilson; distributions commence per plan for other NEOs	Distributions commence per plan	Participant may request payment if age 50 or older

Deferred Compensation(10)	Distributions commence per participant election	Distributions commence per participant election	Immediately payable upon a CIC for Mr. Wilson; distributions commence per participant election for other participating NEOs	Payable within 90 days	Distributions commence per participant election

Health, Welfare and Other Benefits	None	None	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(11)	None	Pre-age 65 Supplemental Long Term Disability benefits if enrolled in basic long-term disability plan

(1)Includes both voluntary and involuntary termination other than due to retirement, change in control, death or disability, which are addressed in separate columns. Examples of an involuntary termination independent of a change in control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations or policies; and terminations resulting from lack of work, rearrangement of work or reduction in force. In the event a recipient involuntarily terminates without cause or due to a reduction in force, stock options granted in 2025 and later expire upon the earlier of normal expiration and 15 months after termination. In such instances stock options, restricted stock and performance share units are also pro-rated based on time worked over the remaining vesting period, subject to the named executive’s execution of a general release of claims in favor of the company.
(2)In general, a change in control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. A qualifying termination of employment is any termination of the named executive’s employment by the employer, other than for cause, death or disability. Effective upon a change in control, the named executives become subject to covenants prohibiting solicitation of employees, customers and suppliers until one year after termination of employment. If a named executive incurs legal fees or other expenses in an effort to enforce the change in control plan, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
(3)Under the company’s Change in Control Severance Plan, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change in control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change in control plan, has habitually neglected his or her duties or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties or responsibilities, or a material change in the geographic location where the named executive performs services.
(4)Named executives who receive an equity award or an annual cash incentive award are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, to the extent permitted by applicable law, compensation provided to the named executive (including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement or exercise of an award, or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award) may be recovered if the vesting, settlement or exercise of the award, or the receipt of the sale proceeds, occurred during the 12-month period prior to the violation.

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(5)Retirement for purposes of the Annual Executive Incentive Plan is defined as termination on or after the date the named executive attains age 55 with at least 10 years of service or age 60 with five years of service. Named executives who receive an equity award are subject to a non-compete provision for the one-year period following termination of employment. If a named executive violates the non-competition covenant, to the extent permitted by applicable law, any or all of the named executive’s outstanding awards that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision may be canceled.
(6)Retirement definitions and treatment for purposes of stock options, restricted stock units and performance stock awards are as follows:

Definition	Normal Retirement: age 55 with 10 years of service or age 60 with at least five years of service
Treatment
•Unvested awards not granted within 12 months of retirement continue to vest.
•Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.
•Vested stock options granted prior to 2025 expire at the earlier of five years from the date of retirement or the expiration date of the option. Vested stock options granted in 2025 or later expire upon the expiration date of the option.

(7)The committee will determine the number of PSAs that continue to vest based on actual performance up to the change in control.
(8)For open performance cycles, the payout is based on the target number of PSAs.
(9)See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(10)See the Non-Qualified Deferred Compensation at Fiscal Year-end 2025 section for additional information on the Deferred Compensation Plan and distribution options available.
(11)If a named executive’s employment is terminated due to death during the two years after the date of a change in control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination due to disability during the two years after the date of a change in control, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

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Estimate of Potential Payments Upon Termination(1)
The table below describes the value of compensation and benefits payable to each named executive upon termination that would exceed the compensation or benefits generally available to salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives, such as deferred compensation and non-qualified pension benefits. Benefits and payments are calculated assuming a December 31, 2025 employment termination date and equity awards are calculated using $208.15, the closing fair market value of our common stock on the last trading day of the fiscal year ending December 31, 2025.

Name	Severance ($)		Annual Incentive Plan ($)(2)	Stock Options — Unvested and Accelerated ($)	Restricted Stock Units and Performance Stock Awards — Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)

Mr. Wilson
Termination due to Retirement(3)	0		5,597,235	9,192,467	42,256,115	0		57,045,817
Termination due to Change in Control(4)	11,800,000	(5)	4,400,342	9,460,400	43,980,638	55,622	(6)	69,697,002
Death	0		5,597,235	9,460,400	43,980,638	0		59,038,273
Disability	0		5,597,235	9,460,400	43,980,638	0		59,038,273
Mr. Dugenske
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	5,400,000	(5)	1,791,781	1,700,889	11,211,375	63,175	(6)	20,167,220
Death	0		2,679,145	1,700,889	11,211,375	0		15,591,409
Disability	0		2,679,145	1,700,889	11,211,375	10,675,639	(7)	26,267,048
Mr. Merten
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	5,526,000	(5)	1,781,918	1,554,731	9,787,629	63,175	(6)	18,713,453
Death	0		2,266,599	1,554,731	9,787,629	0		13,608,959
Disability	0		2,266,599	1,554,731	9,787,629	20,920,292	(7)	34,529,251
Mr. Rizzo
Termination due to Retirement(3)	0		2,200,000	1,820,670	10,990,944	0		15,011,614
Termination due to Change in Control(4)	6,308,000	(5)	2,103,973	1,863,253	11,496,541	55,572	(6)	21,827,339
Death	0		2,200,000	1,863,253	11,496,541	0		15,559,794
Disability	0		2,200,000	1,863,253	11,496,541	0		15,559,794
Ms. Carter
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	3,150,000	(5)	560,959	6,226	3,258,796	48,889		7,024,870
Death	0		800,000	6,226	3,258,796	0		4,065,022
Disability	0		800,000	6,226	3,258,796	2,277,363	(7)	6,342,385
Mr. Jeevanjee
Termination due to Retirement(3)	0		0	0	0	0		0
Termination due to Change in Control(4)	2,880,000	(5)	791,781	786,286	6,296,329	63,160	(6)	10,817,556
Death	0		1,200,000	786,286	6,296,329	0		8,282,615
Disability	0		1,200,000	786,286	6,296,329	0		8,282,615
(1)A “0” indicates either there is no amount payable to the named executive or the amount payable is the same for both the named executives and all salaried employees.

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(2)The 2025 annual incentive plan payment is payable to all named executives as a result of death or disability. In addition, it is payable to Messrs. Wilson and Rizzo in the event of retirement. The amount listed for the annual incentive plan payment upon termination due to a change in control is shown at target in accordance with the Change in Control Severance Plan.
(3)As of December 31, 2025, Messrs. Wilson and Rizzo are eligible to retire in accordance with Allstate’s policy and the terms of its equity and annual incentive compensation and benefit plans.
(4)The values in this “Change in Control” row represent amounts paid if both the change in control and qualifying termination (as defined in the applicable plan documents) occurred on December 31, 2025. PSAs are paid out based on actual performance; for purposes of this table, the 2023-2025 cycle is shown at 157.4% of target and the 2024-2026 and 2025-2025 cycles are reflected at target.
Equity awards do not accelerate in the event of a change in control unless also accompanied by a qualifying termination of employment. A change in control also would accelerate the distribution of deferred compensation and SRIP benefits for Messrs. Wilson and Rizzo; deferred compensation and SRIP benefits for the other NEOs are distributed in accordance with the applicable plan terms and participant elections. Please see the Non-Qualified Deferred Compensation at Fiscal Year-end 2025 Table and footnote 2 to the Pension Benefits Table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(5)Represents two times the sum of base salary and target annual incentive in accordance with the Company’s Change in Control Severance Plan.
(6)The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services is $40,000 for each named executive.
(7)The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level that produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The monthly benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest $100, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65.
Non-GAAP Performance Measures for 2025
The following pages contain descriptions of the non-GAAP performance measures used for executive incentive compensation in fiscal year 2025. They were developed uniquely for incentive compensation purposes and are not reported in our financial statements. The committee has approved the use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational or financial factors, or to exclude factors over which our executives have little influence or control. The committee monitors compensation estimates during the year based on actual performance on these measures and the internal audit department reviews the final results.
Annual Cash Incentive Award Performance Measures for 2025
We use the following non-GAAP performance measures for the annual cash incentive awards made in respect of fiscal year 2025, as described in the Compensation Discussion and Analysis section of the proxy under “Annual Cash Incentive Awards”: Performance Net Income, Property-Liability Growth Matrix, Protection Services and Investments, each of which is defined below. These performance measures may vary from and may not be comparable to, similarly titled measures by other companies in our industry.
Performance Net Income: This measure is used to assess financial performance. Performance Net Income is equal to reported Adjusted Net Income, as defined at the end of the performance year, adjusted to exclude the after-tax effects of restructuring and related charges, underwriting results of the run-off property-liability segment and adjustments for other significant, non-recurring, infrequent or unusual items in excess of $20M after-tax individually.
•Adjustments:
•Performance Net Income is adjusted to replace actual catastrophe losses with plan catastrophe losses.
•Performance Net Income is adjusted to reflect a maximum or minimum amount of performance-based net investment income, if after-tax Performance-Based net investment income is less than or exceeds those amounts, respectively. The maximum and minimum amounts are +/- 20% of Performance-Based net investment income used in establishing the target.
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $20M after-tax individually.
•Actual results are adjusted, if approved by the committee, for other significant, non-recurring, infrequent or unusual items in excess of $20M after-tax individually.
•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or changes in ownership, impact of unplanned utilization of alternative capital and the impact of share repurchases differing from plan exceeding $20M after-tax individually.
•Actual results are adjusted to exclude Performance Net Income attributable to Health & Benefits.

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Property-Liability Growth Matrix: This measure is used to measure profitable growth within Property-Liability by matrixing the relationship between combined ratio and items in force percent change.
•Combined Ratio: As defined in the financial statements, this measures the sum of the loss ratio and the expense ratio. Loss ratio is the ratio of claims and claims expense (loss adjustment expenses) to premium earned. Expense ratio is the ratio of amortization of deferred policy acquisition costs, operating costs and expenses, amortization or impairment of purchased intangibles and restructuring and related charges, less other revenue to premiums earned. Combined Ratio for 2025 annual incentive plan excludes restructuring and related charges, run-off property-liability segment and amortization or impairment of purchased intangibles. Combined Ratio is further adjusted to replace actual catastrophe losses with plan catastrophe losses.
•Items in Force Percent Change: The measure is the percent change of Property-Liability items in force as of beginning and end of the performance period.
•Adjustments: Actual results (Combined Ratio and/or Items in Force) are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or change in ownership.
Protection Services
•Total Premiums Written/Other Revenue: This measure is used to assess growth within the Protection Services segment and is the sum of the following two measures:
•Protection Services Premiums Written: The measure is equal to the Protection Services segment’s businesses combined net premiums written. Protection Services premiums written are reported in Management’s Discussion and Analysis in the Annual Report on Form 10-K.
•Other Revenue: The measure is equal to Other Revenue from Identity Protection, Arity and Allstate Protection Plans. Other Revenue is reported in Management’s Discussion and Analysis in the Annual Report on Form 10-K.
•Adjustments:
•Actual results adjusted using the foreign exchange rate used in establishing the measure when the difference between Protection Services Total Premiums Written/Other Revenue (including actual foreign currency translation) and Protection Services Total Premiums Written/Other Revenue determined using the foreign exchange rate used in establishing the measure, exceeds $15M.
•Protection Services Performance Income: Performance income measures the profitability associated with the Business Unit excluding investment income, restructuring, amortization of intangibles, impacts from foreign currency fluctuations and before the impacts of income tax as defined below:
•Protection Services Premium Earned + Other Revenue – Claims and claims expense – Amortization of deferred policy acquisition costs – Operating costs and expenses (excluding restructuring).
•Adjustments:
•Actual results adjusted to be consistent with the financial reporting used in establishing the measure.
•Actual results are adjusted to exclude the effects of acquiring and selling business including dispositions of business by reinsurance or change in ownership.
•Actual results use the foreign exchange rate used in establishing the Plan (in place of the actual foreign currency translation) when the Protection Services Total Premiums Written/Other Revenue measure is adjusted for foreign exchange rates for consistency between measures.
Investments
•Net Investment Income (NII) including Performance-Based net gains (losses) on investments and derivatives: This measure is used to assess the financial operating performance provided from Investments. It is equal to NII as reported in the Consolidated Statement of Operations plus performance-based net gains and losses on investments and derivatives and adjustments, if approved by the committee, for other significant, non-recurring, infrequent or unusual items in excess of $30M pre-tax individually.
•Net Investment Income is adjusted to reflect a maximum and minimum amount of performance-based net investment income and net gains and losses on investments and derivatives (PB income), if the actual PB income is less than or exceeds those amounts, respectively. The maximum and minimum pre-tax amounts are +/- 20%, respectively, of the PB income used in establishing the target.

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•Adjustments:
•Actual results are adjusted for the estimated impact of increasing the portfolio’s allocation to public equity. The adjustment equals 2.45% multiplied by the five-point quarterly average market-based equity balance in excess of the target year-end 2024 balance of $2,800M (excluding fixed income exchange traded funds).
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $30M pre-tax individually.
•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or changes in ownership and the impact of share repurchases differing from plan exceeding $30M pre-tax individually.
•Actual results are adjusted to exclude Investment Income attributable to the Health & Benefits business.
•Economic Total Return: This measure is used to assess excess total return generated through active portfolio management relative to passive market indices representing Enterprise’s Strategic Asset Allocation (SAA).
•Economic Total Return of the portfolio and SAA benchmark is measured daily using time-weighted total return methodology. The measure reflects day over day change in market value and cash flows (purchase, sales, accrued income, etc.) of individual security and portfolio. Daily portfolio-level and security-level total returns are geometrically linked to calculate multi-period returns (1-year, 3-year, 5-year, etc.).
•SAA benchmark constituent returns are calculated daily by the index provider. SAA benchmark constituents are rebalanced daily to the target allocation weight with few exceptions. Allstate Canada SAA benchmark returns are rebalanced monthly due to systems limitations.
•All investment assets are included in the measurement with few exceptions representing unique circumstances. Pension plan assets, policy loans, deferred compensation hedges, low-income housing tax credits, intercompany loans/investments, strategic investments, corporate real estate, illiquid investments acquired through mergers & acquisitions, collateral posted for derivative contracts and uninvested bank cash are excluded from the measurement. All exclusions are recommended by the Investments Performance Committee and approved by the Corporate Chief Human Resources Officer.
Performance Stock Award Performance Measures for the 2025-2027 Performance Cycle
We use the following non-GAAP performance measures for our PSAs granted in fiscal year 2025, as described in the Compensation, Discussion and Analysis section of the proxy under “Performance Stock Awards, Restricted Stock Units and Stock Options”: Three-Year Average Performance Net Income Return on Equity and Relative Total Shareholder Return, each of which is defined below. These performance measures may vary from and may not be comparable to similarly titled measures by other companies in our industry.
Three-Year Average Performance Net Income Return on Equity:
•This measure is used to assess financial performance. Three-year average performance net income return on equity is calculated as the ratio of average performance net income divided by the average common shareholders’ equity, excluding total unrealized net capital gains & losses.
•Performance net income is equal to reported Adjusted Net Income, as defined at the end of each performance year, adjusted to exclude the after-tax effects of restructuring and related charges, underwriting results of the run-off property-liability segment and Health & Benefits segment.
•Average Performance Net Income is calculated as the average of performance net income, as defined above, for each of the three years in the performance cycle. Average performance net income is adjusted to reflect a maximum or minimum amount of after-tax catastrophe losses, if the average of actual after-tax catastrophe losses in the three-year cycle are more or less than those amounts, respectively. The maximum and minimum pre-tax amounts are +/- 20%, respectively, of catastrophe losses used to establish the target.
•Average common shareholders’ equity excluding total unrealized net capital gains and losses computed as the average of the balance on December 31, 2024 and at the end of each year in the performance cycle.
•Adjustments:
•Actual results are adjusted to be consistent with the financial reporting used in establishing the measure for items exceeding $20M after-tax individually.
•Actual results are adjusted, if approved by the Committee, for other significant, non-recurring, infrequent or unusual items in excess of $20M after-tax individually.

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•Actual results are adjusted to exclude the effects of acquiring and selling businesses including dispositions of business by reinsurance or changes in ownership impacting average performance net income by more than $20M after-tax individually.
Relative Total Shareholder Return:
This is the company’s Total Shareholder Return (TSR) relative to the TSR of other peer companies, expressed in terms of the company’s TSR percentile rank among the peer companies. Peer companies for the 2025-2027 performance cycle are:

American International Group, Inc.	The Hanover Insurance Group
American Financial Group, Inc.	Kemper Corp
Chubb Limited	The Progressive Corporation
Cincinnati Financial Corporation	The Selective Insurance Group, Inc.
CNA Financial Corporation	The Travelers Companies Inc.
The Hartford Financial Services Group, Inc.	W.R. Berkley Corporation
TSR is determined by dividing (i) the average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to and including the final day of the performance period (Final Average Adjusted Close Price) minus the Average Adjusted Close Price of the applicable company’s stock or applicable index’s price over the 20 trading days prior to the first day of the performance period (“Initial Average Adjusted Close Price”) by (ii) the Initial Average Adjusted Close Price. In calculating TSR, all dividends are assumed to have been reinvested on the ex-dividend date. If any of the peer companies no longer has a measurable TSR (e.g., delisted or acquired) as of the date of calculation of the TSR by the company following the performance period, such peer company will be removed from the calculation.

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Pay Ratio
As required by the Dodd-Frank Act, we are providing information about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Wilson, our CEO. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
For 2025:
•The annual total compensation of our median employee was $74,782.
•The annual total compensation of our CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $22,920,898.
•The ratio of the annual total compensation of Mr. Wilson to our median employee was 306:1.
We followed SEC permitted rules to calculate the ratio and used the following methodology and material assumptions, adjustments and estimates:

December 31, 2025 was selected as the determination date as it enabled us to choose a pay date that aligned across our enterprise.

•As of December 31, 2025, our U.S. and non-U.S. employee population consisted of approximately 53,500 full-time, part-time, seasonal and temporary employees. Employees in all countries were included in the calculation, with the exception of 1,802 employees in Australia, Bermuda, Japan, Korea, Belgium, Norway, Philippines, Singapore, Spain, Malta, and the United Kingdom (39, 3, 24, 3, 4, 1, 2, 5, 1, 2 and 1,718 in each jurisdiction, respectively), which represent, in the aggregate, less than 5% of the company’s total employee population and were therefore excluded from the calculation pursuant to the de minimus exemption under the SEC rules.
•The Allstate agent population was excluded since they are not employees of Allstate or its subsidiaries.
•Total cash compensation (base salary plus incentive compensation) as shown in the company’s records was selected as the most appropriate and consistently applied compensation measure to determine the median worker since equity awards are not broadly distributed among the employee population.

•Employee compensation was measured using a twelve-month look-back period ending December 31, 2025.
•Permanent employees hired in 2025 that did not work for the entire period had their compensation adjusted as if they were employed for the entire twelve-month period.
•For non-U.S. employees, an annual average was used for each of the exchange rates.
•After identifying the median employee based on total cash compensation, annual total compensation was calculated for that person using the same methodology used for the named executives in the Summary Compensation Table on page 69.
•As noted above, the median employee’s annual total compensation was $74,782. The median employee was an Underwriting Senior Consultant in the United States with total cash compensation of $72,425 and a change in pension value of $2,357.

The SEC rules for identifying the median of our employees and calculating the pay ratio allow companies to use a variety of methodologies to apply certain exclusions and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices. For that reason, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Neither the Compensation and Human Capital Committee nor management of the company used the pay ratio measure in making compensation decisions.

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Pay Versus Performance Table
As required by the SEC rules and in accordance with Item 402(v) of Regulation S-K, the following table sets forth compensation information for our Principal Executive Officer (PEO) and Non-PEO NEOs and company performance against key financial performance measures of the company for the fiscal years shown. For additional information regarding Allstate’s pay for performance philosophy and how the company aligns NEO compensation, refer to the CD&A beginning on page 47.
Compensation actually paid (CAP) has been calculated in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned, realized or received by the company PEO and Non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described below, for the years represented:
•Less actuarial present value of accumulated pension benefits
•Less aggregate grant date fair value of stock and option awards
•Addition of pension service cost
•Increased or decreased by the value of:
•Fair value of equity measures granted during the fiscal year
•Fair value of equity awards vested or outstanding that were granted in prior fiscal years
For additional details see Footnote 2.

	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based On:(3)		Net Income ($ in millions)(4)
Year					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)		Performance Net Income ($ in millions)(5)

2025	$22,920,898	$45,082,152	$6,533,544	$8,924,091	$214	$214	$10,165	$8,634
2024	$26,744,295	$57,020,722	$7,595,989	$13,148,908	$194	$200	$4,550	$5,213
2023	$16,487,957	$8,025,133	$4,477,500	$2,968,301	$138	$158	$(316)	$1,122
2022	$15,005,001	$30,035,131	$3,498,306	$4,852,665	$130	$149	$(1,416)	$(426)
2021	$19,066,920	$27,585,626	$5,548,209	$7,666,840	$110	$131	$1,485	$3,689
(1)The totals reflected align with (i) for the PEO, the amounts of total compensation reported in the Summary Compensation Table for the PEO and (ii) for the Non-PEO NEOs, the average of the amounts of total compensation reported in the Summary Compensation Table for such Non-PEO NEOs, as shown on page 69. Mr. Wilson served as Chair, President and CEO for each fiscal year reported and is therefore represented as the PEO for each such fiscal year. The Non-PEO NEOs column represents Allstate’s named executives for each respective year. The employees comprising the Non-PEO NEOs for each year are noted below:

2025	2024	2023	2022	2021

Jesse Merten	Jesse Merten	Jesse Merten	Mario Rizzo	Glenn Shapiro
Mario Rizzo	Mario Rizzo	John Dugenske	Glenn Shapiro	Don Civgin
John Dugenske	John Dugenske	Suren Gupta	Don Civgin	John Dugenske
Andréa Carter	Christine DeBiase	Mario Rizzo	John Dugenske	Mario Rizzo
Zulfikar Jeevanjee			Jesse Merten
Suren Gupta
Bob Toohey
(2)Compensation actually paid (CAP) has been calculated in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned, realized or received by the company PEO and Non-PEO NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described below, for the years represented. Equity values for purposes of calculating CAP were determined in accordance with FASB ASC Topic 718. The valuation methodologies and assumptions used to calculate the equity values included in CAP are based on our grant date fair value of the equity awards as disclosed in the company’s audited financial statements for the applicable fiscal year. Awards subject to performance conditions were calculated based on the probable outcome of such conditions as of December 31, 2025.

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Compensation Actually Paid Component	2025		2024		2023		2022		2021
	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO	PEO	Non-PEO

Summary Compensation Table (SCT) Total	$22,920,898	$6,533,544	$26,744,295	$7,595,989	$16,487,957	$4,477,500	$15,005,001	$3,498,306	$19,066,920	$5,548,209
Deduction: SCT aggregate change in actuarial present value of accumulated pension benefits	$—	$(179,976)	$(596,827)	$(89,894)	$—	$(119,512)	$—	$(51,781)	$(697,929)	$(65,931)
Deduction: SCT Aggregate Grant Date Fair Value of Stock Awards	$(10,886,400)	$(3,058,455)	$(11,899,608)	$(2,930,250)	$(7,883,165)	$(1,973,067)	$(6,868,175)	$(1,523,242)	$(6,335,804)	$(1,617,742)
Deduction: SCT Aggregate Grant Date Fair Value of Option Awards	$(4,530,227)	$(515,079)	$(4,736,259)	$(692,682)	$(4,986,008)	$(1,010,746)	$(4,293,494)	$(871,876)	$(4,304,994)	$(1,099,217)
Addition: Pension Service Cost	$234,965	$47,996	$119,162	$46,330	$161,803	$50,465	$235,050	$46,723	$238,310	$62,348
Addition: Change as of the vesting date in fair value, (from the end of prior fiscal year) of equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end or during the covered fiscal year	$1,800,213	$105,750	$3,988,836	$636,475	$(2,085,752)	$(344,544)	$3,039,030	$521,581	$(454,767)	$(110,761)
Addition: Change in fair value, as of the end of the covered fiscal year, of equity awards granted in any prior fiscal year that are outstanding and unvested at year-end	$10,668,119	$1,391,941	$20,074,587	$3,659,065	$(7,028,704)	$(1,309,355)	$7,695,232	$1,338,444	$6,922,985	$1,592,057
Addition: Fair value, at the end of the covered fiscal year, of equity awards granted during the fiscal year that are outstanding and unvested at year-end	$24,874,584	$4,598,371	$23,326,536	$4,923,875	$13,359,001	$3,197,559	$15,222,487	$2,083,563	$13,150,905	$3,357,877
Deduction: Fair value, at the end of prior fiscal year, of equity awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$—	$—	$—	$—	$—	$—	$—	$(189,054)	$—	$—
Compensation Actually Paid	$45,082,152	$8,924,091	$57,020,722	$13,148,908	$8,025,133	$2,968,301	$30,035,131	$4,852,665	$27,585,626	$7,666,840
(3)These totals were calculated in the same manner as required under Item 201 (e) of Regulation S-K. The Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the common stock (including reinvested dividends) of (a) the company and (b) its peer group, respectively, for the period starting January 1, 2021, through the last day of the listed fiscal year. Our peer group used for the TSR calculation is the same as our compensation benchmarking peer group: AFLAC Inc.; American International Group, Inc.; AON plc; Chubb Limited; The Hartford Financial Services Group, Inc.; Humana Inc.; Manulife Financial Corporation; Marsh & McLennan; MetLife, Inc.; The Progressive Corporation; Prudential Financial Inc.; and The Travelers Companies Inc.
(4)These amounts represent the amount of net income reflected in the company’s audited financial statements for the applicable fiscal year.
(5)As required pursuant to Item 402(v) of Regulation S-K, we determined Performance Net Income to be our most important financial performance measure used to link CAP of our NEOs in fiscal year 2025 to company performance. See “Non-GAAP Performance Measures for 2025” for a description of this performance measure.

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Financial Performance Measures: The Allstate executive compensation programs reflect the pay-for-performance culture and supports shareholder alignment while also incentivizing our executives as noted throughout the CD&A beginning on page 47. For the annual and LTI programs, the Compensation and Human Capital Committee uses performance measures that (1) align with the company’s strategy, operating principles and priorities and shareholder interest, (2) support the achievement of corporate goals and (3) reflect the company’s overall performance. The most important performance measures, in our assessment, used to link CAP of our NEOs for the most recently completed fiscal year to the company’s performance are as follows:

Performance Net Income (PNI)
Performance Net Income Return on Equity (PNI ROE)
Total Premiums
Relative Total Shareholder Return (TSR)
Relationship between CAP and Performance Measures in the Table: The following graphs provide a visual representation of the relationship between the CAP of our PEO and the average CAP of our Non-PEO NEOs as it relates to (i) the company’s cumulative TSR and the TSR of our peer group, (ii) the company’s GAAP Net Income and (iii) our Performance Net Income over the five-year period from fiscal years 2021 through 2025. The relationship between Allstate’s TSR and our peer group TSR is reflected in the first graph – CAP vs Total Shareholder Return. Performance measure mix, timing of grants and outstanding vesting, share price volatility and other factors impact CAP.
The majority of CAP to our NEOs is closely connected to long-term awards under the LTI plan primarily driven by Performance Net Income and relative TSR. Over the last three years, external factors, including rising inflation, have impacted Performance Net Income while Allstate’s relative TSR has remained strong. The graphs below demonstrate:
•From 2021 to 2022, CAP to our PEO increased by just below 9% and average CAP to our Non-PEO NEOs experienced a decrease of nearly 37%. In the same period, our TSR increased from $110 to $130 (18%). Net income declined due to pandemic related impact on loss costs causing higher insurance losses and unfavorable reserve re-estimates.
•From 2022 to 2023, CAP to our PEO decreased by 73% and average CAP to our Non-PEO NEOs decreased by roughly 36%. In the same period TSR continued to increase from $130 to $138 (6%). Net income improved over 2022 due to higher Property-Liability premiums earned partially offset by higher catastrophe losses. Large decreases in CAP from 2022 to 2023 are primarily related to lower vesting value for 2021-2023 PSAs, decreased PSA values for outstanding cycles and relatively flat unvested option valuation changes in 2023 compared to significant increases in unvested option valuation changes during 2022.
•From 2023 to 2024, CAP to our PEO increased by 611% and average CAP to our Non-PEO NEOs increased by 343%. In the same period TSR continued to increase from $138 to $194 (41%). In fiscal year 2024 the company returned to profitability with strong Net Income results. Large increases in CAP from 2023 to 2024 are primarily related to increased PSA values for outstanding cycles and increased unvested option valuation changes in 2024 compared to significant decreases in unvested option valuation changes during 2023.
•From 2024 to 2025, CAP to our PEO decreased by 21% and average CAP to our Non-PEO NEOs decreased by 32%. In the same period TSR continued to increase from $194 to $214 (10%). In fiscal year 2025 results are covered on pages 10 and 56.
•Allstate has seen continued growth in TSR from 2021 through 2025 with an aggregate growth rate of 114% while our peer group has a similar growth rate.
•For additional detail regarding Allstate’s executive pay practices, including incentive design and goal setting, compensation elements, compensation decisions and governance practices, see the CD&A beginning on page 47.

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Cap vs Total Shareholder Return

¢	PEO CAP	¢	Avg. NEO CAP	ALL TSR	Peer TSR
Cap vs Net Income

¢	PEO CAP	¢	Avg. NEO CAP	Net Income
Cap vs Performance Net Income

¢	PEO CAP	¢	Avg. NEO CAP	Performance Net Income

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Audit Committee Matters

Item 3 Ratification of Deloitte & Touche LLP as the Independent Registered Public Accountant for 2026

Voting Recommendation The Board recommends a vote FOR this proposal.

What am I Voting on?
We conduct a vote every year asking shareholders to ratify the appointment of the company’s independent registered public accountant for the current year, who is Deloitte & Touche LLP (Deloitte) for 2026. While the vote is non-binding, the Audit Committee will consider the results as part of their evaluation of Deloitte.
Overview
•Effective controls safeguard Deloitte’s independence, including mandatory five-year audit partner rotation, Deloitte’s internal independence policies and quality control systems, which are subject to Public Company Accounting Oversight Board (PCAOB) inspection as part of the regulatory oversight process
•The Audit Committee conducts an annual evaluation of Deloitte, including an assessment of the reasonableness of fees, and has concluded that retaining Deloitte remains in the best interests of Allstate and its shareholders
•The Audit Committee reviews alternative Independent Registered Public Accounting firms, ensuring viable options are available if needed

The Audit Committee and the Board believe it is in the best interests of Allstate and its shareholders to continue to retain Deloitte as Allstate’s independent registered public accounting firm. Ongoing evaluation of key criteria supports this recommendation. Deloitte’s high quality audit work and accounting guidance, combined with its deep institutional knowledge of the company’s business, operations, accounting policies, financial systems, and internal control framework, support continued retention of their services.

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Selection of Independent Auditor: Oversight, Evaluation and Independence

Committee Oversight and Process
•The Audit Committee has established strong practices to evaluate the qualifications, compensation, performance and independence of the independent auditor
•The committee performs an annual evaluation, using elements from the Center for Audit Quality’s external auditor evaluation tool
•Allstate’s internal audit function administers a survey and interviews management and the committee, facilitated by a Deloitte partner not involved with the Allstate engagement
•The evaluation also includes a review of Deloitte’s reports on quality controls and external assessments, including inspection results from the PCAOB
•In addition, the committee continuously evaluates the independent auditor throughout the year, including during executive sessions

Evaluation of Auditor, Lead Engagement Partner and Audit Team
•The Audit Committee reviews and discusses the results of the annual evaluation in detail
•Factors used to assess the performance of the lead audit engagement partner, the audit team and the audit firm include:
•quality of communications
•independence, objectivity and professional skepticism
•insurance industry and technical expertise, professionalism and responsiveness
•quality and efficiency of audit and permissible non-audit services
•external audit quality indicators, including PCAOB assessments
•reasonableness of fees
•knowledge of Allstate’s operations, accounting practices and internal controls
•Deloitte ranks toward the top of its peers in their most recent PCAOB inspection results, which are publicly available at https://pcaobus.org/oversight/inspections/firm-inspection-reports

Consideration of Alternatives
•The Audit Committee evaluates alternative firms to benchmark capabilities and assess quality measures, including PCAOB results
•The committee reviews the existing engagement for any factors that could compromise future independence, ensuring that viable alternatives remain available if needed

Independence, Lead Partner Rotation and Selection
•Deloitte has been Allstate’s independent registered public accounting firm since becoming a publicly traded entity in 1993
•The Audit Committee assesses Deloitte’s written communications on independence and all relationships between it and the company to determine the impact any such relationships may have on the firm’s independence
•The committee oversees the mandatory five-year rotation of audit partners. The current lead engagement partner was appointed beginning with the fiscal year 2022 audit.
•Selection includes screening qualified candidates, interviews with the committee chair and management

Representatives of Deloitte will be present at the 2026 Annual Meeting to respond to questions and may make a statement if they choose. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment, but no assurance can be given that the Audit Committee will be able to change the appointment while enabling timely completion of the 2026 audited financial statements.

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Policy Regarding Pre-Approval of Services and Auditor Fees
The Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm to ensure that independence is not impaired. The policy describes the type of audit, audit-related, tax and other services that may be provided and lists the non-audit services that may not be performed. The independent registered public accounting firm or management submits to the Audit Committee detailed schedules within each category, together with the estimated fees. Each specific service requires approval before service can begin.
Before requesting approval from the Audit Committee, the registered public accounting firm and management must consider and conclude that the services are permissible in that they:
•Do not place the firm in the position of auditing its own work
•Create a mutual or conflicting interest
•Do not place the firm in an advocacy role for Allstate
•Are not based on a contingent fee arrangement
•Do not result in the firm acting as management or as an Allstate employee
The policy delegates to the committee chair the authority to grant approvals, but the decisions of the committee chair must be reported to the Audit Committee at its next regularly scheduled meeting. All services provided by Deloitte in 2024 and 2025 were approved in accordance with this pre-approval policy.
The Audit Committee oversees and is ultimately responsible for the negotiation of audit fees associated with the retention of Deloitte. The following fees have been, or are anticipated to be, billed by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ended December 31, 2024, and December 31, 2025.

	2024	2025

Audit fees(1)	$11,995,000	$11,642,000
Audit-related fees(2)	$1,120,000	$863,000
Tax fees(3)	$109,000	$20,000
All other fees(4)	$345,000	$—
Total fees	$13,569,000	$12,525,000
(1)Audit fees relate to services such as audits of annual financial statements, reviews of quarterly financial statements, statutory audits, comfort letters, consents and review of documents filed with the SEC. Fees for 2024 have been adjusted to reflect actual expenditures for the year.
(2)Audit-related fees relate to professional services, such as Service Organization Controls audit reports and other attest services for non-consolidated entities (e.g., employee benefit plans, various trusts, etc.).
(3)Tax fees relate to state sales and use compliance and advisory services.
(4)“All other fees” relate to permissible services approved by the Audit Committee.

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Audit Committee Report
Deloitte & Touche LLP (Deloitte) was Allstate’s independent registered public accountant for the year ended December 31, 2025.
The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the fiscal year ended December 31, 2025, as well as management’s assessment of the effectiveness of the company’s internal control over financial reporting.
The committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The committee received the written disclosures and letter from Deloitte that is required by applicable requirements of the PCAOB regarding Deloitte’s communications with the committee concerning independence and has discussed with Deloitte its independence.
The Audit Committee met in periodic executive sessions with each of management, the internal auditor and the independent registered public accounting firm to discuss the results of the examinations by the independent and internal auditors, their evaluations of internal controls, and the overall quality of the company’s financial reporting, and other matters as appropriate.
Based on these reviews and discussions and other information considered by the Committee in its judgment, the Committee recommended to the Board of Directors that the audited financial statements be included in Allstate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission, and furnished to shareholders with this Notice of Annual Meeting and Proxy Statement.
Donald E. Brown, Chair
Siddharth N. Mehta
Jacques P. Perold
Judith A. Sprieser
Monica J. Turner

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Shareholder Proposal

Item 4 Report on use of ESG and DEI Metrics in Executive Compensation

Voting Recommendation The Board recommends a vote AGAINST this proposal.

The shareholder proposal and supporting statements below appear as submitted by the proponent. All statements are solely those of the proponent. The proposal contains assertions about Allstate or other matters that we believe are incorrect.

The Heritage Foundation, 214 Massachusetts Ave NE, Washington, D.C. 20002-4999, beneficial owner of no less than 340 shares of Allstate common stock as of December 17, 2025, intends to present the following resolution at the annual meeting:
Whereas: Executive compensation should be directly tied to measurable outcomes that reflect the company’s financial performance. For a company like Allstate whose financial performance is the key driver of its position as a competitive insurance company, compensation structures must prioritize metrics that reinforce profitability, customer trust, and operational excellence. The particular use of ESG and DEI metrics in executive compensation, often based on subjective or activist criteria, diverts focus from these core business imperatives and dilutes executive responsibility.
Unfortunately, as per Bowyer Research analysis, Allstate incorporates such metrics, including linking executive compensation to “measur[ing] progress on Inclusive Diversity and Equity.” While the company notes in its 2025 proxy statement[1] that such progress is paused for 2025, it does not specify whether such progress will resume in future years, and whether past progress will be considered given performance cycles. The company further notes that its Nominating, Governance and Social Responsibility Committee assignments are determined in part by a director’s standing as a “driver of inclusion and diversity initiatives,” without adequately explaining how expertise or background in such initiatives (whether at Allstate or elsewhere) increases a director’s quality or advances shareholder return.
While proponents of ESG and DEI argue for these metrics, Allstate’s fiduciary duty demands that executive compensation should be tied to value creation, not to metrics that are legally risky, ideologically divisive, or ambiguous regarding core business.

(1)https ://www.allstateproxy. com/media/y2qo5sja/437787-1-_111_allstate-corporation_nps_workiva_wr- ars-combo.pdf

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Studies indicate that ESG-linked executive compensation introduces a ‘dual mandate’ that confuses strategic priorities. One study in particular[2] notes that “the demand for ESG-based compensation is, explicitly or implicitly, based on the recognition that corporate executives do not have, on their own, sufficiently strong incentives to give weight to the welfare of stakeholders.” Further, ISS analysis[3] indicates that “DEI targets are more consistently achieved than financial goals,” raising questions of whether compensation elements like Allstate’s, which tie compensation to diversity initiatives, positively impact business performance at all. Given Allstate’s past controversies[4] regarding signaling and brand politicization,[5] shareholders deserve transparency regarding the company’s business case for using such metrics in executive compensation, whether past or in future.
As a company with obligations to both fiduciary responsibility and nondiscrimination, integration of ESG and DEI metrics into executive compensation exposes Allstate to insufficiently disclosed material risks. These risks include litigatory exposure stemming from subjective/activist criteria that may be difficult to quantify under scrutiny, regulatory uncertainty, and reputational harm, especially if compensation metrics are perceived as prioritizing ideological goals over fiduciary duty. Shareholders are right to ask Allstate to address the obvious business liability/high risk caused by diluting executive compensation with goals separate from business performance and shareholder return.
RESOLVED, Shareholders request that the Board of Directors of Allstate commission and publish a report, prepared at reasonable expense and omitting proprietary information, evaluating the risks to shareholder value, corporate reputation, and legal compliance associated with incorporating environmental, social, and governance (ESG) and diversity, equity, and inclusion (DEI) metrics into executive compensation plans.

(2)https ://corpgov. law.harvard.edu/2022/03/09/the-perils-and-questionable-promise-of-esg-based-compensation/
(3)https ://corpgov. law.harvard.edu/2025/01/08/the-momentum-of-dei-metrics-in-incentive-programs/
(4)https ://1792exchange. com/spotlight-reports/corporate-bias-ratings/?c_id=819
(5)https ://w ww. foxnews. com/sports/allstate-deletes-social-media-post-ceos-controversial-sugar-bowl-message-amid-backlash?msockid=316c5ff257786825245d4b7f56e169e9

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Statement of Opposition to Shareholder Proposal

The Board recommends that the shareholders vote “AGAINST” this proposal. Commissioning a report on this matter is unnecessary for the following reasons:
•Allstate’s compensation program has historically been aligned with performance and has had high shareholder support.
•The metrics the Proponent has requested for evaluation are not being used.
•Adequate disclosure already exists with the report to shareholders by the Compensation and Human Capital Committee.

Allstate’s compensation program has historically been aligned with performance and has had high shareholder support.
•The Compensation and Human Capital Committee designs and approves compensation with the advice of an independent advisor, Pay Governance. The committee changes performance measures, as appropriate, to align pay with performance and priorities.
•Shareholders have consistently demonstrated strong support for executive compensation programs, with 95% say-on-pay approval in 2025 and an average of 91% support over the past four years.
•The committee incorporates shareholder feedback into compensation programs based on multiple conversations each year with owners of approximately a third of outstanding shares.
The metrics the Proponent has requested for evaluation are not being used.
•The 2025 and 2026 executive compensation plans do not include non-financial metrics.
•The 2024-2026 PSA cycle awards, granted in 2024, is the only executive compensation program outstanding that includes non-financial metrics. This cycle will close in 2026.
•Inclusive diversity has been one of Allstate’s core values, alongside integrity and collective success, for more than 20 years and has benefited customers, shareholders and employees.
Adequate compensation disclosure already exists with the report to shareholders by the committee.
•The Company provides disclosures on compensation-related risks in the proxy statement.
•The Company’s Chief Risk Officer annually conducts a comprehensive assessment of the Company’s compensation policies and practices to align with Allstate’s Risk and Return Principles.

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Stock Ownership Information
Security Ownership of Directors and Executive Officers
The following table shows the Allstate common shares beneficially owned as of March 1, 2026, by each director and named executive individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly. It also includes shares subject to stock options exercisable, and restricted stock units subject to conversion into common shares, within sixty days of March 1. As of March 1, 2026, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock(1)		Common Stock Subject to Options Exercisable on or Prior to April 30, 2026	Restricted Stock Units(3)	Total Stock-Based Ownership(4)	Percent of Class(5)

Donald E. Brown	5,180		0	894	6,074	*
Kermit R. Crawford	1,000		0	23,872	24,872	*
Richard T. Hume	3,909		0	3,542	7,451	*
Margaret M. Keane	16,514		0	3,542	20,056	*
Siddharth N. Mehta	7,264		0	13,086	20,350	*
Maria R. Morris	0		0	2,447	2,447	*
Jacques P. Perold	239		0	15,996	16,235	*
Andrea Redmond	0		0	24,530	24,530	*
Judith A. Sprieser	0		0	33,730	33,730	*
Perry M. Traquina	5,653		0	8,641	14,294	*
Monica J. Turner	456		0	3,542	3,998	*
Thomas J. Wilson	1,028,140	(2)	1,736,968	0	2,765,108	1.07%
John Dugenske	46,388		247,681	0	294,069	*
Jesse Merten	40,123		27,365	0	67,488	*
Mario Rizzo	83,896		280,632	0	364,528	*
Andréa Carter	0		0	0	0	*
Zulfikar Jeevanjee	16,101		22,818	0	38,919	*
All directors and executive officers as a group (21 total)	1,323,332		2,548,396	133,822	4,005,550	1.55%
*    Less than 1% of the outstanding shares of common stock.
(1)This column includes restricted stock units (RSUs) held by executive officers that convert into common shares by April 30, 2026.
(2)Includes 133,047 shares owned by a private charitable foundation in which Mr. Wilson shares voting and investment power.
(3)All non-employee directors hold RSUs granted under Allstate’s equity compensation plans for non-employee directors. This column lists those RSUs that would be distributed to directors in the form of shares of common stock within 60 days if any of them were to have retired as a director on March 1, 2026. Some directors hold additional RSUs that are not reflected in the table above because common stock would not be distributed to directors until at least one year following his or her retirement as a director, or in some cases, as many as ten years following the date of grant. For additional information regarding the RSUs held by each director at the end of 2025, please see the details on page 45.
(4)These amounts are the sum of the number of shares shown in the prior columns.
(5)As of March 1, 2026, no director or executive officer other than Mr. Wilson, beneficially owned 1% or more of the outstanding common stock of Allstate. The directors and executive officers of Allstate as a group beneficially owned (including common stock subject to stock options exercisable and RSUs for which restrictions expire on or prior to April 30, 2026) approximately 1.55% of the common stock outstanding as of March 1, 2026.

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Security Ownership of Certain Beneficial Owners
The following table shows the shareholders that we know to be the beneficial owners of more than 5% of the outstanding shares of Allstate common shares as of April 1, 2026.(1)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common	BlackRock Inc. 50 Hudson Yards, New York, NY 10001	22,236,119	(2)	8.4%	(2)
(1)On March 26, 2026, The Vanguard Group, Inc. filed a Schedule 13G/A reporting that on January 12, 2026, it underwent an internal realignment such that The Vanguard Group, Inc. and its subsidiaries or business divisions of subsidiaries will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. Consequently, in such filing The Vanguard Group reported that it held 0 shares with sole voting power, 0 shares with shared voting power, 0 shares with sole dispositive power and 0 shares with shared dispositive power. Prior to such filing, The Vanguard Group reported that, as of December 31, 2023, it held 0 shares with sole voting power; 327,195 shares with shared voting power; 31,030,890 shares with sole dispositive power; and 1,153,426 shares with shared dispositive power.
(2)Reflects shares beneficially owned as of December 31, 2024, as set forth in a Schedule 13G/A filed on February 3, 2025. Of these shares, BlackRock reported it held 19,742,720 shares with sole voting power; 0 shares with shared voting power; 22,236,119 shares with sole dispositive power; and 0 shares with shared dispositive power.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires Allstate’s executive officers, directors and persons who beneficially own more than 10% of Allstate’s common stock to file reports of securities ownership and changes in such ownership with the SEC.
Based upon a review of copies of such reports, or written representations that all such reports were timely filed, Allstate believes that each of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2025 with the exception of: (1) one report for Eric K. Ferren reporting the conversion of restricted stock units filed late on June 10, 2025; (2) one report for Suren Gupta reporting two common stock gift transactions from 2022 and 2024 filed late on July 16, 2025; (3) one report for Andrea Redmond reporting a charitable gift of common stock from 2020 filed late on July 16, 2025; and (4) one report for Richard J. Hume reporting the conversion of restricted stock units filed late on September 25, 2025.
Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by Allstate with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (Securities Act), or the Securities Exchange Act of 1934, as amended (Exchange Act), the information contained in the section of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation and Human Capital Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Allstate’s Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filings.
In addition, website addresses and hyperlinks are included for reference only. The reports mentioned herein, or any other information contained on or available through websites referred to and/or linked to in this proxy statement (other than the Allstate’s website to the extent specifically referred to herein as required by the SEC or NYSE rules) are not part of this proxy solicitation and are not incorporated by reference into this proxy statement or any other proxy materials. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we do not undertake a duty to update them, which speak only as of the date on which they are made, except as required by applicable law.

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Cautionary Note Regarding Forward-Looking Statements
This proxy statement and any documents incorporated by reference into this proxy statement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. Readers should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “probably,” “potential,” “looking forward,” “continue,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” and “would” are used to identify these forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. Certain factors that could prevent us from achieving our stated goals include the risk factors listed in our Form 10-K for our fiscal year ended December 31, 2025, and our other reports filed with the SEC, to which shareholders and other interested parties are directed and referred.

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Other Information
Proxy and Voting Information
Who is asking for my vote and why?
•The Allstate Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders on May 22, 2026 and any adjournments or postponements of the meeting.
•The Annual Meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person.
•To ensure there will be a quorum, the Allstate Board asks you to vote before the meeting, which allows your Allstate stock to be represented at the Annual Meeting.
Who can vote at the Annual Meeting?
The Allstate Board has set the close of business on March 23, 2026 as the record date for the meeting. This means that you are entitled to vote if you were a shareholder of record at the close of business on March 23, 2026. On that date, there were 258,227,312 shares of Allstate common stock outstanding and entitled to vote at the Annual Meeting.
How do I vote?
Instructions on how to vote your shares are included on the Notice of 2026 Annual Meeting of Shareholders on page 7.
•If you hold shares in your own name as a registered shareholder, you may vote by participating in the Annual Meeting or you may instruct the proxies how to vote your shares by following the instructions on the proxy card/voting instruction form.
•You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.
•If you hold shares in street name (that is, through a broker, bank, or other record holder), you should follow the instructions provided by your broker, bank, or other record holder to vote your shares.
•If you hold shares through the Allstate 401(k) Savings Plan, please see the instructions on page 103.
Can I change my vote?
Before your shares have been voted at the Annual Meeting by the proxies, you may change or revoke your voting instructions by providing instructions, again, by telephone, by Internet, in writing, or, if you are a registered shareholder, by voting at the Annual Meeting.
Are the votes kept confidential?
•All proxies and tabulations that identify the vote of a particular shareholder are confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of American Election Services, LLC will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers and employees.
•If you write a comment on your proxy card or voting instruction form, it may be provided to our Secretary along with your name and address. Your comments will be provided without reference to how you voted, unless the vote is mentioned in your comment or unless disclosure of the vote is necessary to understand your comment. At our request, the distribution agent or the solicitation agent will provide us with periodic status reports on the aggregate vote. These status reports may include a list of shareholders who have not voted and breakdowns of vote totals by different types of shareholders, as long as we are not able to determine how a particular shareholder voted.

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What happens if I submit a signed proxy card but do not indicate how I want to vote?
•You may instruct the proxies to vote “FOR” or “AGAINST” on each proposal, or you may instruct the proxies to “ABSTAIN” from voting.
•If you submit a signed proxy card/voting instruction form to allow your shares to be represented at the Annual Meeting but do not indicate how your shares should be voted on one or more proposals, then the proxies will vote your shares as the Board of Directors recommends on those proposals.
•Other than the proposals listed on pages 11-14, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.
What vote is needed to approve each item?
Shares of common stock represented by a properly completed proxy card/voting instruction form will be counted as present at the meeting for purposes of determining a quorum, even if the shareholder is abstaining from voting.
•Proposal 1. To be elected under Allstate’s majority vote standard, each director must receive an affirmative vote of the majority of the votes cast. In other words, the number of shares voted “FOR” a director must exceed 50% of the votes cast for that director. Abstentions will not be counted as votes cast and will have no impact on the vote’s outcome.
•Proposals 2 – 4. A majority of the shares present in person or represented by proxy at the meeting and entitled to vote must be voted “FOR” the proposal. Abstentions will have the effect of a vote against the proposal.
How do I vote if I hold shares through the 401(k) savings plan?
If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you received your Annual Meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered shareholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee will follow your voting instructions for all Allstate common shares allocated to your plan account unless that would be inconsistent with the trustee’s duties.
If your voting instructions are not received on a timely basis, the shares allocated to your plan account will be considered “unvoted.” If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a given matter, the shares represented by your proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares held by the plan as follows:
•If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable shares in the plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee’s duties.
•If the trustee receives instructions for less than 50% of the votable shares, the trustee will vote all unvoted shares at its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.
Plan votes receive the same high level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by voting at the meeting. You must instruct The Northern Trust Company, as trustee for the plan, how to vote your shares.
Who can participate in the Annual Meeting?
•If you plan to participate in the Annual Meeting, you must be a holder of Allstate shares as of the record date of March 23, 2026, or hold a legal proxy for the meeting provided by your bank, broker or nominee.
•To be admitted to the Annual Meeting webcast at www.virtualshareholdermeeting.com/ALL2026, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. You may log into the meeting platform beginning at 10:30 a.m. Central Time on May 22, 2026. The meeting will begin promptly at 11:00 a.m. Central Time on May 22, 2026.
•The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

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How can I ask a question at the meeting?
•You may submit a question in advance of the meeting beginning at 8:30 a.m. Central Time on May 18, 2026 and until 11:59 p.m. Central Time on May 21, 2026, at www.proxyvote.com after logging in with your 16-digit control number. Once past the login screen, click on “Question for Management,” type your question and click “Submit”.
•Questions may also be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/ALL2026, by typing your question into the “Ask a Question” field and clicking “Submit.”
•We will try to answer as many questions as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
•Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online at www.allstateinvestors.com.
Who do I contact about technical difficulties accessing the meeting?
Please call the technical support number posted on the meeting website.
Will a replay of the meeting be available?
Following completion of the meeting, a webcast replay will be available at www.allstateinvestors.com for one year.
Where can I find the results of the Annual Meeting?
Preliminary results will be announced at the meeting and final results will be reported in a current report on Form 8-K, which is required to be filed with the SEC within four business days after the meeting.
Are broker non-votes counted at the meeting?
•Brokers and banks have discretionary authority to vote shares in the absence of instructions on matters the NYSE considers “routine”, such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in the absence of instructions on “non-routine” matters, such as the election of directors and say-on-pay.
•If a beneficial owner does not provide voting instructions on a non-routine matter, the broker or bank is not permitted to vote those shares, which results in a “broker-non vote.”
•Broker non-votes are counted as present for purposes of determining a quorum at the Annual Meeting, but are not considered votes cast and will not be counted as shares entitled to vote on any non-routine matters. As a result, at the 2026 Annual Meeting, broker non-votes will not have any effect on the outcome of the election of directors, say-on-pay or the shareholder proposal.
What is “householding” and how does it affect me?
•Allstate has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the Internet.
•If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
•If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.

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Why did I receive a Notice of Internet Availability of Proxy Materials instead of the proxy materials?
We distribute our proxy materials to most shareholders over the Internet using “Notice and Access” delivery, as permitted by the rules of the SEC. We elected to use this method for most shareholders as it reduces our print and mail costs and the environmental impact of our Annual Meeting of Shareholders.
Who will pay the cost of this proxy solicitation?
•Allstate pays the cost of this proxy solicitation.
•Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies.
•Allstate also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on their behalf. Allstate will reimburse these intermediaries for reasonable out-of-pocket expenses. Alliance Advisors, 150 Clove Road, Suite 400, Little Falls, NJ 07424 has been retained to assist in the solicitation of proxies for a fee of $39,800, plus expenses.
How do I submit shareholder proposals or director nominations for the 2027 Annual Meeting or recommend a director candidate?
•Proposals that shareholders would like to include in Allstate’s proxy materials for presentation at the 2027 Annual Meeting must be received by the Office of the Secretary by December 10, 2026, and must otherwise comply with SEC rules in order to be eligible for inclusion in the proxy materials for the 2027 Annual Meeting.
•Matters sought to be brought before the meeting that do not meet the SEC requirements for inclusion in the proxy statement must follow procedures in Allstate’s bylaws in order to personally present the proposal at the meeting. Timely notice in writing must be received by the Office of the Secretary no earlier than the close of business on January 22, 2027 and no later than the close of business on February 21, 2027. Among other things, the notice must describe the business proposed to be brought, the reasons for conducting the business and any material interest of the shareholder in the business.
•A shareholder may directly nominate someone for election. Under our bylaws, a shareholder may nominate a candidate at the 2027 Annual Meeting by providing advance notice by Allstate’s Office of the Secretary no earlier than the close of business on January 22, 2027, and no later than the close of business on February 21, 2027. For proxy access nominees to be considered at the 2027 Annual Meeting, the nomination notice must be submitted in accordance with Section 20 of the company’s bylaws and received by the Office of the Secretary no earlier than the close of business on November 10, 2026, and no later than the close of business on December 10, 2026. Shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with Rule 14a-19(b) of the Securities Exchange Act of 1934.
•A shareholder may recommend a director candidate at any time of the of the year by writing to the Office of the Secretary, The Allstate Corporation, 3100 Sanders Road, Northbrook, IL 60062, or by email submission to invrel@allstate.com.
How can I inspect a list of shareholders entitled to vote at the meeting?
Shareholders wishing to inspect the list of registered shareholders as of the record date for the 2026 Annual Meeting of Shareholders should send an e-mail to invrel@allstate.com. Please include (1) your name and (2) if you hold your shares through a broker, bank or other intermediary, an image of your stock ownership statement.
By Order of the Board,
Julie Cho
Secretary

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Appendix A – Definitions of Non-GAAP Measures
Measures that are not based on accounting principles generally accepted in the U.S. (“non-GAAP”) are defined and reconciled to the most directly comparable GAAP measure. We believe that investors’ understanding of Allstate’s performance is enhanced by our disclosure of the following non-GAAP measures. Our methods for calculating these measures may differ from those used by other companies and therefore comparability may be limited.
Adjusted net income (loss) is net income (loss) applicable to common shareholders, excluding:
•Net gains and losses on investments and derivatives
•Pension and other postretirement remeasurement gains and losses
•Amortization or impairment of purchased intangibles
•Gain or loss on disposition
•Adjustments for other significant non-recurring, infrequent or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, or (b) there has been no similar charge or gain within the prior two years
•Related income tax expense or benefit of these items
Net income (loss) applicable to common shareholders is the GAAP measure that is most directly comparable to adjusted net income.
We use adjusted net income as an important measure to evaluate our results of operations. We believe that the measure provides investors with a valuable measure of the company’s ongoing performance because it reveals trends in our insurance and financial services business that may be obscured by the net effect of net gains and losses on investments and derivatives, pension and other postretirement remeasurement gains and losses, amortization or impairment of purchased intangibles, gain or loss on disposition and adjustments for other significant non-recurring, infrequent or unusual items and the related tax expense or benefit of these items. Net gains and losses on investments and derivatives, and pension and other postretirement remeasurement gains and losses may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions, the timing of which is unrelated to the insurance underwriting process.
Gain or loss on disposition is excluded because it is non-recurring in nature and the amortization or impairment of purchased intangibles is excluded because it relates to the acquisition purchase price and is not indicative of our underlying business results or trends.
Non-recurring items are excluded because, by their nature, they are not indicative of our business or economic trends.
Accordingly, adjusted net income excludes the effect of items that tend to be highly variable from period to period and highlights the results from ongoing operations and the underlying profitability of our business. A byproduct of excluding these items to determine adjusted net income is the transparency and understanding of their significance to net income variability and profitability while recognizing these or similar items may recur in subsequent periods.
Adjusted net income is used by management along with the other components of net income (loss) applicable to common shareholders to assess our performance. We use adjusted measures of adjusted net income in incentive compensation. Therefore, we believe it is useful for investors to evaluate net income (loss) applicable to common shareholders, adjusted net income and their components separately and in the aggregate when reviewing and evaluating our performance.
We note that investors, financial analysts, financial and business media organizations and rating agencies utilize adjusted net income results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses adjusted net income as the denominator. Adjusted net income should not be considered a substitute for net income (loss) applicable to common shareholders and does not reflect the overall profitability of our business.

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The following table reconciles net income (loss) applicable to common shareholders and adjusted net income for the years ended December 31.

				Per diluted common share
($ in millions, except per share data)	2025	2024	2023	2025	2024	2023

Net income (loss) applicable to common shareholders(1)	$10,165	$4,550	$(316)	$38.06	$16.99	$(1.20)
Net (gains) losses on investments and derivatives	168	225	300	0.63	0.84	1.13
Pension and other postretirement remeasurement (gains) losses	(35)	(37)	9	(0.13)	(0.14)	0.04
Amortization of purchased intangibles	231	280	329	0.86	1.05	1.24
Gain on disposition	(1,616)	(16)	(4)	(6.05)	(0.06)	(0.01)
Non-recurring costs(2)	—	—	90	—	—	0.34
Income tax expense (benefit)	391	(96)	(157)	1.46	(0.36)	(0.59)
Adjusted net income*(1)	$9,304	$4,906	$251	$34.83	$18.32	$0.95
Weighted average common shares – Diluted(1)				267.1	267.8	262.5
Weighted average dilutive potential common shares excluded due to net loss applicable to common shareholders(1)				—	—	2.2
(1)In periods where a net loss or adjusted net loss is reported, weighted average shares for basic earnings per share is used for calculating diluted earnings per share because all dilutive potential common shares are anti-dilutive and are therefore excluded from the calculation.
(2)Relates to settlement costs for non-recurring litigation that is outside of the ordinary course of business.
Combined ratio excluding the effect of catastrophes, prior year reserve reestimates and amortization or impairment of purchased intangibles (“underlying combined ratio”) is a non-GAAP ratio, which is computed as the difference between four GAAP operating ratios: the combined ratio, the effect of catastrophes on the combined ratio, the effect of prior year non-catastrophe reserve reestimates on the combined ratio, and the effect of amortization or impairment of purchased intangibles on the combined ratio. We believe that this ratio is useful to investors and it is used by management to reveal the trends in our Property-Liability business that may be obscured by catastrophe losses, prior year reserve reestimates and amortization or impairment of purchased intangibles. Catastrophe losses cause our loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior year reserve reestimates are caused by unexpected loss development on historical reserves, which could increase or decrease current year net income. Amortization or impairment of purchased intangibles relates to the acquisition purchase price and is not indicative of our underlying insurance business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The most directly comparable GAAP measure is the combined ratio. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
The following table reconciles the Property-Liability combined ratio to the Property-Liability underlying combined ratio for the years ended December 31.

	2025	2024	2023

Combined ratio	85.2	94.3	104.5
Effect of catastrophe losses	(8.6)	(9.2)	(11.6)
Effect of prior year non-catastrophe reserve reestimates	3.1	(0.2)	(1.2)
Effect of amortization of purchased intangibles	(0.3)	(0.3)	(0.5)
Underlying combined ratio*	79.4	84.6	91.2
Effect of prior year catastrophe reserve reestimates	—	(0.7)	—
Underlying expense ratio is a non-GAAP ratio, which is computed as the difference between the expense ratio and the effect of amortization or impairment of purchased intangibles on the expense ratio. We believe that the measure provides investors with a valuable measure of ongoing performance because it reveals trends that may be obscured by the amortization or impairment of purchased intangible assets. Amortization or impairment of purchased intangible assets is excluded because it relates to the acquisition purchase price and is not indicative of our business results or trends. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The most directly comparable GAAP measure is the expense ratio. The underlying expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.

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Adjusted underwriting expense ratio is a non-GAAP ratio, which is computed as the difference between the expense ratio and the effect of advertising expense, restructuring and related charges and amortization or impairment of purchased intangibles on the expense ratio. We believe that the measure provides investors with a valuable measure of ongoing performance because it reveals trends that may be obscured by the advertising expense, restructuring and related charges and amortization or impairment of purchased intangibles. Advertising expense is excluded as it may vary significantly from period to period based on business decisions and competitive position. Restructuring and related charges are excluded because these items are not indicative of our business results or trends. Amortization or impairment of purchased intangible assets is excluded because it relates to the acquisition purchase price. These are not indicative of our business results or trends. A reduction in expenses enables investment flexibility that can drive growth. We believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. The most directly comparable GAAP measure is the expense ratio. The adjusted underwriting expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.
Adjusted expense ratio is a non-GAAP ratio, which is computed as the combination of the adjusted underwriting expense ratio and claims expense ratio excluding catastrophe expense. The most directly comparable GAAP measure is the expense ratio. The adjusted expense ratio should not be considered a substitute for the expense ratio and does not reflect the overall expense ratio of our business.
Claims expense ratio excluding catastrophe expense is incurred loss adjustment expenses, net of reinsurance, excluding expenses related to catastrophes. These expenses are embedded within the loss ratio.
The following table reconciles the Property-Liability expense ratio to the Property-Liability adjusted expense ratio for the years ended December 31.

	2025	2024	2023

Expense ratio	21.4	21.7	21.0
Effect of amortization of purchased intangibles	(0.3)	(0.3)	(0.5)
Underlying expense ratio*	21.1	21.4	20.5
Effect of advertising expense	(3.6)	(3.5)	(1.3)
Effect of restructuring and related charges	(0.1)	(0.2)	(0.3)
Adjusted underwriting expense ratio*	17.4	17.7	18.9
Claims expense ratio excluding catastrophe expense	5.2	5.4	5.8
Adjusted expense ratio*	22.6	23.1	24.7
Adjusted net income (loss) return on Allstate common shareholders’ equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month adjusted net income by the average of Allstate common shareholders’ equity at the beginning and at the end of the 12-months, after excluding the effect of unrealized net capital gains and losses. Return on Allstate common shareholders’ equity is the most directly comparable GAAP measure. We use adjusted net income as the numerator for the same reasons we use adjusted net income, as discussed previously. We use average Allstate common shareholders’ equity excluding the effect of unrealized net capital gains and losses for the denominator as a representation of common shareholders’ equity primarily applicable to Allstate’s earned and realized business operations because it eliminates the effect of items that are unrealized and vary significantly between periods due to external economic developments such as capital market conditions like changes in interest rates, the amount and timing of which are unrelated to the insurance underwriting process. We use it to supplement our evaluation of net income (loss) applicable to common shareholders and return on Allstate common shareholders’ equity because it excludes the effect of items that tend to be highly variable from period to period. We believe that this measure is useful to investors and that it provides a valuable tool for investors when considered along with return on Allstate common shareholders’ equity because it eliminates the after-tax effects of realized and unrealized net capital gains and losses that can fluctuate significantly from period to period and that are driven by economic developments, the magnitude and timing of which are generally not influenced by management. In addition, it eliminates non-recurring items that are not indicative of our ongoing business or economic trends. A byproduct of excluding the items noted above to determine adjusted net income return on Allstate common shareholders’ equity from return on Allstate common shareholders’ equity is the transparency and understanding of their significance to return on common shareholders’ equity variability and profitability while recognizing these or similar items may recur in subsequent periods. We use adjusted measures of adjusted net income return on Allstate common shareholders’ equity in incentive compensation. Therefore, we believe it is useful for investors to have adjusted net income return on Allstate common shareholders’ equity and return on Allstate common shareholders’ equity when evaluating our performance. We note that investors, financial analysts, financial and business media organizations and rating agencies

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utilize adjusted net income return on common shareholders’ equity results in their evaluation of our and our industry’s financial performance and in their investment decisions, recommendations and communications as it represents a reliable, representative and consistent measurement of the industry and the company and management’s utilization of capital. Adjusted net income return on Allstate common shareholders’ equity should not be considered a substitute for return on Allstate common shareholders’ equity and does not reflect the overall profitability of our business.
The following tables reconcile return on Allstate common shareholders’ equity and adjusted net income return on Allstate common shareholders’ equity for the years ended December 31.

($ in millions)	2025	2024	2023

Return on Allstate common shareholders’ equity
Numerator:
Net income (loss) applicable to common shareholders	$10,165	$4,550	$(316)
Denominator:
Beginning Allstate common shareholders’ equity	$19,441	$15,769	$15,518
Ending Allstate common shareholders’ equity (1)	28,609	19,441	15,769
Average Allstate common shareholders’ equity	$24,025	$17,605	$15,644
Return on Allstate common shareholders’ equity	42.3%	25.8%	(2.0%)

	2025	2024	2023

Adjusted net income return on Allstate common shareholders’ equity
Numerator:
Adjusted net income*	$9,304	$4,906	$251
Denominator:
Beginning Allstate common shareholders’ equity	$19,441	$15,769	$15,518
Less: Unrealized net capital gains and losses	(771)	(604)	(2,255)
Adjusted beginning Allstate common shareholders’ equity	20,212	16,373	17,773
Ending Allstate common shareholders’ equity (1)	28,609	19,441	15,769
Less: Unrealized net capital gains and losses	297	(771)	(604)
Adjusted ending Allstate common shareholders’ equity	28,312	20,212	16,373
Average adjusted Allstate common shareholders’ equity	$24,262	$18,293	$17,073
Adjusted net income return on Allstate common shareholders’ equity*	38.3%	26.8%	1.5%
(1)Excludes equity related to preferred stock of $2,001 million as of December 31, 2025, 2024 and 2023.

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Appendix B – Categorical Standards of Independence
In accordance with the Director Independence Standards, the Board has determined that the nature of the following relationships with the corporation do not create a conflict of interest that would impair a director’s independence.
1.An Allstate director’s relationship arising from (i) only such director’s position as a director of another corporation or organization; (ii) only such director’s direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director’s position only as a limited partner in a partnership in which he or she has an interest of 5% or less.
2.An Allstate director’s relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, shareholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business.
3.An Allstate director’s relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority.
4.An Allstate director’s relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.
5.An Allstate director’s position as an executive officer of a tax-exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax-exempt organization were equal to or less than the greater of $1 million or 2% of such organization’s consolidated gross revenues for such year.
6.An Allstate director’s relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity’s investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.
Appendix C – Executive Officers
The following table lists the names and titles of our executive officers as of April 10, 2026. AIC refers to Allstate Insurance Company.

Name	Principal Positions and Offices Held

Thomas J. Wilson	Chair of the Board, President and Chief Executive Officer of The Allstate Corporation and AIC.
Elizabeth A. Brady	Executive Vice President, Chief Marketing, Customer and Communications Officer of AIC.
Andréa M. Carter	Executive Vice President and Chief Human Resources Officer of AIC.
Christine M. DeBiase	Executive Vice President, Chief Legal Officer and General Counsel of The Allstate Corporation and AIC.
John E. Dugenske	Chief Financial Officer of The Allstate Corporation and President, Investments and Corporate Strategy of AIC.
Eric K. Ferren	Senior Vice President, Controller and Chief Accounting Officer of The Allstate Corporation and AIC.
Zulfikar Jeevanjee	Executive Vice President and Chief Information Officer of AIC.
Jesse E. Merten	Executive Vice President, President, Property-Liability of AIC.
Mark Q. Prindiville	Executive Vice President and Chief Risk Officer of AIC.
Mario Rizzo	Executive Vice President, Chief Operating Officer of AIC.

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Helpful Links and Resources
About Allstate
Company Website
www.allstate.com
The Allstate Foundation
www.allstatecorporation.com/the-allstate-foundation.aspx

Governance
The following documents appear at www.allstateinvestors.com/governance
•Corporate Governance Guidelines
•Bylaws of The Allstate Corporation
•Audit Committee Charter
•Compensation and Human Capital Committee Charter
•Executive Committee Charter
•Nominating, Governance and Social Responsibility Committee Charter
•Risk and Return Committee Charter
•Code of Conduct

Sustainability The following documents appear at www.allstatesustainability.com •Sustainability Report •TCFD Report •CDP Climate Change Response •GRI Index •SASB Index •EEO-1 Report

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Investor Information
Corporate Headquarters
The Allstate Corporation
3100 Sanders Road
Northbrook, IL 60062
(847) 402-5000
www.allstate.com
Annual Meeting
Shareholders of record are invited to attend the Annual Meeting of The Allstate Corporation on May 22, 2026, 11:00 a.m. Central Time. The company will be hosting the meeting live via the Internet. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/ALL2026.
Holders of common stock of record at the close of business on March 23, 2026 are entitled to vote during the meeting. A notice of meeting, proxy statement and proxy card and/or voting instructions were provided to shareholders with this annual report.
Shareholder Services/Transfer Agent
For information or assistance regarding individual stock records, dividend reinvestment, dividend checks, 1099DIV and 1099B tax forms, direct deposit of dividend payments, or stock certificates, contact EQ Shareowner Services, in any of the following ways:
By telephone:
(800) 355-5191 within the U.S. or
(651) 450-4064 outside the U.S.
By mail:
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854
By certified/overnight mail:
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
On the Internet:
account information:
shareowneronline.com
Allstate 401(k) Savings Plan
For information about the Allstate 401(k) Savings Plan, call the Allstate Benefits Center at (888) 255-7772

Investor Relations
The Allstate Corporation
3100 Sanders Road,
Northbrook, IL 60062
(800) 416-8803
invrel@allstate.com
Media Inquiries
Allstate Media Relations
3100 Sanders Road
Northbrook, IL 60062
(847) 402-5600
Form 10-K, Other Reports
Shareholders may receive without charge a copy of The Allstate Corporation Form 10-K annual report (filed with the U.S. Securities and Exchange Commission) and other public financial information for the year ended December 31, 2025, by contacting invrel@allstate.com.
The Allstate Corporation’s Annual Report is available online at: www.allstateinvestors.com/financials/sec-filings
Stock Exchange Listing
The Allstate Corporation common stock is listed on the New York Stock Exchange under the trading symbol “ALL.” Common stock is also listed on the NYSE Texas. As of March 23, 2026, there were 50,723 holders of record of The Allstate Corporation’s common stock.
Independent Registered Public Accounting Firm
Deloitte & Touche LLP 111 South Wacker Drive Chicago, IL 60606-4301
Online Information
You can access financial and other information about Allstate on our website, www.allstateinvestors.com, including executive speeches, investor conference calls and quarterly investor information. The information contained in any website or report referenced in this proxy statement is not incorporated by reference in, and does not form a part of, this proxy statement.

The Allstate Corporation Notice of 2026 Annual Meeting and Proxy Statement, and 2025 Annual Report The Allstate Corporation 3100 Sanders Road Northbrook, IL 60062-6127

THE ALLSTATE CORPORATION
C/O EQ SHAREOWNER SERVICES
P.O. BOX 64874
ST. PAUL, MN 55164-0874

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2026*. Have this Proxy Card/Voting Instruction Form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2026*. Have this Proxy Card/Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this Proxy Card/Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt no later than May 21, 2026*.

***Allstate 401(k) Savings Plan**
With respect to any shares represented by this Proxy Card/Voting Instruction Form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 p.m. Eastern Time on May 19, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92447-P49302 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ALLSTATE CORPORATION

The Board of Directors recommends you vote "FOR" all nominees for Director.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Donald E. Brown	☐	☐	☐
1b. Kermit R. Crawford	☐	☐	☐
1c. Richard T. Hume	☐	☐	☐
1d. Margaret M. Keane	☐	☐	☐
1e. Siddharth N. Mehta	☐	☐	☐
1f. Maria R. Morris	☐	☐	☐
1g. Jacques P. Perold	☐	☐	☐
1h. Andrea Redmond	☐	☐	☐
1i. Perry M. Traquina	☐	☐	☐
1j. Monica J. Turner	☐	☐	☐
1k. Thomas J. Wilson	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3 and "AGAINST" Proposal 4.	**For**	**Against**	**Abstain**
2. Advisory vote to approve the compensation of the named executives.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2026.	☐	☐	☐
	For	**Against**	**Abstain**
4. Shareholder proposal requesting a report on use of ESG and DEI metrics in executive compensation.	☐	☐	☐

This proxy will be governed by and construed in accordance with the laws of Delaware and applicable securities laws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the "Plan"), you may direct The Northern Trust Company, as Trustee of the Plan, to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted shares held by the Plan as follows: If the Trustee receives instructions on a timely basis for at least 50% of the votable shares in the Plan, then it will vote all unvoted shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

V92447-P49302

THE ALLSTATE CORPORATION
Annual Meeting of Shareholders
May 22, 2026 11:00 a.m. Central Time
This Proxy Card/Voting Instruction Form is solicited on behalf of the Board of Directors

You hereby authorize Julie Cho, Christine DeBiase, and Thomas J. Wilson to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2026, via live webcast at www.virtualshareholdermeeting.com/ALL2026 and any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. **If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.**

You acknowledge receipt of The Allstate Corporation's Notice of 2026 Annual Meeting and Proxy Statement, dated April 10, 2026, and its 2025 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form.

Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential.

Sign on reverse side